As filed with the U.S. Securities and Exchange Commission on July 21, 2025.

Registration No. 333-288788

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aether Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	35-2818803
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1441 Broadway, 30th Floor,

New York, NY 10018

(347) 363–0886

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nicolas Lin

Chief Executive Officer

1441 Broadway, 30th Floor,

New York, NY 10018

(347) 363–0886

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Richard I. Anslow, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Phone: (212) 653-8700 Fax: (212) 653-8701

Approximate date of commencement of proposed sale to public:

As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 21, 2025

$40,000,000

Up to 3,322,259 Units, each consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Up to 3,322,259 Pre-Funded Units, each consisting of

One Pre-funded Warrant to Purchase One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Up to 3,322,259 Shares of Common Stock Underlying the Warrants

 Up to 3,322,259 Shares of Common Stock Underlying the Pre-funded Warrants

This is a firm commitment underwritten public offering by Aether Holdings, Inc., a Delaware Corporation (which we refer to herein as “we,” “us,” “our,” “Aether,” or the “Company”), of up to 3,322,259 units (the “Units”), with each Unit consisting of one (1) share of our common stock, par value $0.001 per share, and one (1) warrant to purchase one share of common stock (“Warrant”) at an assumed public offering price per Unit of $12.04, which is the last reported sale price of our common stock on the Nasdaq Capital Market (“Nasdaq”) on July 15, 2025. The actual public offering price per Unit will be determined between us and the underwriters at the time of pricing and may be at a discount to this assumed offering price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We are also offering up to 3,322,259 pre-funded units (the “Pre-funded Units”), with each Pre-funded Unit consisting of (i) one pre-funded warrant (“Pre-funded Warrant”) to purchase one share of our common stock and (ii) one Warrant to purchase one share of common stock to those purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering. The purchase price of each Pre-funded Unit is equal to the price per Unit being sold to the public in this offering, minus $0.001.

The Warrants will have an exercise price of $12.04 per whole share (100% of the assumed public offering price of $12.04 per Unit, the last reported sale price of our common stock as reported on Nasdaq on July 15, 2025) and will be exercisable from the initial issuance date until they expire on the fifth anniversary of the original issuance date. Each Pre-funded Warrant will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. For each Pre-funded Unit we sell, the number of Units that we are offering will be decreased on a one-for-one basis.

The common stock and Pre-funded Warrants, and the accompanying Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. Pursuant to the registration statement related to this prospectus, we are also registering the shares of common stock issuable upon exercise of the Warrants and Pre-funded Warrants included in the Units and Pre-Funded Units offered hereby.

Our common stock is listed on Nasdaq under the symbol “ATHR.” On July 15, 2025, the closing price of our common stock on Nasdaq was $12.04. We have applied to list the Warrants on Nasdaq under the symbol “ATHRW”, which listing is a condition to this offering. No assurance can be given that our application will be approved. There is no established trading market for the Pre-funded Warrants and we do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

We are an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Summary — Implications of Being an Emerging Growth Company.”

Investing in our common stock is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Per Pre-funded Unit	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$	$
Underwriting discounts and commissions(1)	$	$	$	$
Proceeds to us, before expenses (2)	$	$	$	$

(1)	Please see “Underwriting” beginning on page 124 for additional information regarding underwriters’ compensation.

(2)	We have also agreed to issue to the representatives of the underwriters warrants to purchase a number of shares of common stock equal to five percent (5%) of the total number of Units and Pre-funded Units sold in this offering, including the over-allotment option, at an exercise price equal to one hundred twenty-five percent (125%) of the public offering price of the securities sold in this offering. For a description of the other terms of compensation to be received by the underwriters, see “Underwriting.”

We have granted a 30-day option to the representatives of the underwriters to purchase up to 498,338 additional shares of common stock and/or up to 498,338 Pre-funded warrants and/or  498,338 Warrants (based upon an assumed public offering price per Unit of $12.04, the last reported sale price of our common stock on Nasdaq on July 15, 2025) solely to cover over-allotments or any combination thereof, if any. If the representatives of the underwriters exercise the option in full, the total underwriting discounts and commissions will be approximately $[●] and the additional proceeds to us, before expenses, from the over-allotment option exercise will be approximately $5.6 million (based upon an assumed public offering price per Unit of $12.04, the last reported sale price of our common stock on Nasdaq on July 15, 2025).

The underwriters expect to deliver the shares to purchasers on or about , 2025.

The Benchmark Company	Axiom Capital Management, Inc.

The date of this prospectus is , 2025

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ABOUT THIS PROSPECTUS

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these Units and Pre-funded Units in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained in this prospectus are based on third-party industry publications. This information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

TRADEMARKS

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 11 and the financial statements and related notes included in this prospectus.

Effective as of 12:01 a.m. Eastern Time on January 15, 2025, we filed an amendment to our Certificate of Incorporation to effect a 1.2 for 1.0 reverse stock split of our issued and outstanding shares of common stock (the “Reverse Stock Split”). Unless the context indicates otherwise, all share and per share numbers shown in this prospectus gives effect to the Reverse Stock Split.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “our company” “Aether,” “the Company” and “our business” refer to Aether Holdings, Inc., a Delaware corporation, and its consolidated subsidiary.

Overview

We are an emerging financial technology platform company that offers proprietary research analytics, data and tools for both institutional and retail equity traders (who we refer to herein as “Users”) through our flagship platform, SentimenTrader.com. By integrating advanced technologies, including artificial intelligence (“AI”) tools, with the critical thinking and analytical abilities of our team of evidenced-based trading veterans, we aim to provide our Users with a powerful combination of technology and expertise, enabling them to make informed decisions to level-up their trading in the markets.

Our platform is powered by an advanced data collection system that operates utilizing API calls and web scraping, fetching raw data 24/7 from a wide array of authoritative sources, including industry leaders like Bloomberg, Chicago Board Options Exchange, Consensus, Commodity Futures Trading Commission, End of Day Historical Data and Intercontinental Exchange. This automated process allows us to remain abreast of the latest market trends, trading volumes, and essential financial indicators.

Our platform currently provides coverage of U.S. equity and option securities, evaluating the equities and options markets and conducting assessments through our analysts and technology daily. SentimenTrader utilizes technical indicators of market sentiment (meaning our proprietary gauge of the overall attitude of investors towards a particular market or security) as the cornerstone for our analyses and integrates technological advancements and the potential of deep learning techniques to allow Users to create trade ideas, strategies, models, and other market analysis. We intend to target a wider audience than our current User base by broadening the scope and variety of our products, expanding the types of securities our platform covers, and broadening our coverage to include more markets and exchanges.

Recent Developments

On April 9, 2025, the registration statement for our initial public offering (the “IPO”) became effective. The IPO was consummated on April 11, 2025, with the issuance of 1,800,000 shares of our common stock at a public offering price of $4.30 per share, generating gross proceeds of $7,740,000. In connection with the IPO, we granted the underwriters an over-allotment option to purchase up to 270,000 additional shares at the same public offering price (the “IPO Over-Allotment Option”). On April 16, 2025, the IPO Over-Allotment Option was fully exercised, resulting in additional gross proceeds of $1,161,000. With the full exercise of the over-allotment option, the total gross proceeds from the IPO amounted to $8,901,000, before deducting underwriting discounts, commissions, and offering expenses. We believe the IPO proceeds have significantly enhanced our financial position and liquidity.

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On April 30, 2025, we incorporated a new subsidiary, Alpha Edge Media, Inc. (“AEM”), to support our expanding newsletter business. The newsletters published by AEM will target both institutional and retail investors, focusing on topics such as macroeconomic trends, market insights, and market psychology, while broadening our overall coverage of securities, markets and exchanges. We believe the expansion of our newsletter business will complement the newsletters currently published through our SentimenTrader platform and enable us to continue to build brand authority, expand recurring engagement with our Users, generate new User engagement with SentimenTrader, and open up new revenue streams through potential advertisements, sponsorships, and premium content.

On May 22, 2025, we incorporated a new subsidiary, Aether Grid Inc. (“Aether Grid”), to house and support the growth of our suite of financial tools designed to empower our Users.

On June 6, 2025, we incorporated a new subsidiary, Aether Labs, Inc. (“Aether Labs”), to act as the arm of the Company that focuses on innovation and research and development of our fintech ecosystem, with a focus on proprietary analytics and AI-driven models.

Dispute with Director David Mandel

Our management is currently engaged in an evolving disagreement with Mr. David Mandel, a member of our board of directors. On July 18, 2025, our board of directors received an email notification from Mr. Mandel wherein he alleged that he was promised the position of Chief Executive Officer of the Company with associated compensation of an annual salary of $220,000 and seven percent (7%) of the outstanding common stock of the Company, subject to a vesting schedule over a three-year period. Our management firmly denies these allegations, rejects the premise that any agreement related to the subject matter of the allegations was ever entered into, and does not believe that any related legal claim, if brought, would hold merit or be valid. In addition, Mr. Mandel as a board member, voted against the Company engaging in the offering described in this registration statement, of which this prospectus is a part.

Our Bitcoin Treasury Strategy

We intend to use the substantial majority of our net proceeds from this offering to purchase bitcoin. We view bitcoin as a reliable store of value and a compelling investment. We believe it has unique characteristics as a scarce and finite asset that can serve as a reasonable inflation hedge and safe haven amid global instability. Bitcoin is often compared to gold, which has been viewed as a dependable store of value throughout history. Gold’s value has appreciated substantially over time. For example, 25 years ago, the price of gold was approximately $500 per ounce. In 2024, the price of gold traded higher than $2,750 per ounce. As of December 31, 2024, the total market capitalization of gold was approximately $18.0 trillion compared to approximately $1.9 trillion for bitcoin. Bitcoin is a highly volatile asset that has traded below $50,000 per bitcoin and above $120,000 per bitcoin on Coinbase in the 12 months preceding the date of this prospectus supplement. More recently, between June 15, 2025, and July 15, 2025, bitcoin has traded above $120,000 per bitcoin and below $105,000 per bitcoin on Coinbase. While highly volatile, bitcoin’s price has also appreciated significantly since bitcoin’s inception in January 2009 (at zero per bitcoin). We believe that a substantial portion of bitcoin’s appreciation is attributable to the view that bitcoin is or will become a reliable store of value. Like gold, bitcoin is also viewed as a scarce asset; the ultimate supply of bitcoin is limited to 21 million coins and approximately 94% of its supply already exists. We believe that bitcoin’s finite, digital and decentralized nature as well as its architectural resilience make it preferable to gold, which, as noted above, has a market capitalization approximately nine times higher than the market capitalization of bitcoin as of December 31, 2024. We believe that the growing global acceptance and “institutionalization” of bitcoin supports our view that bitcoin is a reliable store of value. We believe that bitcoin’s unique attributes discussed above not only differentiate it from fiat money, but also from other cryptocurrency assets, and for that reason, we currently have no plans to purchase cryptocurrency assets other than bitcoin; however, we will continue to evaluate our treasury strategy and the merits of other crypto currencies and digital assets which the SEC has determined are not securities. See the sections below entitled “Business – Bitcoin Trading Strategy” and “Risk Factors — Risks Related to our Bitcoin Treasury Strategy and Holdings.”

Our Product Offerings

Currently, our product offerings consist of the following:

●	Research Reports which cover the U.S. equities markets are produced by our in-house team of veteran industry analysts utilizing the tools available on our platform and are distributed to our Users on a daily and weekly basis.

●	DataEdge API allows our institutional Users to access raw data sets that include extensive sentiment, seasonality and quantitative trading research and analytics databases. DataEdge API empowers hedge funds, proprietary trading groups, investment advisory firms, and systematic traders to integrate SentimenTrader data into their chosen software platform and programming language.

●	Indicators & Charts is a collection of over 3,000 sentiment, breadth, and seasonality indicators and charts. This includes proprietary metrics such as the Smart Money/Dumb Money Confidence Indicator and Optix, which are exclusive to our platform, as well as other indicators like short-term and immediate-term risk levels, short-term extreme models, and indexes of other derivatives. These tools allow investors to review sentiment analyses and gain data-driven insights into most market conditions.

●	Backtest Engine allows our Users to evaluate custom trading strategies they create using historical data to simulate potential future performance without the burden of having to code their own engine or accumulate historical data.

●	Smart Stock Scanner is a tool that performs daily scans of exchange traded funds (“ETFs”) and stocks in the S&P 1500 along with thousands of other indicators that demonstrate higher than average win rates, and utilizing AI, analyzes and learns from historical data, providing market metrics comparing User-selected signals to observed market trends.

Our Mission and Technology

Our mission is to establish ourselves as a preeminent fintech information company dedicated to the development of smart platforms tailored to empower the investing community with actionable strategic insights.

Technology is key to the fulfillment of our mission by achieving efficiency for our business, improving the User experience and enabling innovation. We rely on both in-house and outsourced technology teams to build our technology platform and develop new products. Together with our outsourced team, we currently have nine dedicated professionals in the technology department.

Our platform is engineered with a tech stack that supports scalability and promotes data integrity, incorporating a multitude of data sources to comprehensively analyze, examine and interpret the complex data received from our data sources. Our platform integrates three cloud service models: Software-as-a-Service (SaaS), platform-as-a-service (PaaS), and infrastructure-as-a-service (IaaS). We currently use industry leading service providers for our customer relationship management, email delivery, subscription billing, data warehouse and data center.

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Our platform and analysts utilize data provided by Bloomberg, Chicago Board Options Exchange, Consensus, Commodity Futures Trading Commission, End of Day Historical Data and Intercontinental Exchange. This data facilitates our analysts’ generation of their research theses which are shared via e-mails with our Users on our subscription list or through the use of Mailchimp.

While our analysts aim to provide quantitative pieces to our Users, our platform’s programs also allow Users access to processed data within respective categories, such as programs analyzing smart money/dumb money confidence or assessing sentiment for a variety of products, including equities, commodities, bonds and foreign currencies, and ranking them in terms of pessimism or optimism to show the sentiment in the market.

Our platform is hosted with Amazon AWS and Heroku. We believe the infrastructure is highly scalable and will allow us to serve our Users’ needs. We also rely on data redundancy solutions, such as Cloudflare, to promote data integrity and apply security measures in our technology to mitigate potential vulnerabilities.

Sales, Marketing and User Acquisition

We operate on a subscriber model and actively diversify our User acquisition channels by promoting our financial services sector-focused offerings on social media platforms. We cast a wide net through social media marketing, targeted ads, and our email list, engaging viewers who are most active in these arenas. Our strategies have historically yielded positive results. We continue to explore additional avenues of marketing with the goal of expanding our distribution lines. This, coupled with our planned expansion of the suite of services we offer to encompass a wider audience, reflects our commitment to not only relying on proven marketing strategies like complimentary newsletters and collaborations with marketing firms but also innovating our approach to User acquisition and engagement.

Our Challenges

The fintech space is comprised of a highly competitive landscape and the development and use of complex new technologies, such as AI and machine learning, comes with significant challenges. These challenges include, but are not limited to, the following:

●	Many of our competitors are larger, more experienced, and better funded than we are;

●	Potential regulation at the state and federal level regarding the development and use of AI and AI-related technologies; and

●	Our ability to continue to competitively distinguish ourselves in a market that is populated with both legacy institutional media and cutting-edge financial software developers.

Our Strategy

While this market is highly competitive, we believe in our competitive advantages. We are focusing on the following strategies to further expand our horizons and fuel further growth:

●	Geographic and industry vertical expansion of our operations and services: We will focus on improving our technology, deepening relationships with key Users, broadening our services, and expanding our geographical presence, including integrating access to other derivative instruments and other alternative markets;

●	Attract more Users: We acquire new Users through an omni-channel marketing strategy that includes ads, email and subscriber lists, social media and affiliate networking. We market in these channels through free and paid content. Our recently incorporated subsidiary, AEM, plays a central role in driving engagement and user acquisition through proprietary, insight-driven content;

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●	Expansion into New Technology and Markets: Our focus has largely been on U.S. equities. One of our key strategies and current focus is to expand the coverage of our offerings to include, for example, other derivative instruments or international markets, to build out a comprehensive suite of investment research products and solutions for our Users;

●	Continue to invest in research and development: We’re committed to further developing our presence within the financial sector though our subsidiary, Aether Labs, which focuses on researching new technologies, deepening our domain expertise and developing specific solutions for target industry verticals, including collectibles, crypto currencies, warrants and other derivatives. This will enable us to better cater to tailored requirements of our Users. Our focus remains on crafting solutions that make the most of our industry insights and research capabilities. By merging our proprietary applications with our services, we are dedicated to delivering optimal solutions that precisely meet the needs of our Users; and

●	Capture new growth opportunities through strategic alliances and acquisitions: We were formed via strategic acquisitions, and this will remain a focus of ours. While we are not presently a party to any agreements with respect to any acquisitions or similar events, we will continue to:

1.	selectively pursue alliances and acquisitions in order to enhance our industry-specific technology, service delivery capabilities and User base;

2.	identify and assess opportunities to enhance our abilities to serve our Users; and

3.	focus on enhancing our technology capabilities, deepening our relationships with key financial industry participants, expanding our portfolio of service offerings and expanding our operations geographically. This includes identifying partnerships and acquisition targets that can accelerate growth across Alpha Edge Media, Aether Grid, and Aether Labs.

Corporate Structure and History

We were incorporated under the laws of the State of Delaware on August 15, 2023. On August 25, 2023, we acquired Sundial Capital Research, Inc. (“Sundial”) through a Share Exchange Agreement with Elixir Technology, Inc. (“Elixir”) and Greentown Investment Corporation Limited (“Greentown”), whereby we issued 4,655,000 shares of our common stock to Elixir and 1,995,000 shares of our common stock to Greentown in exchange for 1,000 and 300 shares of Sundial common stock, respectively, which constituted 100% of the shares of Sundial common stock then issued and outstanding. On the same day, our board of directors also approved and directed the issuance of 2,850,000 shares of common stock to Up and Up Ventures Limited, an entity controlled by our Chief Executive Officer, Chairman and Director Nicolas Kuan Liang Lin. As of the date of this prospectus, we have four subsidiaries: Sundial, AEM, Aether Grid, and Aether Labs.

Sundial was founded by Jason Goepfert and incorporated under the laws of the State of Minnesota on January 22, 2003. Sundial has been engaged in developing and operating the SentimenTrader platform since its inception.

On April 30, 2025, we incorporated a new subsidiary, Alpha Edge Media, Inc., to support our expanding newsletter business. The newsletters published by AEM will target both institutional and retail investors, focusing on topics such as macroeconomic trends, market insights, and market psychology, while broadening our overall coverage of securities, markets and exchanges.

On May 22, 2025, we incorporated a new subsidiary, Aether Grid Inc. (“Aether Grid”), to house and support the growth of our suite of financial tools designed to empower our Users.

On June 6, 2025, we incorporated a new subsidiary, Aether Labs, Inc. (“Aether Labs”), to act as the arm of the Company that focuses on innovation and research and development of our fintech ecosystem, with a focus on proprietary analytics and AI-driven models.

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Summary of Risk Factors

Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock. In particular, you should consider the following risks, which are discussed more fully in the section entitled “Risk Factors” in this prospectus:

Risks Related to Our Business, Strategy, and Industry

●	We have incurred losses and have only generated relatively small revenues to date. We anticipate that we will continue to incur losses for the foreseeable future while we seek to grow our revenue.

●	We have been operating in our current corporate form for less than two years, and our business model is unproven, which makes it difficult to evaluate our current business and prospects and may increase the risk of your investment.

●	We will need to raise capital to satisfy our capital needs and grow our company, particularly in light of the relatively small size of this offering. Future capital needs will require us to sell additional equity or debt securities that will dilute or subordinate the rights of our common stockholders, and our inability to raise capital when needed could cause our business to fail.

●	Our business depends on our ability to attract new Users and to persuade existing Users to renew their subscription agreements with us and to purchase additional products and services from us. If we are unable to attract new Users or continue to engage existing Users, our revenue and operating results may be adversely affected.

●	We use artificial intelligence in our services which may result in operational challenges, legal liability, reputational concerns and privacy and competitive risks.

●	Failure to maintain and protect our reputation for trustworthiness and independence may harm our business. In addition, in the event the reputation of any of our current or former directors, officers, key contributors, editors, or editorial staff were harmed for any reason, our business, results of operations, and financial condition could suffer.

●	If demand for our services does not develop as expected our projected revenues and profits will be affected.

●	The financial technology sector is subject to rapid change, and there are risks associated with new products and services.

●	If we fail to effectively manage our growth, our business, results of operations, and financial condition could be harmed.

●	Given that our revenues will be insufficient to fund our operating expenses for the foreseeable future, we will need to raise additional capital even following this offering to support our operations.

●	We face significant competition from larger, more established and better capitalized companies. If we are unable to manage competitive pressures, our business and results of operations would be harmed.

●	Our future success depends on attracting, developing, and retaining capable management, editors, and other key personnel.

●	Any restrictions on our use of, or ability to license data, or our failure to license data and integrate third-party technologies, could have a material adverse effect on our business, financial condition, and results of operations.

●	If we are unable to successfully integrate acquisitions, identify and integrate future acquisitions, or dispose of assets and businesses, our results of operations could be adversely affected.

●	Because we recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.

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Risks Related to Government Regulation

●	We are not currently registered as an investment adviser and if we should have registered as an investment adviser, our failure to do so could subject us to civil and/or criminal penalties.

●	Failure to comply with data privacy and security laws and regulations could adversely affect our operating results and business.

●	Our business depends on our customers’ continued and unimpeded access to the Internet and the development and maintenance of Internet infrastructure. Internet access providers may be able to block, degrade or charge for access to certain of our services, which could lead to additional expenses and the loss of customers.

Risks Related to our Bitcoin Treasury Strategy and Holdings

●	Our bitcoin treasury strategy exposes us to various risks associated with bitcoin.
●	Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our common stock.

●	Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

●	Our historical financial statements do not reflect our acquisition of bitcoin, the fact the our bitcoin holdings will be the substantial majority of our assets, or the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.

●	The concentration of our bitcoin holdings will enhance the risks inherent in our bitcoin treasury strategy.

●	Our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

●	Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our common stock.

●	We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

●	Our custodially-held bitcoin may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

Risks Related to Intellectual Property

●	If we fail to develop or protect our intellectual property adequately, our business could suffer.

General Risk Factors

●	Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

●	An overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, governmental instability, inclement weather, and natural disasters, may affect consumer purchases, which could reduce demand for our products and harm our business, financial conditions, and results of operations.

●	We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

●	Part of our strategy is to pursue strategic acquisitions to accelerate our growth. These potential acquisitions may not be successful. We may not be able to successfully integrate future acquisitions or generate sufficient revenues from future acquisitions, which could cause our business to suffer.

Risks Related to This Offering and Our Securities

●	Our directors, executive officers and principal stockholders will continue to have substantial control over our company after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

●	Our trading price and trading volume could decline if securities or industry analysts do not publish research about our business, or if they publish unfavorable research.

●	Our management will have broad discretion in how we use the net proceeds of this offering and might not use them effectively.

●	Future sales of our common stock may adversely affect the market price of our securities and our ability to raise funds in new offerings.

●	Future sales of shares of our common stock by our principal shareholder or by our officers and directors may negatively impact the market price for our common stock.

●	Future offerings of debt or equity securities may rank senior to our common stock.

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●	We may issue additional classes or series of preferred stock whose terms could adversely affect the voting power or value of our commons stock.

●	The market price for our common stock may be volatile and will fluctuate.

●	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

●	We may incur significant increased costs as a result of operating as a public company and our management will be required to devote substantial time to new compliance initiatives.

Corporate Information

We were organized as a corporation under the laws of the State of Delaware on August 15, 2023. Our principal executive office is located at 1441 Broadway, 30th Floor, New York, NY 10018, and our phone number is (347) 363-0886. We maintain a website at https://www.helloaether.com/. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus and investors should not rely on such information in deciding whether to purchase shares of our common stock.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (or the Sarbanes-Oxley Act);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.235 billion or more in annual gross revenues; (ii) the end of fiscal year 2029; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million on the last business day of our second fiscal quarter.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

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THE OFFERING

Units offered by us	Up to 3,322,259 Units with each Unit consisting of (i) one share of common stock and (ii) one Warrant to purchase one share of common stock at an assumed public offering price of $12.04 per Unit, the last reported sale price of our common stock as reported on Nasdaq on July 15, 2025.

Pre-funded Units being offered

We are also offering up to 3,322,259 Pre-funded Units with each Pre-funded Unit consisting of (i) one Pre-funded Warrant to purchase one share of common stock and (ii) one Warrant to purchase one share of common stock at an assumed public offering price equal to the price per Unit being sold to the public in this offering minus $0.001 to those purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering.

The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full at an exercise price of $0.001 per share.

This prospectus also relates to the offering of common stock issuable upon exercise of the Pre-funded Warrants sold in this offering.

For each Pre-funded Unit we sell, the number of Units that we are offering will be decreased on a one-for-one basis.

For additional information regarding the terms of the Pre-funded Warrants, see “Description of Capital Stock.”

Warrants being offered	Each Warrant will entitle the holder to purchase one share of common stock at an exercise price of $12.04 (100% of the assumed public offering price of $12.04 per Unit, the last reported sale price of our common stock as reported on Nasdaq on July 15, 2025) and expire five (5) years from the date of issuance. This prospectus also relates to the offering of common stock issuable upon exercise of the Warrants sold as part of the Units in this offering.

Common stock to be outstanding after this offering	15,423,532 shares of common stock (or 15,921,870 shares of common stock if the underwriters’ over-allotment option is exercised in full) assuming no sale of Pre-funded Units and no exercise of Warrants.

Over-allotment option	We have granted the underwriters a 30 day option from the date of this prospectus, exercisable one or more times in whole or in part, to purchase up to an additional 498,338 shares of common stock and/or up to an additional 498,338 Pre-funded Warrants and/or up to an additional 498,338 Warrants or any combination thereof (15% of the total number of shares of common stock, Pre-funded Warrants and Warrants to be offered by us in the offering) solely to cover over-allotments, if any.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $36,389,113 (or approximately $41,909,113 if the underwriters exercise their option to purchase additional Units and/or Pre-funded Units in full), based on the assumed public offering price of $12.04 per Unit, the last reported sale price of our common stock on Nasdaq on July 15, 2025, assuming no sale of any Pre-funded Units.

The substantial majority of net proceeds received by us from this offering will be used to purchase bitcoin, with the remainder put toward working capital and other general corporate purposes. See “Use of Proceeds.”

Concentration of ownership	Upon completion of this offering, our executive officers and directors will beneficially own, in the aggregate, approximately 16% of the outstanding shares of our common stock.

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Nasdaq listing	Our common stock is listed on Nasdaq under the symbol “ATHR”. We have applied to list the Warrants on Nasdaq under the symbol “ATHRW,” which listing is a condition to this offering. No assurance can be given that our application will be approved. There is no established trading market for the Pre-funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Risk Factors	Investing in our common stock is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 11 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our common stock.

Lock-Up	In connection with this offering, our directors and officers and affiliated holders of our common stock as of the effective date of this registration statement will enter into customary “lock-up” agreements in favor of the underwriters for a period of three (3) months from the date of this offering. We have agreed with the underwriters that, for a period of thirty (30) days from the closing of the offering (which will be extended to three (3) months in the event at least ten percent (10%) of the offering proceeds are allocated for the general corporate uses and working capital of the Company), we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any capital stock or any securities convertible into or exercisable or exchangeable for capital stock; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any capital stock or any securities convertible into or exercisable or exchangeable for capital stock. See “Shares Eligible for Future Sale” and “Underwriting.”

Representatives’ Warrants	Upon the closing of this offering, we will issue to The Benchmark Company LLC (“Benchmark”) and Axiom Capital Management, Inc. (“Axiom”), as the representatives of the underwriters, warrants entitling the underwriters or their designees to purchase up to five percent (5%) of the aggregate number of Units and Pre-funded Units that we issue to investors in this offering (“Representative Warrants”). The Representative Warrants are exercisable for a five-year period commencing six months following the commencement of sales of the common stock in this offering. The Representative Warrants will have an exercise price per share equal to 125% of the public offering price of our shares of Common Stock offered hereby. The Representative Warrants and the shares of common stock underlying the warrants are being registered on the registration statement of which this prospectus forms a part. See “Underwriting — Representatives’ Warrants.”

The number of shares of our common stock to be outstanding upon completion of this offering are based on 12,101,273 shares of our common stock outstanding as of the date of this prospectus, and excludes:

●	1,183,128 shares of our common stock reserved for future issuance under our 2024 Equity Incentive Plan;.

●	144,900 shares of our common stock issuable upon exercise of warrants held by Benchmark and Axiom with an exercise price of $4.30 per share of common stock (the “IPO Warrants”);

●	3,322,259 shares of our common stock issuable upon exercise of the Warrants offered hereby at an exercise price of $12.04 (100% of the assumed public offering price of $12.04 per Unit, the last reported sale price of our common stock as reported on Nasdaq on July 15, 2025) per share of common stock.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	No sale of the Pre-funded Units;

●	No exercise of the Warrants, IPO Warrants, or Representative Warrants described above; and

●	No exercise by the representatives of the underwriters of their over-allotment option.

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SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial and other data for the periods ended and at the dates indicated below. The following summary selected financial data as of and for the periods ended March 31, 2025 and 2024, have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The following summary selected financial data as of and for the years ended September 30, 2024 and 2023, which has been derived from our audited financial statements included in this prospectus. The financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future.

Statements of Operations Data:

	As of and for the six months ended March 31, 2025 (unaudited)	As of and for the six months ended March 31, 2024 (unaudited)
Statement of Income Data:
Total revenues	$696,549	$730,633
Total cost of revenues	217,174	222,884
Gross profit	479,375	507,749
Operating Expenses
Sales and marketing expenses	78,667	80,339
General and administrative expenses	1,107,790	703,624
Operating Expenses	$1,186,457	$783,963
Loss before income taxes	(707,082)	(276,214)
Income tax benefit (expense)	(5,298)	-
Net loss and comprehensive loss	(712,380)	(276,214)

Net loss attributable to common stockholders	$(712,380)	$(276,214)
Loss per share
Loss per share-basic and diluted	$(0.07)	$(0.03)
Balance Sheet Data:
Total current assets	$365,493	$951,638
Working capital (deficit)	(598,568)	358,075
Total assets	367,761	956,000
Total liabilities	964,061	593,563
Total stockholders’ equity (deficit)	(596,300)	362,437

	As of and for the year ended September 30, 2024	As of and for the year ended September 30, 2023
Statement of Income Data:
Total revenues	$1,440,096	$1,555,542
Total cost of revenues	445,466	409,705
Gross profit	994,630	1,145,837
Operating Expenses
Sales and marketing expenses	130,443	54,294
General and administrative expenses	1,653,623	1,287,290
Research and development expenses	150,000	100,000
Operating Expenses	$1,934,066	$1,441,584
Loss before income taxes	(939,436)	(295,747)
Income tax benefit (expense)	-	-
Net loss and comprehensive loss	(939,436)	(295,747)
Less: Net Loss attributable to Noncontrolling Interest	-	(18,370)
Net loss attributable to common stockholders	$(939,436)	$(277,377)
Loss per share
Loss per share-basic and diluted	$(0.08)	$(0.03)
Balance Sheet Data:
Total current assets	$716,126	$110,866
Working capital (deficit)	112,765	(678,474)
Total assets	719,441	116,275
Total liabilities	603,361	789,340
Total stockholders’ equity (deficit)	116,080	(673,065)

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RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risks described below, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in our shares of common stock. Please note that the risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the following events occur or any additional risks presently unknown to us actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Related to Our Business, Strategy and Industry

We have incurred losses and have only generated relatively small revenues to date. We anticipate that we will continue to incur losses for the foreseeable future while we seek to grow our revenue.

We have incurred losses to date and may continue to incur losses in the future. Our revenues decreased 4.7% period over period from $730,633 during the six months ended March 31, 2024, to $696,549 during the six months ended March 31, 2025. Our revenues decreased 7.4% year over year from $1,555,542 in the fiscal year ended September 30, 2023, to $1,440,096 in the fiscal year ended September 30, 2024. Our corporate initiatives to increase revenues, including the roll out of new products and features on our SentimenTrader platform, creation of new newsletters through AEM, acquisitions of subscribers or complementary businesses, and developing of enhanced technologies may not be successful in increasing revenues to the degree we anticipate, to a lesser degree, or at all.

We will need to generate and sustain increased revenue levels in future periods in order to become consistently profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. We may incur losses in the future for a number of reasons, including the risks described herein, unforeseen expenses, difficulties, complications and delays, and other unknown risks.

We have been operating in our current corporate form for less than two years, and our business model is unproven, which makes it difficult to evaluate our current business and prospects and may increase the risk of your investment.

We are an early-stage company that seeks to operate in the highly competitive financial technology market. We were founded on August 15, 2023, and have a limited operating history. We have limited financial resources and minimal operating cash flow. Additionally, there can be no assurance that additional funding will be available to us for the development of our business, which could require the commitment of substantial resources. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Potential investors should carefully consider the risks and uncertainties that a company with a limited operating history will face. In particular, potential investors should consider that we may be unable to:

●	successfully implement or execute our business plan;

●	adjust to changing conditions or keep pace with market demand;

●	attract and retain an experienced management team;

●	successfully integrate any businesses that we acquire; or

●	Raise sufficient funds in the capital markets to execute our business plan, including the development of new products and technologies and our pursuit of strategic acquisitions.

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We will need to raise capital to satisfy our capital needs and grow our company. Future capital needs will require us to sell additional equity or debt securities that will dilute or subordinate the rights of our common stockholders, and our inability to raise capital when needed could cause our business to fail.

To develop our business as currently planned, we will need to raise additional capital. We expect that we will need to make investments in our products and technologies before we can generate meaningful revenues. Moreover, our costs and expenses may be even greater than currently anticipated, and there may be investments or expenses that are presently unforeseen. In any case, we may be unable to raise sufficient capital to fund these costs and achieve significant revenue generation. Moreover, our future capital requirements are also difficult to predict with precision, and our actual capital requirements may differ substantially from those we currently anticipate.

As a result, we will need to seek equity or debt financing to finance a large portion of our future capital requirements. Such financing might not be available to us when needed or on terms that are acceptable, or at all. We will likely issue additional equity securities and may issue debt securities or otherwise incur debt in the future to fund our business plan. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders will experience dilution, and the new equity (including preferred equity) or debt securities or other indebtedness may have rights, preferences, and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses.

Our ability to obtain the necessary capital in the form of equity or debt to carry out our business plan is subject to several risks, including general economic and market conditions, as well as investor sentiment regarding our business. These factors may make the timing, amount, terms and conditions of any such financing unattractive or unavailable to us. The prevailing macroeconomic environment may increase our cost of financing or make it more difficult to raise additional capital on favorable terms, if at all. If we are unable to raise sufficient capital, we may have to significantly reduce our spending and/or delay or cancel our planned activities.

We may also seek to raise additional funds through collaborations and licensing arrangements. These arrangements, even if we are able to secure them, may require us to relinquish some rights to our technologies, or to grant licenses on terms that are not favorable to us.

As a result of the foregoing, we might not be able to obtain any financing, and we might not have sufficient capital to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations. If we cannot raise additional capital when we need or want to, our stock price, operations and prospects could be negatively affected, and our business could fail.

Our business depends on our ability to attract new Users and to persuade existing Users to renew their subscription agreements with us and to purchase additional products and services from us. If we are unable to attract new Users, or continue to engage existing Users, our revenue and operating results may be adversely affected.

To increase our revenue and maintain profitability, we must attract new Users and retain, and expand the subscriptions of, existing Users. We currently offer free and paid subscription packages to our SentimenTrader platform. Our ability to successfully attract and retain Users to our subscription products, and our ability to migrate free Users to our paid subscription products, depends in part on the quality of the content, including the performance of any investment ideas published. To the extent the returns on such investments fail to meet or exceed the expectations of our Users or the performance of relevant benchmarks, our ability to convert free Users to paid subscription products, attract new Users or retain existing Users to such services will be adversely affected.

23% of our Users have subscribed for more than one year. Our Users have no obligation to renew their subscriptions for products after the expiration of the subscription period, which is typically one year, and in the normal course of business, some Users have elected not to renew their subscriptions. In addition, our Users may renew for lower subscription amounts or for shorter contract lengths. We may not accurately predict renewal rates for our Users, and our renewal rates may decline or fluctuate as a result of a number of factors, including User usage, pricing changes, expiration of temporary product promotions, number of products or services used by our Users, customer satisfaction or dissatisfaction with our products or services, pricing or capabilities of the products and services offered by our competitors, increased competition, reduction in customer spending levels, changes in our renewal policies or practices for Users, and deteriorating general economic conditions. If our Users do not renew their subscriptions, buy additional content, or maintain or increase the amount they spend with us, our revenue will decline and our business will suffer.

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Our success also depends on our ability to sell additional products, more subscriptions, or higher-priced and premium editions of our products and services to our current Users, which requires increasingly sophisticated and costly sales efforts. We seek to expand existing subscriptions by deepening customer engagement through new touchpoints and expanding our portfolio of tools and products for purchase, which could require us to invest significant time and expense. The rate at which our existing Users purchase new or enhanced services depends on a number of factors, including the quality of our content, general economic conditions, the level of interest and investment in individual stocks and other self-directed investment vehicles versus index funds, exchange-traded funds and other passive investment vehicles, and our Users’ receptiveness to higher-priced and premium tools and products. If we do not succeed in selling additional products, more subscriptions, or migrating Users to higher-priced subscriptions, our ability to generate increased revenue and growth will be adversely affected.

We use artificial intelligence in our services which may result in operational challenges, legal liability, reputational concerns and privacy and competitive risks.

We currently use and intend to leverage our own and third parties’ artificial intelligence processes and algorithms and our own evolving and third parties’ cognitive, analytical, and artificial intelligence applications in several of our products, including Smart Stock Scanner. We expanded the use of AI in our products to include statistical analysis and analyzing and filtering stocks that meet the pre-set requirements tailored by our analysts. Our use of AI may result in operational challenges, legal liability, reputational concerns, and privacy and competitive risks, which could result in adverse effects on our financial condition, results of operations, or reputation. Generative AI products and services leverage existing and widely available technologies, such as Chat GPT-4 and its successors, or alternative large language models or other processes. The use of generative AI processes at scale is relatively new and may lead to challenges, concerns and risks that are significant or that we may not be able to predict, especially if our use of these technologies in the development or delivery of our services becomes more important to our operations over time.

Our AI technology relies in part on the use of third-party data, and if we lose the ability to use such data, or if such data contains gaps or inaccuracies, our business could be adversely affected.

Some of our products, such as Smart Stock Scanner, rely on our proprietary AI technology, which includes statistical models built using a variety of datasets. Our AI technology relies on a variety of data sources, including market data collected from exchanges and other sources, such as Bloomberg. If we are unable to access and use market data collected from these sources, or our access to such data is limited, the ability of our AI to properly analyze market data could be limited. Any of the foregoing could negatively impact the accuracy and effectiveness of our AI technology and the quality of our platform’s analysis and our analysts’ reports could be negatively impacted.

In addition, if third-party data used to improve our AI technology or train the AI model is inaccurate, or access to such third-party data is limited or becomes unavailable to us, the efficacy of our AI technology and our ability to continue to improve our AI technology would be adversely affected. Any of the foregoing could, for our Users, result in sub-optimally and inefficiently evaluated market data, incorrect evaluation of market sentiment, or create an inaccurate basis of information on which our analysts may rely, which in turn could adversely affect our ability to attract new Users and adversely affect our reputation, business, financial condition and results of operations.

Our use of third-party artificial intelligence-based technology may present new risks and challenges to our business.

In an effort to enhance the efficiency of our tools, we may explore the usage of third-party AI or machine learning (“AI/ML”) platforms, offerings and tools, including AI chatbots and generative AI products (AI/ML technology), in our internal operations. The development and use of AI/ML technology present various privacy and security risks that may impact our business. AI/ML technology is subject to privacy and data security laws, as well as increasing regulation and scrutiny. We have developed policies governing the use of AI/ML technology to help reasonably ensure that such AI/ML technology is used in a trustworthy manner by our employees, contractors, and authorized agents and that our assets, including intellectual property, competitive information, personal information we may collect or process, and customer information, are protected. Any failure by our personnel, contractors or other agents to adhere to our established policies could violate confidentiality obligations or applicable laws and regulations (including data privacy laws), jeopardize our intellectual property rights, cause or contribute to unlawful discrimination, result in the misuse of personally identifiable information, or introduce greater vulnerabilities to cybersecurity attacks or malware into our systems. Because the use of AI/ML technology is relatively new and rapidly evolving, and legal risks and responsibilities associated with the use of AI/ML technology are still evolving as well, we cannot be certain that our policies or adherence to them will offer us sufficient protection or that the use of such technologies will not harm our reputation, financial condition or operating results. We also could be subject to claims from providers of third-party AI/ML technologies that we are using their products, tools or outputs in a manner that is inconsistent with their terms of use, and such claims may result in costly legal proceedings.

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Several jurisdictions around the world, including Europe, the U.S. federal government and certain U.S. states, have proposed, enacted or are considering laws governing the development and use of AI/ML, such as the EU’s AI Act. We expect other jurisdictions will adopt similar laws. Additionally, certain privacy laws extend rights to consumers (such as the right to delete certain personal data) and regulate automated decision making, which may be incompatible with our use of AI/ML. These obligations may make it harder for us to conduct our business using AI/ML, lead to regulatory fines or penalties, require us to change our business practices, retrain our AI/ML, or prevent or limit our use of AI/ML. For example, the FTC has required other companies to turn over (or disgorge) valuable insights or trainings generated through the use of AI/ML where they allege the company has violated privacy and consumer protection laws. If we cannot use AI/ML or that use is restricted, our business may be less efficient, or we may be at a competitive disadvantage.

The use of third-party AI/ML technology by our business partners with access to our confidential information, including trade secrets, may continue to increase. This carries an increased risk that it could lead to the misuse or disclosure of such information, which could negatively impact us, including our ability to realize the benefits of our intellectual property. The use of AI/ML technology by our business partners may lead to novel and urgent cybersecurity risks, which could have a material adverse effect on our operations and reputation as well as the operations of any of our business partners. In addition, uncertainties regarding developing legal and regulatory requirements and standards may require significant resources to modify and maintain business practices to comply with U.S. and laws in other countries concerning the use of AI/ML technology, the nature of which cannot be determined at this time. Finally, the use of AI/ML technology also presents emerging ethical issues and if our use of third-party AI/ML technology becomes controversial, we may experience brand or reputational harm, competitive harm or legal liability.

Any of these risks could be difficult to eliminate or manage and, if not addressed, could have a material adverse effect on our business, results of operations, financial condition, and future prospects.

A key element of our growth strategy will be to pursue strategic acquisitions to accelerate our growth. These potential acquisitions may not be successful. We may not be able to successfully integrate future acquisitions or generate sufficient revenues from future acquisitions, which could cause our business to suffer.

Part of our strategy will be to use our status as a public company to acquire other complementary companies or license complimentary technologies to expand our business and accelerate our growth. If we buy a company or a division of a company, or license technology, there can be no assurance that we will be able to successfully integrate such business or technology without substantial costs, delays or other operational or financial problems, and there is a risk that we may never gain the benefits we anticipate from such acquisitions. There can be no assurance that the businesses or technologies we acquire in the future will achieve anticipated revenues and earnings. Additionally:

●	the key personnel of the acquired business may decide not to work for us;

●	changes in management at an acquired business may impair its relationships with employees and customers;

●	we may be unable to maintain uniform standards, controls, procedures and policies among acquired businesses;

●	we may be unable to successfully implement infrastructure, logistics and systems integration;

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●	we may be held liable for legal claims (including environmental claims) arising out of activities of the acquired businesses prior to our acquisitions, some of which we may not have discovered during our due diligence, and we may not have indemnification claims available to us or we may not be able to realize on any indemnification claims with respect to those legal claims;

●	we will assume risks associated with deficiencies in the internal controls of acquired businesses;

●	we may not be able to realize the cost savings or other financial benefits we anticipated; and

●	our ongoing business may be disrupted or receive insufficient management attention.

Further, future acquisitions may require us to obtain additional equity or debt financing, which may not be available on attractive terms. Moreover, to the extent an acquisition transaction financed by non-equity consideration results in additional goodwill, it will reduce our tangible net worth, which might have an adverse effect on our credit and bonding capacity.

If we are unable to successfully integrate acquisitions, identify and integrate future acquisitions, or dispose of assets and businesses, our results of operations could be adversely affected.

As a part of our strategic plan, we intend to pursue selective acquisitions to support our business strategy. These acquisitions can involve a number of risks and challenges, any of which could cause significant operating inefficiencies and adversely affect our growth and profitability. Such risks and challenges include:

●	underperformance relative to our expectations and the price paid for the acquisition;

●	unanticipated demands on our management and operational resources;

●	failure to improve scalability;

●	difficulty in integrating personnel, operations, and systems;

●	retention of customers of the combined businesses;

●	inability to maintain relationships with key customers, suppliers, and partners of an acquired business

●	assumption of contingent liabilities; and

●	acquisition-related earnings charges.

The benefits of an acquisition or an investment may take considerable time to develop, and certain acquisitions may not advance our business strategy and may fall short of expected return on investment targets. If our acquisitions are not successful, we may record impairment charges. Our ability to continue to make acquisitions will depend upon our success at identifying suitable targets at acceptable prices, which requires substantial judgment in assessing their values, strengths, weaknesses, liabilities, and potential profitability, as well as the availability of capital.

Acquisitions, investments, licenses and joint ventures involve a number of risks. They can be time-consuming and may divert management’s attention from day-to-day operations, particularly if numerous acquisitions or joint ventures are in process at the same time. Financing an acquisition could result in dilution from issuing equity securities, reduce our financial flexibility because of reductions in our cash balance, or result in a weaker balance sheet from incurring additional debt.

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We face significant competition from larger, more established and better capitalized companies. If we are unable to manage competitive pressures, our business and results of operations would be harmed.

We experience intense competition across all markets for our products, with competitors ranging in size from smaller, specialized publishers to multimillion dollar corporations. Some of our competitors have larger customer bases, more established name recognition, a greater market share, and larger financial, marketing, technological, and personnel resources than we do. In particular, our services face intense competition from other providers of business, personal finance, and investing content, including:

●	online platforms and comprehensive websites that offer a range of investment tools, research, and real-time data and analytics, such as Bloomberg Terminal, Reuters Eikon, and TradingView;

●	conventional publishers of financial news that may offer digital content through websites and mobile apps, such as The Wall Street Journal, Financial Times, and Barron’s;

●	web-based subscription models that offer premium content such as exclusive market analysis or stock picks on a subscription basis, such as Motley Fool, Seeking Alpha, and Morningstar;

●	providers of institutional financial software, such as FactSet, BlackRock’s Aladdin, and MSCI’s risk and portfolio management services, that offer robust and often customizable software solutions designed for use by financial institutions;

●	economical, individual-focused newsletter subscription services that provide market insights, analysis, and investment tips, such as Stansberry Research, Cramer’s Action Alerts Plus, and Investor’s Business Daily; and

●	online tools designed to aid investment activities of novice and experienced investors like stock screeners, technical analysis software, or algorithm-based trading recommendations, such as Finviz, MetaStock, MarketWise and BlackBoxStocks.

Our ability to compete depends on many factors, including the quality, originality, timeliness, insightfulness, and trustworthiness of our content and that of our competitors, the popularity and performance of our contributors, the success of our recommendations and research, our ability to introduce products and services that keep pace with new investing trends, our ability to successfully integrate AI into our products, our ability to adopt and deploy new technologies for running our business, the ease of use of services developed by us or our competitors, and the effectiveness of our sales and marketing efforts. Future competitive pressure may result in price reductions, lower sales volumes, lower subscriber rates, reduced margins, or loss of market share, any of which could materially adversely affect our business, results of operations, and financial condition. Accordingly, we cannot guarantee that we will be able to compete effectively with our current or future competitors or that this competition will not significantly harm our business.

Additionally, advances in technology have reduced the cost of production and online distribution of print, audio, and video content, including content like podcasts, which has lowered the bar for market entry to providers of both free and paid content. While our platform does not rely on ad-sponsored content, many of our competitors offer ad-sponsored content that enables them to deliver content for low, or no, subscription costs. We compete with these other publications and services for customers, employees, and contributors. In addition, media technologies and platforms are rapidly evolving, and the technologies and platforms through which data is consumed can shift quickly. Certain of our competitors may be better situated to quickly take advantage of consumer preference for new technologies and platforms, and the economics of distributing content through the use of new technologies and platforms may be materially different from the economics of distributing content through our current platforms. If we fail to offer our content in the manner or on the platforms in which our audience desires to consume it, or if we do not have offerings that are as compelling and/or cost effective as those of our competitors, our business, results of operations, and financial condition may be materially adversely affected.

If we fail to adequately market our products and services, or to monitor and manage our use of social media platforms as marketing tools, it could have a material adverse effect on our business, results of operations, and financial condition.

Our marketing efforts are designed to identify and attract prospective Users primarily within our target market and ultimately convert them into longtime full subscribers. We also employ marketing to promote our content, drive conversation about our content and services, and promote visits by our Users. We utilize a broad mix of marketing programs and platforms, including social media sites, to promote our services and content to current and prospective Users.

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In order to successfully reach a larger number of prospective Users and attract new Users, we must continually assess the manner and platforms on which we are marketing our products and services. Rapid changes in technology and the ways in which people are reached can make this process more difficult. If we are unable to effectively and efficiently market our products and services, our business, results of operations and financial condition may be adversely affected.

For example, historically our primary means of communicating with our Users and keeping them engaged with our products has been via email communication. We cast a wide net through social media marketing, targeted ads, and our email list, engaging viewers who are most active in these arenas. As consumer habits evolve in the era of web-enabled mobile devices and messaging/social networking apps, usage of email, particularly among the younger demographic, has declined. In addition, deliverability and other restrictions imposed by third-party email providers and/or applicable law could limit or prevent our ability to send emails to our current or prospective Users. While we continually work to find new means of communicating and connecting with our Users, there is no assurance that such alternative means of communication will be as effective as email has been. Any failure to develop or take advantage of new means of communication or limitations on those means of communication imposed by laws, device manufacturers, or other sources could have an adverse effect on our business, financial condition, and results of operations.

We may also limit or discontinue the use or support of certain marketing sources or activities if advertising rates increase or if we become concerned by perceptions that certain marketing platforms or practices are intrusive or damaging to our brand. If available marketing channels are restricted, our ability to engage with and attract Users may be adversely affected. In addition, companies that promote our services or permit us to use their marketing platforms may decide that their relationship with us negatively impacts their business, or they may make business decisions that negatively impact us. For example, if a company that currently promotes our business decides to compete directly with us, enter a similar business, deny us access to its platform, or exclusively support our competitors, we may no longer have access to its marketing channels.

Such companies may also disagree with, or choose to take a public stance against, the editorial content produced by us, or otherwise decide to publicly cease providing services to us. This may result in, among other things, loss of access to the marketing channels provided by these companies, copycat behavior by other of our vendors, difficulty retaining or attracting employees, or negative media attention.

Furthermore, if we are unable to cost-effectively use social media platforms or ad networks as marketing tools, our ability to acquire new Users and our financial condition may suffer. Unauthorized or inappropriate use of our social media channels could result in harmful publicity or negative customer experiences, which could have an adverse impact on the effectiveness of our marketing in these channels. In addition, substantial negative commentary by others on social media platforms could have an adverse impact on our ability to successfully connect with consumers.

Furthermore, there are extensive and rapidly evolving regulations governing our ability to market to Users, whether via post, email, or social media platforms, and our marketing is subject to the rules and regulations of the U.S. Federal Trade Commission (the “FTC”) and state consumer protection agencies. The failure by us, our employees, or third parties acting at our direction to comply with applicable laws and regulations could subject us to regulatory investigations, and lawsuits, including class actions, liability, fines, or other penalties, and could result in a material adverse effect on our business, results of operations, and financial condition. In addition, an increase in the use of social media platforms for product promotion and marketing may cause an increase in our burden to monitor compliance with such platforms and increase the risk that such materials could contain problematic product or marketing claims in violation of applicable regulations.

To the extent we promote our content inefficiently or ineffectively, we may not be able to obtain expected subscriber acquisition and retention benefits, and our business, results of operations, and financial condition may be adversely affected.

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Failure to maintain and protect our reputation for trustworthiness and independence may harm our business. In addition, in the event the reputation of any of our current or former directors, officers, key contributors, editors, or editorial staff were harmed for any reason, our business, results of operations, and financial condition could suffer.

We believe our brand is highly regarded because of the integrity of its editorial content. Independence is at the core of our brand and business, and we believe that our reputation and the reputation of our brand is one of our greatest corporate assets. Importantly, we believe that one of our greatest competitive advantages is the loyalty that we have gained from our Users as a direct result of our brand, reputation for integrity, and ability to deliver high-quality products and services. To protect our brand, our code of conduct and workplace culture demand that all of our content providers and employees adhere to rigorous standards of integrity and independence, including guidelines that are designed to prevent any actual, potential, or perceived conflict of interest and to comply with all applicable laws, including securities laws. The occurrence of events such as our misreporting a market event, the non-disclosure of a security ownership position by one or more of our content providers, the manipulation of a security by one or more of our content providers, or any other breach of our compliance policies could harm our reputation for trustworthiness and reduce readership.

In the event the reputation of any of our current or former directors, officers, key contributors, editors, or editorial staff was harmed for any reason, we could suffer as a result of our association with such individual, including if the quantity or value of future services we received from the individual was diminished. In particular, we depend heavily on the ideas and reputation of our analyst team, and often name products after themselves such as Jay Kaeppel, who runs the Kaeppel Corner. To the extent that any such analysts have, in the past, been the subject of regulatory actions, accusations, claims, investigations, lawsuits, or settlements, such actions may have or may continue to have a negative impact on our reputation, readership and financial results. Furthermore, if, at any point in the future, any editors, contributors, or other personnel associated with our products or brand, or businesses that we may acquire become the subject of regulatory actions, accusations, claims, investigations, lawsuits, or settlements, any such action may have a negative impact on our reputation, readership, and financial results. These risks apply to editors, contributors, or other personnel who are currently part of the organization, as well as any such people who were part of our organization in the past or become part of us in the future, whether by acquisition or otherwise. In addition, any failures by us to continue to effectively instill in our employees the expectation of independence and integrity may devalue our reputation over time. Our reputation may also be harmed by factors beyond our control, such as adverse news reports about our products and services, negative publicity about the investment newsletter, financial technology, or artificial intelligence industries generally, or negative publicity about key personnel associated with our business. These events could materially adversely affect our business, results of operations, and financial condition.

Furthermore, with respect to our newsletter efforts in the digital asset space and our emerging crypto treasury strategy where we plan as a company to make significant investments in Bitcoin, we may face challenges or scrutiny regarding our ability to maintain the editorial independence of our digital asset-focused publications while at the same time making investments in Bitcoin, which challenges or scrutiny could harm our reputation, stock price, ability to operate and results of operations.

If demand for our services does not develop as expected, our projected revenues and profits will be affected.

Our future potential for meaningful revenues, positive cash flows and profitability will be influenced by many factors, including economics, the health of financial markets, technological advancements, governmental regulation, world events and, importantly, changing customer preferences and demand for our products. Our expectations as to the size of the market, demand for our services and our ability to sell our products and services in this market may not be correct. If we are incorrect, our revenue may not materialize and our business will be adversely affected.

The financial technology sector is subject to rapid change, and there are risks associated with new products and services.

Software-driven products and services such as ours are characterized by rapidly changing technology. Our products and services may require continual improvement in order to satisfy the demand by our customers for new features and capabilities. Our future success will depend upon our ability to introduce products and services and to add new features and enhancements that keep pace with technological and market developments. The development of new services and products and the enhancement of existing services and products entail significant technical risks. There can be no assurance that we will be successful in (i) developing, maintaining and improving one or more products; (ii) effectively using new technologies; (iii) adapting our services and products to emerging industry standards, in particular as they relate to the use of AI; or (iv) developing, introducing and marketing service and product enhancements or new services and products. Furthermore, there can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of these services and products, or that our new service and product enhancements will adequately satisfy the requirements of the marketplace and achieve market acceptance. If we are unable, for technical or other reasons, to develop and introduce new services and products or enhancements of existing services and products in a timely manner in response to changing market conditions or customer requirements, or if new services and products do not achieve market acceptance, our business, results of operations or financial condition could be materially and adversely affected.

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Our success depends on our ability to respond to and adapt to changes in technology and consumer behavior.

We believe the technology landscape has been changing at an accelerating rate over the past several years. Advances in technology have led to an increasing number of methods for the delivery of content, including financial research publications, and have resulted in a wide variety of consumer demands and expectations, which are also rapidly evolving. The increasing number of channels through which consumers access content available on the Internet, through social networking tools and through mobile and other devices distributing content, is expanding consumer choice significantly. In addition, there has been an increasing focus on technology not merely supplying additional tools for Users, but also offering solutions to specific customer problems. Given a multitude of media choices and a dramatic increase in accessible information, consumers may place greater value on when, where, how, and at what price they consume digital content, including financial research. If we are unable to exploit new and existing technologies to distinguish our products and services from those of our competitors or adapt to new distribution methods that provide optimal User experiences, our business, results of operations, and financial condition may be adversely affected. In addition, our reputation could suffer if we are perceived as not moving quickly enough to meet the changing needs of investors.

Our future success will continue to depend upon our ability to identify and develop new products and User enhancements that address the future needs of our Users and respond to their changing standards and practices. We may not be successful in developing, introducing, marketing, licensing, and implementing new products and enhancements on a timely and cost-effective basis or without impacting the performance, stability, security, or efficiency of existing products and systems. Further, any new products and enhancements may not adequately meet the needs of our Users. Our failure or inability to anticipate and respond to changes in the marketplace, including competitor developments, may also adversely affect our business, operations, and growth.

Furthermore, the success of our software products depends on frequently rolling out new features so that we can quickly incorporate User feedback, and we cannot guarantee that we will successfully adapt our software to meet such evolving customer needs. Our competitive position and business results may suffer if we fail to meet subscriber demands, if our execution speed is too slow, or if we adopt a technology strategy that does not align with changes in the market.

As technology continues to evolve, the expenditures necessary to integrate new technology into our products and services could be substantial, and we may incur additional operating expenses if such integration projects take longer than anticipated. There can be no assurance that we will have sufficient funds available to fund any of these projects or that the projects will be completed on time or within budget. Other companies employing new technologies before we are able to do so could aggressively compete with our business. If we are not successful in responding to changes in technology and consumer behavior, we may lose new business opportunities or potential renewals or upgrades from existing Users and our business, financial condition, and prospects may be adversely affected.

Our services are based in a new and unproved market and are subject to the risks of failure inherent in the development of new products and services.

Because our business is based in part on new technologies, we are subject to risks of failure that are particular to new technologies, including the possibility that:

●	our new product development process will not result in any products or services that gain market acceptance;

●	our services could be restricted;

●	proprietary rights of third parties may preclude us from marketing our new product and services; or

●	third parties may market superior or more cost-effective products or services.

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As a result, our development activities may not result in a commercially viable product or service, which would harm our sales, revenue and financial condition.

If we fail to effectively manage our growth, our business, results of operations, and financial condition could be harmed.

The growth and expansion of our business create significant challenges for our management, operational, and financial resources. In the event of continued growth of our operations or the number of our third-party relationships, our information technology systems and our internal controls and procedures may not be adequate to support our operations. To effectively manage our growth, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As our organization continues to grow and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our ability to quickly develop and launch new and innovative products and solutions. This could negatively affect our business performance.

We continue to experience growth in our headcount and operations, which will continue to place significant demands on our management and our operational and financial infrastructure. As we continue to grow, we must effectively integrate, develop, and motivate new employees, and we must maintain the beneficial aspects of our corporate culture. If we fail to effectively manage our hiring needs and successfully integrate our new hires, our efficiency, ability to meet our forecasts, and employee morale, productivity, and retention could suffer, and our business, results of operations, and financial condition could be adversely affected.

In addition, our rapid growth may make it difficult to evaluate our future prospects. Our ability to forecast our future results of operations is subject to a number of uncertainties, including our ability to effectively plan for and model future growth. We have encountered in the past, and may encounter in the future, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If we fail to achieve the necessary level of efficiency in our organization as we grow, or if we are not able to accurately forecast future growth, our business, results of operations, and financial condition could be harmed.

Given that our revenues will be insufficient to fund our operating expenses for the foreseeable future, we will need to raise additional capital even following this offering to support our operations.

Given that our revenues will be insufficient to fund our operating expenses for the foreseeable future, we will need to procure additional financing over time, even following this offering, the amount and timing of which will depend on a number of factors, including the pace of expansion of our business development opportunities and customer base, the scope of service development to be undertaken by us, the need to respond to customer needs for improvement of service offerings, the services offered and development efforts, the cash flow generated by our operations, the extent of losses with respect to matters identified as risk factors herein and the extent of other unanticipated areas or amounts of expenditure. We cannot fully predict the timing and extent to which we will require additional financing. There can be no assurance regarding the availability or terms of additional financing we may be able to procure over time on favorable terms, or at all. Any new investor may require that any future debt financing or issuance of preferred equity by us could be senior to the rights of shareholders, and any future issuance of equity could result in the dilution of the value of our shares.

Our future success depends on attracting, developing, and retaining capable management, editors, and other key personnel.

Our ability to compete in the marketplace depends upon our ability to recruit and retain key employees, including executives to operate our business, technology personnel to run our platforms and other systems, implement referral codes and utilizing affiliate links to expand our distribution lines.

Many of our key employees are bound by agreements containing non-competition provisions. There can be no assurances that these arrangements with key employees will provide adequate protections to us or will not result in management changes that would have material adverse impact on us. In addition, we may incur increased costs to continue to compensate our key executives, as well as other employees, through competitive salaries, stock ownership, and bonus plans. Nevertheless, we can make no assurances that these programs will allow us to retain our management or key employees or hire new employees. The loss of one or more of our key employees, or our inability to attract experienced and qualified replacements, could materially adversely affect our business, results of operations, and financial condition.

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In addition, some of our products, particularly our editorial products, reflect the talents, efforts, personalities, investing skills, portfolio returns, and reputations of their respective editors. As a result, the services of these key editors and analysts form an essential element of our revenue. There is a limited pool of editors and analysts who have the requisite skills, training, and education necessary to meet our standards for our editorial products. We compete with many businesses and organizations that are seeking skilled individuals, particularly those with experience in the financial industry and those with degrees in technical fields, who are particularly critical to our editorial products. Competition for such professionals can be intense, as other companies seek to enhance their positions in the markets we serve.

If we are unable to retain key editors and analysts, or should we lose the services of one or more of them to death, disability, loss of reputation, or any other reason, or should their popularity diminish or their investing returns and investing ideas fail to meet or exceed benchmarks and investor expectations, we may fail to attract new editors and analysts acceptable to our readers. Therefore, the loss of services of one or more of our key editors and analysts could have a material adverse effect on our business, results of operations, and financial condition.

Any restrictions on our use of, or ability to license data, or our failure to license data and integrate third-party technologies, could have a material adverse effect on our business, financial condition, and results of operations.

We depend upon licenses from third parties for some of the technology and data used in our applications, and for some of the technology platforms upon which these applications are built and operate. We expect that we may need to obtain additional licenses from third parties in the future in connection with the development of our services. In addition, we obtain a portion of the data that we use from various securities and option exchanges. We believe that we have all rights necessary to use the data that is incorporated into our services. However, we cannot assure you that our licenses for information will allow us to use that information for all potential or contemplated applications and products.

In the future, data providers could withdraw their data from us or restrict our usage for any reason, including if there is a competitive reason to do so, if legislation is passed restricting the use of the data, or if judicial interpretations are issued restricting use of the data that we currently use in our products and services. If a substantial number of data providers were to withdraw or restrict their data and if we are unable to identify and contract with suitable alternative data suppliers and integrate these data sources into our service offerings, our ability to provide services to our subscribing customers would be materially adversely impacted, which could have a material adverse effect on our business, financial condition, and results of operations.

We also integrate into our proprietary applications and use third-party software to maintain and enhance, among other things, content generation and delivery, and to support our technology infrastructure. Our use of third-party technologies exposes us to increased risks, including, but not limited to, risks associated with the integration of new technology into our products, the diversion of our resources from development of our own proprietary technology, and our inability to generate revenue from licensed technology sufficient to offset associated acquisition and maintenance costs. These technologies may not be available to us in the future on commercially reasonable terms or at all and could be difficult to replace once integrated into our own proprietary applications. Most of these licenses can be renewed only by mutual consent and may be terminated if we breach the terms of the license and fail to cure the breach within a specified period of time. Our inability to obtain, maintain, or comply with any of these licenses could delay development until equivalent technology can be identified, licensed, and integrated, which would harm our business, financial condition, and results of operations.

Most of our third-party licenses are non-exclusive and our competitors may obtain the right to use any of the technology covered by these licenses to compete directly with us. If our data suppliers choose to discontinue support of the licensed technology in the future, we might not be able to modify or adapt our own solutions.

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Because we recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.

We generally recognize revenue from Users with paid subscriptions ratably over the terms of their subscription agreements, which are typically one year, although we also offer our services for a term of one month. As a result, most of the revenue we report in each period is the result of subscription agreements entered into during prior periods. Consequently, a decline in new or renewed subscriptions in any one period may not be reflected in our revenue results for that period. However, any such decline will negatively affect our revenue in future periods. Accordingly, the effect of significant downturns in sales, our failure to achieve internal sales targets, a decline in the market acceptance of our services, or potential decreases in our retention rate may not be fully reflected in our operating results until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from additional sales must be recognized over the applicable subscription term. By contrast, a significant portion of our operating costs are expensed as incurred, which occurs as soon as a subscriber purchases a product. As a result, an increase in Users could result in recognition of more costs than revenue in the earlier portion of the subscription term. We may not attain sufficient revenue to maintain positive cash flow from operations or achieve profitability in any given period.

We are subject to payment processing risk.

Our Users pay for our services using a variety of different payment methods, including credit and debit cards. We rely on internal systems, as well as those of third parties, to process payments. Acceptance and processing of these payment methods are subject to certain rules and regulations, including additional authentication requirements for certain payment methods, and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, changes in public perception and confidence in the payment systems we are utilizing, delays in receiving payments from payment processors, changes to rules or regulations concerning payments, loss of payment partners, and/or disruptions or failures in our payment processing systems, partner systems, or payment products, including products we use to update payment information, our revenue, operating expenses, and results of operations could be adversely impacted. In addition, from time to time, we encounter fraudulent use of payment methods, which could impact our results of operations and, if not adequately controlled and managed, could create negative consumer perceptions of our products and services. If we are unable to maintain our fraud and chargeback rate at acceptable levels, card networks may impose fines, our card approval rate may be impacted, and we may be subject to additional card authentication requirements. The termination of our ability to process payments on any major payment method would significantly impair our ability to operate our business.

We may experience disruption to our servers or our software which could cause us to lose customers.

Our ability to successfully create and deliver our content or manage and deploy our products and services will depend in large part on the capacity, reliability and security of our networking hardware, software and telecommunications infrastructure. Failures of our network infrastructure could result in unanticipated expenses to address such failures and could prevent our customers from effectively utilizing our services, which could prevent us from retaining and attracting customers. We currently have a limited disaster recovery plan in place. Our system will be susceptible to natural and man-made disasters, including global pandemics, war, terrorism, earthquakes, fires, floods, power loss and vandalism. Further, telecommunications failures, computer viruses, electronic break-ins or other similar disruptive problems could adversely affect the operation of our systems. Such a disruption could cause us to lose customers and possibly subject us to litigation, any of which could have a material adverse effect on our business. Our insurance policies may not adequately compensate us for any losses that may occur due to any damages or interruptions in our systems. Accordingly, we could incur capital expenditures in the event of unanticipated damage. In addition, our paying Users and other customers will depend on Internet service providers, or ISPs, for access to our website. In the past, ISPs and websites have experienced significant system failures and could, in the future, experience outages, delays and other difficulties due to system failures unrelated to our systems. These problems could harm our business by preventing our customers from effectively utilizing our services.

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A failure or breach of our security systems or infrastructure as a result of cyberattacks could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses.

Information security risks for financial technology companies, such as us, have significantly increased in recent years in part because of the proliferation of new technologies, the use of the Internet and telecommunications technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, hackers, terrorists and other external parties. These threats may derive from fraud or malice on the part of our employees or third parties, or may result from human error or accidental technological failure. These threats include cyberattacks, such as computer viruses, malicious code, phishing attacks or information security breaches.

Our operations will, in part, rely on the secure processing, transmission and storage of confidential proprietary and other information in our computer systems and networks. Our customers will rely on our digital technologies, software and networks to utilize our products or services. In addition, to access our products and services, our customers will use personal devices that may be beyond our control.

If a cyberattack or other information security breach occurs, it could lead to security breaches of the networks, systems or devices that our customers use to access our products and services which could result in the unauthorized disclosure, release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information (including account data information and payment information) or data security compromises. Such events could also cause service interruptions, malfunctions or other failures in the physical infrastructure or operations systems that will support our businesses and customers, as well as the operations of our customers or other third parties. Any actual attacks could lead to damage to our reputation with our customers, other parties, and the market, additional costs to our business (such as repairing systems, adding new personnel or protection technologies or compliance costs), regulatory penalties, financial losses to us and our customers, and the loss of customers and business opportunities. If such attacks are not detected immediately, their effect could be compounded.

Although we will attempt to mitigate these risks, there can be no assurance that we will be immune to these risks and not suffer losses in the future.

Adverse or weakened conditions in the financial sector, global financial markets, and global economy may impact our results.

Our business results are partly driven by factors outside of our control, including general economic and financial market trends. Any unfavorable changes in the environment in which we operate could cause a corresponding negative effect on our business results, as they may cause customers to become particularly cautious about capital and data content expenditures. As a result, we may experience lower revenue, cash flow, and other financial results in the event of a market downturn. In addition, global macroeconomic conditions and U.S. financial markets remain vulnerable to potential risks posed by exogenous shocks, which could include, among other things, political and financial uncertainty in the United States and the European Union, concerns about China’s economy, complications involving terrorism, armed conflicts, civil unrest around the world, or other challenges to global trade or travel, such as the effect on the global economy caused by the COVID-19 pandemic or any future global pandemic. A prolonged period of contraction in the global economy could adversely affect our business, results of operation, and financial condition.

Adverse litigation judgments or settlements resulting from legal proceedings relating to our business operations could materially adversely affect our business, results of operations, and financial condition.

From time to time, we may be subject to allegations, and may be party to legal claims and regulatory proceedings, relating to our business operations. Such claims may include defamation, libel, intellectual property infringement, securities law violations, misappropriation, dilution, violation, fraud or negligence, or other theories of liability, in each case relating to the articles, commentary, trade ideas, or other information we provide through our services. Such allegations, claims, and proceedings may be brought by third parties, including customers, partners, employees, governmental or regulatory bodies, or competitors, and may include class actions.

Defending against such claims and proceedings is costly and time-consuming and may divert management’s attention and personnel resources from our normal business operations. The outcome of many of these claims and proceedings cannot be predicted, and any claims asserted against us regardless of merit or eventual outcome, may harm our reputation. Our insurance or indemnities may not cover all claims that may be asserted against us. If any of these claims or proceedings were to be determined adversely to us, a judgment, fine, or settlement involving a payment of a material sum of money were to occur, or injunctive relief was issued against us, our business, results of operations, and financial condition could be materially adversely affected.

Our management is currently in a dispute with one of our directors. If he were to bring legal action against us, and we were to receive an adverse ruling, it could materially and adversely affect our reputation, dilute our shareholders’ equity interests in the Company, and adversely affect our stock price.

Our management is currently engaged in an evolving disagreement with Mr. David Mandel, a member of our board of directors, relating to Mr. Mandel allegedly having been promised the position of Chief Executive Officer of the Company with associated compensation of an annual salary of $220,000 and seven percent (7%) of the outstanding common stock of the Company, subject to a vesting schedule over a three-year period. Our management firmly denies these allegations, rejects the premise that any agreement related to the subject matter of the allegations was ever entered into, and does not believe that any related legal claim, if brought, would hold merit or be valid. If a legal claim is brought against us by Mr. Mandel, defending such a claim could cause us to incur significant expenses and consume large amounts of our management’s time and attention. If Mr. Mandel were to prevail, an adverse ruling on such a claim could materially and adversely affect our reputation, dilute our shareholders’ equity interests in the Company and could adversely affect our stock price. See the section below entitled “Business – Recent Developments – Dispute with Director David Mandel” for additional information regarding the dispute.

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Risks Related to Our Bitcoin Treasury Strategy and Holdings

Our bitcoin treasury strategy exposes us to various risks associated with bitcoin.

Our bitcoin treasury strategy exposes us to various risks associated with bitcoin, including the following:

Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $49,000 per bitcoin and above $111,900 per bitcoin on the Coinbase exchange in the 12 months preceding the date of this prospectus. The trading price of bitcoin significantly decreased during prior periods, and such declines may occur again in the future. We intend to engage in hedging strategies from time to time as part of our treasury management operations if deemed appropriate.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.

Our bitcoin holdings may significantly impact our financial results and the market price of our common stock. Our bitcoin holdings may significantly affect our financial results and if we continue to increase our overall holdings of bitcoin in the future, they will have an even greater impact on our financial results and the market price of our common stock. See “—Our historical financial statements do not reflect our acquisition of bitcoin, the fact the our bitcoin holdings will be the substantial majority of our assets, or the potential variability in earnings that we may experience in the future relating to our bitcoin holdings” below.

Our bitcoin treasury strategy has not been tested over an extended period of time or under different market conditions. We will be using the proceeds from this offering to facilitate the recent adoption our bitcoin treasury strategy and we will need to continually examine the risks and rewards of this new strategy. This new strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of bitcoin declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our bitcoin treasury strategy or actions we undertake to implement it. If bitcoin prices were to decrease or our bitcoin treasury strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our common stock could be materially adversely affected.

We are subject to counterparty risks, including in particular risks relating to our custodians. Although we intend to implement various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the bitcoin we own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our common stock.

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The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks.

Changes in our ownership of bitcoin could have accounting, regulatory and other impacts. While we currently plan to own bitcoin directly, we may investigate other potential approaches to owning bitcoin, including indirect ownership (for example, through ownership interests in a fund that owns bitcoin). If we were to own all or a portion of our bitcoin in a different manner, the accounting treatment for our bitcoin, our ability to use our bitcoin as collateral for additional borrowings, and the regulatory requirements to which we are subject, may correspondingly change. For example, the volatile nature of bitcoin may force us to liquidate our holdings to use it as collateral, which could be negatively affected by any disruptions in the crypto market and, if liquidated, the value of the collateral would not reflect potential gains in the market value of bitcoin, all of which could negatively affect our business and implementation of our bitcoin strategy.

Changes in the accounting treatment of our bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results. In December 2023, the FASB issued ASU 2023-08, which upon our adoption will require us to measure in-scope crypto assets (including our bitcoin holdings) at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our bitcoin in net income each reporting period. ASU 2023-08 will also require us to provide certain interim and annual disclosures with respect to our bitcoin holdings. Due to the volatility in the price of bitcoin, the adoption of ASU 2023-08 could have a material impact on our financial results in future periods, increase the volatility of our financial results, affect the carrying value of our bitcoin on our balance sheet, and could result in tax-related adjustments, which in turn could have a material adverse effect on our financial results and the market price of our common stock.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our common stock.

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our common stock. Our financial results and the market price of our common stock would be adversely affected, and our business and financial condition would be negatively impacted, if the price of bitcoin decreased substantially (as it has in the past, such as during 2022), including as a result of:

●	decreased user and investor confidence in bitcoin, including due to the various factors described herein;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors, (ii) actual or expected significant dispositions of bitcoin by large holders, and (iii) actual or perceived manipulation of the spot or derivative markets for bitcoin or spot bitcoin ETPs;

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●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, bitcoin or the broader digital assets industry, for example, (i) public perception that bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the bitcoin ecosystem, including the SEC’s enforcement actions against Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the bitcoin mining process;

●	changes in consumer preferences and the perceived value or prospects of bitcoin;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for bitcoin purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of bitcoin or adversely affect investor confidence in digital assets generally;

●	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed bitcoin, or the transfer of substantial amounts of bitcoin from bitcoin wallets attributed to Mr. Nakamoto or other “whales” that hold significant amounts of bitcoin;

●

disruptions, failures, unavailability, or interruptions in service of trading venues for bitcoin, such as, for example, digital asset exchange FTX Trading’s freezing of withdrawals and transfers from its accounts in 2022;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance Holdings Ltd. from the U.S. market in 2023 as part of its settlement with the Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

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●	further reductions in mining rewards of bitcoin, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate bitcoin transactions, or increases in the costs associated with bitcoin mining, including increases in electricity costs and hardware and software used in mining, that may cause a decline in support for the Bitcoin network;

●	transaction congestion and fees associated with processing transactions on the bitcoin network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the bitcoin blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, the adverse impact attributable to the economic and political instability caused by the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the potential broadening of the Israel-Hamas conflict to other countries in the Middle East.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch, SEC, the European Union’s Markets in Crypto Assets Regulation, among others have been active in recent years, and in the U.K., the Financial Services and Markets Act 2023, or FSMA 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC, Commodity Futures Trading Commission (“CFTC”), or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

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Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.

The liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

Our historical financial statements do not reflect our acquisition of bitcoin, the fact the our bitcoin holdings will be the substantial majority of our assets, or the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.

Our historical financial statements do not reflect our intended acquisition of bitcoin, that we intend for our bitcoin holdings to comprise most of our total assets, or the potential variability in earnings that we may experience in the future from holding or selling significant amounts of bitcoin, given our expected asset concentration. The price of bitcoin has historically been subject to dramatic price fluctuations and is highly volatile. We expect to determine the fair value of our bitcoin based on quoted (unadjusted) prices on the Coinbase exchange, and following early adoption of ASU 2023-08, will be required to measure our bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our bitcoin in net income each reporting period, which may create significant volatility in our reported earnings, amplified by our asset concentration in bitcoin, and decrease the carrying value of our digital assets, which in turn could have a material adverse effect on the market price of our common stock. Conversely, any sale of bitcoins at prices above our carrying value for such assets creates a gain for financial reporting purposes even if we would otherwise incur an economic or tax loss with respect to such transaction, which also may result in significant volatility in our reported earnings.

Because we intend to purchase additional bitcoin in future periods and increase our overall holdings of bitcoin, we expect that the proportion of our total assets that will be represented by our bitcoin holdings will increase in the future. As a result, and in particular with respect to the quarterly periods and full fiscal year with respect to which ASU 2023-08 will apply, and for all future periods, volatility in our earnings may be significantly more than what we experienced in prior periods.

The availability of spot bitcoin ETPs may adversely affect the market price of our common stock.

Although bitcoin and other digital assets have experienced a surge of investor attention since bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to bitcoin through traditional investment channels, and instead generally were only able to hold bitcoin through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to bitcoin through investment vehicles that hold bitcoin and issue shares representing fractional undivided interests in their underlying bitcoin holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, or NAV, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to bitcoin.

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On January 10, 2024, the SEC approved the listing and trading of spot bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of approximately $4.6 billion on the first trading day. To the extent investors view our common stock as providing exposure to bitcoin, it is possible that the value of our common stock may also have included a premium over the value of our bitcoin due to the prior scarcity of traditional investment vehicles providing investment exposure to bitcoin, and that the value declined due to investors now having a greater range of options to gain exposure to bitcoin and investors choosing to gain such exposure through ETPs rather than our common stock.

Although we are an operating company providing financial technology tools and newsletters, and we believe we offer a different value proposition than a passive bitcoin investment vehicle such as a spot bitcoin ETP, investors may nevertheless view our common stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot bitcoin ETP instead of our common stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to bitcoin that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot bitcoin ETPs, we (i) do not seek for our shares of common stock to track the value of the underlying bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including Regulation M, and other securities laws, which enable spot bitcoin ETPs to continuously align the value of their shares to the price of the underlying bitcoin they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our bitcoin holdings or our daily NAV. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our common stock. Based on how we are viewed in the market relative to ETPs, and other vehicles that offer economic exposure to bitcoin, such as bitcoin futures ETFs and leveraged bitcoin futures ETFs, any premium or discount in our common stock relative to the value of our bitcoin holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot bitcoin ETPs on U.S. national securities exchanges could have a material adverse effect on the market price of our common stock.

Our bitcoin treasury strategy subjects us to enhanced regulatory oversight.

As noted above, several spot bitcoin ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at NAV. Even though we are not, and do not function in the manner of, a spot bitcoin ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our bitcoin holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we take care to only acquire our bitcoin through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our bitcoin from bad actors that have used bitcoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in bitcoin by us may be restricted or prohibited.

We may consider issuing debt or other financial instruments that may be collateralized by our bitcoin holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings. These types of bitcoin-related transactions are the subject of enhanced regulatory oversight. These and any other bitcoin-related transactions we may enter into, beyond simply acquiring and holding bitcoin, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

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In addition, private actors that are wary of bitcoin or the regulatory concerns associated with bitcoin may in the future take further actions that may have an adverse effect on our business or the market price of our common stock.

Due to the currently unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.

Bitcoin trading venues are relatively new and, in many cases, currently unregulated. Even if regulated, such venues may not be complying with such regulations. Furthermore, there are many bitcoin trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin trading venues, including prominent exchanges that handle a significant volume of bitcoin trading and/or are subject to regulatory oversight, in the event one or more bitcoin trading venues cease or pause for a prolonged period the trading of bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on currently unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 2023, complaint that Binance Holdings Ltd. committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived false trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin. Negative perception, a lack of stability in the broader bitcoin markets and the closure, temporary shutdown or operational disruption of bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in bitcoin and the broader bitcoin ecosystem and greater volatility in the price of bitcoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX Trading, and BlockFi filed for bankruptcy, following which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Kraken, another large trading venue for digital assets. As the price of our common stock is affected by the value of our bitcoin holdings, the failure of a major participant in the bitcoin ecosystem could have a material adverse effect on the market price of our common stock.

The concentration of our bitcoin holdings will enhance the risks inherent in our bitcoin treasury strategy.

We intend to use the substantial majority of the net proceeds from this offering to purchase bitcoin and we may increase our overall holdings of bitcoin in the future. Once we complete the planned acquisition of bitcoin, a substantial majority of our treasury holdings will be bitcoin. The concentration of our bitcoin holdings will limit the risk mitigation that we could take advantage of by purchasing a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our bitcoin treasury strategy. Any future significant declines in the price of bitcoin would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

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The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our financial condition and results of operations.

As a result of our bitcoin treasury strategy, the substantial majority of our cash will be concentrated in our bitcoin holdings. Accordingly, the emergence or growth of digital assets other than bitcoin may have a material adverse effect on our financial condition. While bitcoin is the largest digital asset by market capitalization as of the date of this prospectus, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the bitcoin network. For example, in late 2022, the ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in ethereum and other alternative digital assets are perceived as superior to proof-of-work mining, those digital assets could gain market share relative to bitcoin.

Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of the date of this prospectus, two of the seven largest digital assets by market capitalization are U.S. dollar-backed stablecoins.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of bitcoin to decrease, which could have a material adverse effect on our financial condition, and operating results.

Our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the bitcoin markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currency markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, bitcoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

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If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Substantially all of the bitcoin we will own will be held in custody accounts at U.S.-based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

● a partial or total loss of our bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our bitcoin;

● harm to our reputation and brand;

● improper disclosure of data and violations of applicable data privacy and other laws; or

● significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader bitcoin blockchain ecosystem or in the use of the bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

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We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin

We will hold our bitcoin with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts will not restrict our ability to reallocate our bitcoin among our custodians, and our bitcoin holdings may be concentrated with a single custodian from time to time, including immediately after this offering. In light of the significant amount of bitcoin we hold, we continually evaluate the need to engage additional custodians. Additional custodians could achieve a greater degree of diversification in the custody of our bitcoin as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our bitcoin, for example, custodians discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our currently anticipated agreements or take other measures to custody our bitcoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. In addition, holding our bitcoin with regulated custodians could affect the availability of receiving digital assets that may result from “forks” of the bitcoin blockchain if our custodians are unable to support or otherwise provide us with such digital assets, thereby reducing the amount of digital assets we may hold as a result. While our custodians will carry insurance policies to cover losses for commercial crimes and cyber and tech errors or omissions, the policy limits vary per provider and would be shared among all of their customers, and subject to various limitations and exclusions (such as if a loss arises due to our failure to protect our login credentials and devices). The insurance that covers losses of our bitcoin holdings may cover only a small fraction of the value of the entirety of our bitcoin holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we will have or that such coverage will cover losses with respect to our bitcoin. Moreover, our use of custodians exposes us to the risk that the bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our bitcoin.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. While the bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoin held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The bitcoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our common stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in bitcoins exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoins that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoins that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our bitcoins at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if bitcoin is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

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We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As bitcoin and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For examples, see “Risk Factors—Risks Related to Our Bitcoin Treasury Strategy and Holdings—Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” elsewhere in this prospectus.

Our bitcoin treasury strategy exposes us to risk of non-performance by counterparties

Our bitcoin treasury strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of bitcoin, a loss of the opportunity to generate funds, or other losses.

We expect our primary counterparty risk with respect to our bitcoin will be custodian performance obligations under the various custody arrangements we enter into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, or placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians will be subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held bitcoin will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our bitcoin holdings, we would become subject to additional counterparty risks. We will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could effect our ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodian or custodians with which we will custody substantially all of our bitcoin, could have a material adverse effect on our business, prospects, financial condition, and operating results.

If bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock. See “Risk Factors—Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our common stock” above. Moreover, the risks of us engaging in a bitcoin treasury strategy could create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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Our custodially-held bitcoin may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

If our custodially-held bitcoin are considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our common stock.

A temporary or permanent blockchain “fork” to bitcoin or other crypto assets could adversely affect our business.

Blockchain protocols, including bitcoin, are open source. Any user can download the software, modify it, and then propose that bitcoin or other blockchain protocols users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the bitcoin or other blockchain protocol networks, as applicable, remain uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork”, i.e., “split” of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the bitcoin or other blockchain protocol network, as applicable, running simultaneously, but with each split network’s crypto asset lacking interchangeability. A “hard fork” – where there is disagreement among the users about the rules of the network – can have a significant negative impact on value of the crypto asset.

The bitcoin has been subject to “forks” that resulted in the creation of new networks, including bitcoin cash ABC, bitcoin cash SV, bitcoin diamond, bitcoin gold and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked crypto assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked crypto assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked crypto assets, and which results in further confusion to customers as to the nature of assets they hold on platforms, and which can negatively impact the value of the crypto assets. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of bitcoin, or any of their forked alternatives.

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Furthermore, hard forks can lead to new security concerns. For instance, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some crypto asset platforms. Similar replay attacks occurred in connection with the bitcoin cash and bitcoin cash SV network split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making crypto assets that rely on proof-of-work more susceptible to attack, as has occurred with Ethereum Classic.

We intend to recognize forked and airdropped assets consistent with our custodians. We may not immediately or ever have the ability to withdraw a forked or airdropped bitcoin by virtue of bitcoins that we hold with our custodians. Future forks may occur at any time. A fork can lead to a disruption of networks and our information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our and our assets.

From time to time, we may enter into certain hedging transactions to mitigate our exposure to fluctuations in the price of bitcoin, which may expose us to risks associated with such transactions, including counterparty risk.

From time to time, we may enter into certain hedging transactions to mitigate our exposure to the market price of bitcoin. Engaging in hedging transactions may expose us to risks associated with such transactions, including counterparty risk. Hedging against a decline in the values of portfolio investments caused by volatile bitcoin market prices does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline for other reasons. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio investments should increase. Moreover, it may not be possible to hedge against a particular fluctuation that is so generally anticipated by the markets that a hedging transaction at an acceptable price is unavailable. In light of these and other factors, we may not be successful in mitigating our exposure to volatile bitcoin prices through any hedging transactions we undertake.

The due diligence procedures conducted by us and our liquidity providers to mitigate transaction risk may fail to prevent transactions with a sanctioned entity.

We will execute trades through U.S.-based liquidity providers, and rely on these third parties to implement controls and procedures to mitigate the risk of transacting with sanctioned entities. While we expect our third party service providers to conduct their business in compliance with applicable laws and regulations and in accordance with our contractual arrangements, there is no guarantee that they will do so. Accordingly, we are exposed to risk that our due diligence procedures may fail. If we are found to have transacted in bitcoin with bad actors that have used bitcoin to launder money or with persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in bitcoin by us may be restricted or prohibited.

Risks Related to Government Regulation

We are not currently registered as an investment adviser and if we should have registered as an investment adviser, our failure to do so could subject us to civil and/or criminal penalties.

Certain services provided by us may cause us to meet the definition of “investment adviser” in the Investment Advisers Act of 1940, or Investment Advisers Act, and similar state laws. Under the Investment Advisers Act, an “investment adviser” is defined as a “person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities.” In particular, certain of the content on our SentimenTrader platform, such as Kaeppel’s Corner, posted by our personnel, and other content available on our Facebook, LinkedIn and Twitter official account, may constitute investment advice. In addition, in general, disclaimers, such as those included in our User’s Subscription Agreement, do not change the character of the advice provided for Investment Advisers Act purposes.

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We rely on the “publisher’s exclusion” from the definition of “investment adviser” under Section 202(a)(11)(D) of the Investment Advisers Act, as interpreted by legal precedent. The publisher’s exclusion requires that product or service offerings must be: (1) of a general and impersonal nature, in that the research provided is not adapted to any specific portfolio or any client’s particular needs; (2) “bona fide” or genuine, in that it contains disinterested discussion and analysis as opposed to promotional material; and (3) of general and regular circulation, in that it is not timed to specific market activity or to events affecting, or having the ability to affect, the securities industry. The basis for reliance on such exclusion will depend on a facts-and-circumstances analysis. We intend at all times to operate our business in a manner as to not become inadvertently subject to the regulatory requirements under the Investment Advisers Act.

If we meet the definition of “investment adviser” in the Investment Advisers Act, and do not meet the requirements for reliance on the “publisher’s exclusion” from the definition of “investment adviser” or another exclusion, exemption, or exception from the registration requirements under the Investment Advisers Act, we will have to register as an investment adviser with the SEC pursuant to the Investment Advisers Act and potentially with one or more states under similar state laws. Registration requirements for investment advisers are significant. If we are deemed to be an investment adviser and are required to register with the SEC and potentially one or more states as an investment adviser, we will become subject to the requirements of the Investment Advisers Act and the corresponding state laws. The Investment Advisers Act requires: (i) fiduciary duties to clients; (ii) substantive prohibitions and requirements; (iii) contractual requirements; (iv) record-keeping requirements; and (v) administrative oversight by the SEC, primarily by inspection. Requirements and obligations imposed on investment advisers can be burdensome and costly. If it is deemed that we are out of compliance with such rules and regulations, we may also be subject to civil and/or criminal penalties. Applicable state laws may have similar or additional requirements. If we are required to register under these laws, we may no longer be able to continue to offer our products or services, which may have a significant adverse impact on our business and results of operations.

Failure to comply with data privacy and security laws and regulations could adversely affect our operating results and business.

In the ordinary course of our business, we might collect and store in our internal and external data centers, cloud services and networks sensitive data, including our proprietary business information and that of our Users and business collaborators, as well as personal information of our customers and employees. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. The number and sophistication of attempted attacks and intrusions that companies have experienced from third parties has increased over the past few years. Despite our security measures, it is impossible for us to eliminate this risk.

A number of U.S. states have enacted data privacy and security laws and regulations that govern the collection, use, disclosure, transfer, storage, disposal, and protection of personal information, such as social security numbers, financial information and other sensitive personal information. For example, all 50 states and several U.S. territories now have data breach laws that require timely notification to affected individuals, and at times regulators, credit reporting agencies and other bodies, if a company has experienced the unauthorized access or acquisition of certain personal information. Other state laws, such as the California Consumer Privacy Act, as amended, or the “CCPA”, among other things, contain disclosure obligations for businesses that collect personal information about residents in their state and affords those individuals new rights relating to their personal information that may affect our ability to collect and/or use personal information. We are subject to the California Privacy Rights Act, which expands upon the consumer data use restrictions, penalties and enforcement provisions under the California Consumer Privacy Act, the Virginia Consumer Data Protection Act, another comprehensive data privacy law, the Colorado Privacy Act and Connecticut’s An Act Concerning Personal Data Privacy and Online Monitoring, which are also comprehensive consumer privacy laws. Effective December 31, 2023, we became subject to the Utah Consumer Privacy Act, regarding business handling of consumers’ personal data. Meanwhile, several other states and the federal government have considered or are considering privacy laws like the CCPA. We will continue to monitor and assess the impact of these laws, which may impose substantial penalties for violations, impose significant costs for investigations and compliance, allow private class-action litigation and carry significant potential liability for our business.

Outside of the U.S., data protection laws, including the EU General Data Protection Regulation, or the GDPR, also might apply to some of our operations or business collaborators. Legal requirements in these countries relating to the collection, storage, processing and transfer of personal data/information continue to evolve. The GDPR imposes, among other things, data protection requirements that include strict obligations and restrictions on the ability to collect, analyze and transfer EU personal data/information, a requirement for prompt notice of data breaches to data subjects and supervisory authorities in certain circumstances, and possible substantial fines for any violations (including possible fines for certain violations of up to the greater of 20 million Euros or 4% of total company revenue). Other governmental authorities around the world have enacted or are considering similar types of legislative and regulatory proposals concerning data protection.

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The interpretation and enforcement of the laws and regulations described above are uncertain and subject to change and may require substantial costs to monitor, implement and maintain adequate compliance programs. Failure to comply with U.S. and international data protection laws and regulations could result in government enforcement actions (which could include substantial civil and/or criminal penalties), private litigation and/or adverse publicity and could negatively affect our operating results and business.

Our failure to comply with the anti-corruption, trade compliance, and economic sanctions laws and regulations of the United States and applicable international jurisdictions could materially adversely affect our reputation and results of operations.

We must comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, which may include the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) and the U.K. Bribery Act 2010 (the “Bribery Act”), as well as the laws of the countries where we do business. These laws and regulations apply to companies, individual directors, officers, employees, and agents, and may restrict our operations, trade practices, investment decisions, and partnering activities. Where they apply, the FCPA and the Bribery Act prohibit us and our officers, directors, employees, and business partners acting on our behalf, including joint venture partners and agents, from corruptly offering, promising, authorizing, or providing anything of value to public officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The Bribery Act also prohibits non-governmental “commercial” bribery and accepting bribes. As part of our business, we may deal with governments and state-owned business enterprises, the employees and representatives of which may be considered public officials for purposes of the FCPA and the Bribery Act. We are also subject to the jurisdiction of various governments and regulatory agencies around the world, which may bring our personnel and agents into contact with public officials responsible for issuing or renewing permits, licenses, or approvals or for enforcing other governmental regulations.

Our business also must be conducted in compliance with applicable economic sanctions laws and regulations, such as laws administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, and other relevant sanctions authorities. Our operations expose us to the risk of violating, or being accused of violating, anti-corruption, trade compliance, and economic sanctions laws and regulations, and those risks may be heightened as we expand globally. Our failure to successfully comply with these laws and regulations may expose us to reputational harm, significant sanctions, including criminal fines, imprisonment, civil penalties, disgorgement of profits, injunctions, and debarment from government contracts, and other remedial measures. Investigations of alleged violations can be expensive and disruptive. Despite our compliance efforts and activities, we cannot assure compliance by our employees or representatives for which we may be held responsible, and any such violation could materially adversely affect our reputation, business, financial condition, and results of operations.

Our business could be negatively impacted by changes in the U.S. political environment.

There is significant ongoing uncertainty with respect to potential legislation, regulation and government policy at the federal, state and local levels, including as a result of the 2024 elections and the ongoing difficulties of political consensus, in the United States. Such uncertainty and any material changes in such legislation, regulation and government policy could significantly impact our business as well as the markets in which we compete. Specific legislative and regulatory proposals that might materially impact us include, but are not limited to, changes to liability rules for Internet platforms, new laws or regulations regarding the development and use of AI generally, and specifically within the context of financial markets, data privacy regulations, corporate tax regulations and the U.S. federal tax code and public company reporting requirements, immigration policies and enforcement, healthcare law, minimum wage laws, climate and energy policies, foreign trade and relations with foreign governments, pandemic response and increased antitrust scrutiny in the finance or tech industries. To the extent changes in the political environment have a negative impact on us or on our customers, our markets, our business, results of operation and financial condition could be materially and adversely impacted in the future.

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Our business depends on our customers’ continued and unimpeded access to the Internet and the development and maintenance of Internet infrastructure. Internet access providers may be able to block, degrade or charge for access to certain of our services, which could lead to additional expenses and the loss of customers.

Our services depend on the ability of our customers to access the Internet. Currently, this access is provided by companies having significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies and government-owned service providers. Some of these providers have the ability to take measures including legal actions, that could degrade, disrupt or increase the cost of subscriber access to certain of our services by restricting or prohibiting the use of their infrastructure to support our services, charging increased fees to our Users, or regulating online speech. Such interference could result in a loss of existing Users, potential future advertisers and goodwill, could result in increased costs and could impair our ability to attract new Users, thereby harming our revenue and growth. Moreover, the adoption of any laws or regulations adversely affecting the growth, popularity or use of the Internet, including laws impacting Internet neutrality, could decrease the demand for our services and increase our operating costs. The legislative and regulatory landscape regarding the regulation of the Internet and, in particular, Internet neutrality in the U.S. is subject to uncertainty.

To the extent any laws, regulations or rulings permit Internet service providers to charge some Users higher rates than others for the delivery of their content, Internet service providers could attempt to use such law, regulation or ruling to impose higher fees or deliver our content with less speed, reliability or otherwise on a non-neutral basis as compared to other market participants, and our business could be adversely impacted. Internationally, government regulation concerning the Internet, and in particular, network neutrality, may be developing or non-existent. Within such a regulatory environment, we could experience discriminatory or anticompetitive practices impeding both our and our Users’ domestic and international growth, increasing our costs or adversely affecting our business. Additional changes in the legislative and regulatory landscape regarding Internet neutrality, or otherwise regarding the regulation of the Internet, could harm our business, operating results and financial condition.

Our business could be affected by new governmental regulations regarding the Internet.

To date, government regulations have not materially restricted use of the Internet in most parts of the world. However, the legal and regulatory environment relating to the Internet is uncertain, and governments may impose regulation in the future. New laws may be passed, courts may issue decisions affecting the Internet, existing but previously inapplicable or unenforced laws may be deemed to apply to the Internet or regulatory agencies may begin to more rigorously enforce such formerly unenforced laws, or existing legal safe harbors may be narrowed, both by U.S. federal or state governments and by governments of foreign jurisdictions. The adoption of any new laws or regulations, or the narrowing of any safe harbors, could hinder growth in the use of the Internet and online services generally, and decrease acceptance of the Internet and online services as a means of communications, e-commerce and advertising. In addition, such changes in laws could increase our costs of doing business or prevent us from delivering our services over the Internet or in specific jurisdictions, which could harm our business and our results of operations.

Risks Related to Our Intellectual Property

If we fail to develop or protect our intellectual property adequately, our business could suffer.

We have attempted, and may attempt, to develop certain intellectual property of our own, but cannot assure that we will be able to obtain exclusive rights in trade secrets, patents, trademark registrations and copyright registrations. At this time, we are unsure of what types of intellectual property might be developed. The cost of developing, applying for and obtaining such enforceable rights is expensive. Even after such enforceable rights are obtained, there are significant costs for maintaining and enforcing them. We may lack the resources to put in place exclusive protection and enforcement efforts. Also, certain of our service offerings draw from publicly available technology in the marketplace. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, financial condition and results of operations.

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If we were to develop intellectual property, we may seek to enforce our intellectual property rights on others through litigation. Our claims, even if meritorious, may be found invalid or inapplicable to a party we believe infringes or has misappropriated our intellectual property rights. In addition, litigation can:

●	be expensive and time consuming to prosecute or defend;

●	result in a finding that we do not have certain intellectual property rights or that such rights lack sufficient scope or strength;

●	divert management’s attention and resources; or

●	require us to license our intellectual property.

We may rely on trademarks or service marks to establish a market identity for our products or services. To maintain the value of our trademarks or service marks, we may have to file lawsuits against third parties to prevent them from using marks confusingly similar to or dilutive of our registered or unregistered trademarks or service marks. We also may not obtain registrations for our pending or future trademark or service marks applications, and may have to defend our registered trademark or service marks and pending applications from challenge by third parties. Enforcing or defending our registered and unregistered trademarks or service marks may result in significant litigation costs and damages, including the inability to continue using certain marks.

The laws of foreign countries in which we may contemplate doing business in the future may not recognize intellectual property rights or protect them to the same extent as do the laws of the United States. Adverse determinations in a judicial or administrative proceeding could prevent us from offering or providing our products or services or prevent us from stopping others from offering or providing competing services, and thereby have a material adverse effect on our business, financial condition, and results of operations.

General Risk Factors

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which requires management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an emerging growth company and are an accelerated or large accelerated filer.

Though we are required to disclose changes made in our internal controls and procedures on a quarterly basis, we are not required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. As an “emerging growth company,” as defined in the JOBS Act, we may take advantage of certain temporary exemptions from various reporting requirements, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act (and the rules and regulations of the Securities and Exchange Commission thereunder). Once we no longer qualify as an “emerging growth company” under the JOBS Act and lose the ability to rely on the exemptions related thereto discussed above and depending on our status as per Rule 12b-2 of the Securities Exchange Act of 1934, as amended, our independent registered public accounting firm may also need to attest to the effectiveness of our internal control over financial reporting under Section 404.

We may identify material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If our remediation of such material weaknesses is not effective, or if we fail to develop and maintain an effective system of internal controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be materially and adversely affected and the market price of our common stock could be negatively affected, which could require additional financial and management resources.

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An overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, governmental instability, inclement weather, and natural disasters, may affect consumer purchases, which could reduce demand for our products and harm our business, financial conditions, and results of operations.

Our business depends on consumer demand for our platform and, consequently, is sensitive to a number of factors that influence consumer confidence and spending, such as general economic conditions, consumer disposable income, energy and fuel prices, recession and fears of recession, unemployment, minimum wages, availability of consumer credit, consumer debt levels, conditions in the housing market, interest rates, tax rates and policies, inflation, consumer confidence in future economic conditions and political conditions, war and fears of war, inclement weather, natural disasters, terrorism, outbreak of viruses or widespread illness, and consumer perceptions of personal well-being and security.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors. In addition, if we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest of: (1) the last day of the fiscal year following the fifth anniversary of our listing; (2) the last day of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities; and (4) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC.

We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future results of operations may not be comparable to the results of operations of certain other companies in our industry that adopted such standards. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our results of operations could be adversely affected.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes appearing elsewhere in this prospectus. We base our estimates on short duration historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses. Significant estimates and judgments involve the valuation of stock-based compensation. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the market price of our common stock.

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Our current insurance coverage may not be adequate, and we may not be able to obtain insurance at acceptable rates, or at all.

We currently have a business liability insurance policies covering our business. These policies may not provide sufficient coverage in the face of significant claims or multiple claims. Claims exceeding our insurance coverage, or outside of our insurance coverage, could create significant increases in internal costs. If we incur such costs, it could have a material adverse effect on our business, financial condition, and operating results.

Risks Related to Our Securities and this Offering

Our directors, executive officers and current affiliated and other principal stockholders will continue to have substantial control over our company after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

Upon completion of this offering, our executive officers, directors and current affiliated and other principal stockholders and their affiliates will own 8,086,611 shares of our common stock, or approximately 52.4% of the outstanding shares of our common stock, based on the number of shares outstanding as of the date of this prospectus and assuming the sale of 3,322,259 Units in this offering at an assumed public offering price of $12.04 per Unit, the last reported sale price of our common stock on Nasdaq on July 15, 2025, and underwriters’ over-allotment option is not exercised. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

We do not intend to pay dividends for the foreseeable future.

We do not intend to pay any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our board of directors. Accordingly, you must rely on the sale of your common stock after price appreciation, which may never occur, as the only way to realize any future gain on your investment.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to the introduction of technologically more advanced products, and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

●	labor availability and costs for hourly and management personnel;

●	changes in interest rates;

●	macroeconomic conditions, both nationally and locally;

●	changes in consumer preferences and competitive conditions;

●	expansion to new markets;

●	increases in new product development costs;

●	changes in retail investor trends; and

●	increases in infrastructure costs.

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Unanticipated fluctuations in our quarterly operating results could result in a decline in our stock price.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our common stock.

If we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If our shares are delisted from Nasdaq and become subject to the penny stock rules, it would become more difficult to trade our shares.

The Securities and Exchange Commission (“SEC”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Our management will have broad discretion in how we use the net proceeds of this offering and might not use them effectively.

Our management will have considerable discretion over the use of proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner which you may consider most appropriate. Our management might spend a portion or all of the net proceeds from this offering in ways that our stockholders do not desire or that might not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Furthermore, you will have no direct say on how our management allocates the net proceeds of this offering. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

Future sales of our common stock may adversely affect the market price of our securities and our ability to raise funds in new offerings.

Sales of our common stock in the public market following this offering or at the conclusion of any required lock-up periods could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 12,101,273 shares of common stock outstanding as of the date of this prospectus, 4,014,662 shares are freely tradable without restriction, representing shares not held by our “affiliates”.

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Additionally, we intend to register shares of common stock that are reserved for issuance under our 2024 Equity Incentive Plan. For more information, see the section entitled “Shares Eligible for Future Sale — Registration Statements on Form S-8.”

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future. Of the shares that will be outstanding after this offering, the shares offered by this prospectus will be eligible for immediate sale in the public market without restriction by persons other than our affiliates.

The price per Unit and Pre-funded Unit offered under this prospectus may not accurately reflect the value of your investment.

The offering price for the Units and Pre-funded Units offered under this prospectus has been determined by negotiation among us and the representatives of the underwriters. We cannot predict the price at which our shares of common stock or the Warrants will trade upon the closing of the offering.

Since the Warrants and Pre-funded Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants and Pre-funded Warrants, as applicable, are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants and Pre-funded Warrants, as applicable, may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants and Pre-funded Warrants, as applicable, or may receive an amount less than they would be entitled to if they had exercised their Warrants and Pre-funded Warrants, as applicable, prior to the commencement of any such bankruptcy or reorganization proceeding.

We may amend the terms of the Warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then-outstanding Warrants.

The Warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. All other modifications or amendments, including any amendment to increase the exercise price of the Warrants or shorten the exercise period of the warrants, shall require the written consent of the registered holders of a majority of the then-outstanding Warrants.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop for the Pre-funded Warrants.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-funded Warrants will be limited. Further, the existence of the Pre-funded Warrants may act to reduce both the trading volume and the trading price of our common stock.

The Warrants and Pre-funded Warrants are speculative in nature

Except as otherwise provided in the Warrants and Pre-funded Warrants, until holders of Warrants and Pre-funded Warrants acquire our common stock upon exercise of the Warrants and Pre-funded Warrants, holders of Warrants and Pre-funded Warrants will have no rights with respect to our common stock underlying such Warrants and Pre-funded Warrants such as voting rights or the right to receive dividends. Upon exercise of the Warrants and Pre-funded Warrants, the holders will be entitled to exercise the rights of a stockholder of our common stock only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Warrants and Pre-funded Warrants is uncertain. There can be no assurance that the market price of our common stock will ever equal or exceed the price of the Warrants and Pre-funded Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Warrants and Pre-funded Warrants.

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Future sales of shares of our common stock by our principal shareholders or by our officers and directors may negatively impact the market price for our common stock.

Subject to compliance with applicable securities laws, our principal shareholders Elixir Technology Inc., Up and Up Ventures Limited, and Greentown Investments Corporation Limited as well as our directors and officers and their affiliates may sell some or all of their shares of our common stock in the future. No prediction can be made as to the effect, if any, such future sales of shares of our common stock may have on the market price of the shares of our common stock prevailing from time to time. However, the future sale of a substantial number of shares of our common stock by our directors and officers and their affiliates, or the perception that such sales could occur, could adversely affect prevailing market prices for our shares of our common stock.

Future offerings of debt or equity securities may rank senior to our common stock.

We have a present need for additional capital, and we will likely continue to seek to raise new funding from time to time through the issuance of debt or equity securities. Our board of directors has the ability, without further approval of our stockholders, to issue debt or equity securities in the future, ranking senior to our common stock or otherwise incur additional indebtedness, it is possible that these securities or indebtedness will be governed by an indenture or other instrument containing covenants restricting our operating flexibility and limiting our ability to pay dividends to stockholders. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges, including with respect to dividends, more favorable than those of our common stock and may result in dilution (perhaps significant) to our stockholders. Because our decision to issue debt or equity securities in any future offering or otherwise incur indebtedness will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings or financings, any of which could reduce the market price of our common stock and dilute its value.

We may issue additional classes or series of preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our Certificate of Incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations, and relative rights, including preferences over our common stock respecting dividends and distributions, as our Board may determine. The terms of one or more additional classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or dividend or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.

The market price for our common stock may be volatile and will fluctuate.

The market price for shares of our common stock has been volatile following our IPO, trading at a low price of $4.63 and at a high price of $19.69. Such volatility and wide fluctuations in price may occur in response to numerous factors, many of which are beyond our control, including the following: (i) a decrease in the demand for market analysis or market insight products and services; (ii) the liquidity of our common stock or lack thereof; (iii) significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving us or our competitors; (iv) news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry or target markets; (v) revenue and earnings performance can significantly impact investor confidence and influence share price movements; (vi) leadership transitions or high-profile personnel changes may create uncertainty among investors and impact share price stability; and (vii) rapid advancements or disruptions in technology within our industry could affect market perceptions of our company’s ability to innovate and compete, leading to share price volatility. Financial markets often experience significant price and volume fluctuations that affect the market prices of equity securities of public entities and that are, in many cases, unrelated to the operating performance, underlying asset values or prospects of such entities. Accordingly, the market price of our shares of common stock may decline even if our operating results, underlying asset values or prospects have not changed.

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You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 3,322,259 Units in this offering at an assumed public offering price of $12.04 per Unit (the last reported sale price of our common stock on Nasdaq on July 15, 2025), and after deducting underwriting commissions and estimated offering expenses payable by us and assuming no sale of any Pre-funded Units, investors in this offering can expect an immediate dilution of $9.23 per share at the assumed public offering price. Additionally, to the extent that the warrants or options we will grant to our officers, directors and employees, are ultimately exercised, you will sustain future dilution. We may also acquire new businesses or finance strategic alliances by issuing equity, which may result in additional dilution to our stockholders. Following the completion of this offering, our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock. See the section entitled “Dilution.”

We may incur significant increased costs as a result of operating as a public company and our management will be required to devote substantial time to new compliance initiatives.

We may incur significant legal, accounting and other expenses that result from our being a public company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, has imposed various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we anticipate that compliance with these rules and regulations will increase our legal, accounting and financial compliance costs substantially. A number of those requirements will require us to carry out activities we have not done previously. For example, we will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, these rules and regulations may make our activities related to legal, accounting and financial compliance more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our auditors identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain our current levels of such coverage. We estimate the additional costs we may incur to respond to these requirements to range from $350,000 to $500,000 annually, although unforeseen circumstances could increase actual costs. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase our costs.

Our common stock may become the target of a “short squeeze.”

Beginning in 2021, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of shares of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies trading at a significantly inflated rate that is disconnected from the underlying value of our business. Sharp rises in a company’s stock price may force traders in a short position to buy stock to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks has abated. We may be a target of a short squeeze, and investors may lose a significant portion or all their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the shares and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. If one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, the market price for our common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our common stock to decline.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our company or your investment.

An investment in our company generally involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any state or local taxing authority has reviewed the transactions described herein and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warrants regarding such matters.

Unanticipated changes in effective tax rates or adverse outcomes resulting from the examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	costs related to intercompany restructurings; or

●	changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by federal, state and local authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Our amended and restated bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, or agents.

Pursuant to our amended and restated bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any claims in state court for (i) any derivative action or proceedings brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided that for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action,” will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

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The forum selection provision in our amended and restated bylaws may have the effect of discouraging lawsuits against us or our directors and officers and may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. If the enforceability of our forum selection provisions were to be challenged, we may incur additional costs associated with resolving such challenge. While we currently have no basis to expect any such challenge would be successful, if a court were to find our forum selection provisions to be inapplicable or unenforceable with respect to one or more of these specific types of actions or proceedings, we may incur additional costs associated with having to litigate in other jurisdictions, which could have an adverse effect on our business, financial condition, results of operations, cash flows, and prospects and result in a diversion of the time and resources of our employees, management, and Board.

Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

The anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. Our amended certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. For example, our board of directors has the right to issue preferred stock without stockholder approval that could be used to dilute a potential hostile acquirer. As a result, you may lose your ability to sell your stock for a price in excess of the prevailing market price due to these protective measures, and efforts by stockholders to change the direction or management of our business may be unsuccessful. In addition, our amended certificate of incorporation and amended and restated bylaws will:

●	provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

●	provide that special meetings of stockholders may only be called by our board of directors or a majority of holders our common stock;

●	restrictive requirements (including advance notification of stockholder nominations and proposals) on how special meetings of stockholders may be called by our stockholders;

●	not provide stockholders with the ability to cumulate their votes; and

●	provide that only our board of directors or a super-majority of our stockholders (66 2/3%) may amend our amended and restated bylaws.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, and that involve significant risks and uncertainties. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	ineffectively competing in our industry;

●	the impact of governmental laws and regulation;

●	failure to maintain and protect our reputation for trustworthiness and independence;

●	our ability to adequately market our products and services, and to develop additional products and product offerings;

●	our ability to manage growth effective, including through acquisitions;

●	our ability to continue to evolve and adapt our technology, including further adoption of artificial intelligence and machine learning technologies;

●	our ability to attract new Users and to persuade existing Users to renew their subscription agreements with us and to purchase higher subscription tiers from us;

●	our ability to successfully expand the coverage of our products to include foreign markets;

●	our ability to successfully expand the coverage of our products to include additional types of financial instruments;

●	assumptions related to the size of the market for our publications and analysis tools;

●	our future capital needs;

●	our ability to expand our revenue streams beyond a subscriber model;

●	difficulties with certain data providers, technology providers, and third-party services we rely on or will rely on;

●	failure to maintain our corporate culture as we grow and changes in consumer recognition of our brand;

●	our ability to attract, develop, and retain capable management, analysts, and other key personnel;

●	labor shortages, unionization activities, labor disputes or increased labor costs;

●	our ability to realize the anticipated benefits of our bitcoin treasury strategy;

●	inadequately protecting our intellectual property or breaches of security of confidential consumer information; and.

●	other factors detailed under the section of this prospectus entitled “Risk Factors.”

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth above under “Risk Factors” and elsewhere in this prospectus. The factors set forth above under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our common stock, you should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect.

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USE OF PROCEEDS

We estimate that the net proceeds from the Units and Pre-funded Units we are offering will be approximately $36,389,113 based on an assumed offering price of $12.04 per Unit (the last reported sale price of our common stock on Nasdaq on July 15, 2025). If the representatives of the underwriters fully exercise the over-allotment option, the net proceeds of the Units we sell will be approximately $41,909,113. “Net proceeds” is what we expect to receive after deducting the underwriting discount and commission and estimated offering expenses payable by us assuming no sale of the Pre-funded Units.

We currently intend to use a substantial majority of the net proceeds of this offering for the acquisition of bitcoin, with the remainder put toward working capital and other general corporate purposes See the section below entitled “Business – Bitcoin Trading Strategy” and the section above entitled “Risk Factors — Risks Related to our Bitcoin Treasury Strategy and Holdings.” We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Accordingly, we will retain broad discretion over the use of these proceeds. To the extent we do not use the net proceeds as described above, we intend to invest any remaining net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. federal government.

We anticipate an approximate allocation of the use of net proceeds as follows:

Use of Net Proceeds	$ (in millions)*	%
Acquisition of bitcoin	30,930,746	85%
Working Capital	5,458,367	15%
Total	36,389,113	100%

* Assuming the over-allotment option is not exercised.

While we expect to use the net proceeds for the purposes described above, the amounts and timing of our actual expenditures will depend upon numerous factors, including the aggregate amount raised in this offering. The expected net proceeds from this offering, if added to our current cash and cash equivalents, is anticipated to be sufficient to fund our operations for at least the next 12 months. In the event that our plans change, our assumptions change or prove to be inaccurate, we undertake significant transactions like acquisitions, or the net proceeds of this offering are less than as set forth herein or otherwise prove to be insufficient, it may be necessary or advisable to reallocate proceeds or curtail expansion activities, or we may be required to seek additional financing or curtail our operations. As a result of the foregoing, our success will be affected by our discretion and judgment with respect to the application and allocation of the net proceeds of this offering.

Each $1.00 increase (decrease) in the assumed public offering price of $12.04 per Unit (the last reported sale price of our common stock on Nasdaq on July 15, 2025) would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $3.1 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of Units we are offering. An increase (decrease) of 500,000 in the number of Units we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $5.6 million, assuming the public offering price stays the same. An increase of 500,000 in the number of Units we are offering, together with a $1.00 increase in the assumed public offering price of $12.04 per Unit (the last reported sale price of our common stock on Nasdaq on July 15, 2025), would increase the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $9.1 million. We do not expect that a change in the offering price or the number of Units by these amounts would have a material effect on our intended uses of the net proceeds from this offering, although it may impact the amount of time prior to which we may need to seek additional capital.

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CAPITALIZATION

The following table sets forth our cash and equivalents and capitalization as of March 31, 2025:

●	on an actual basis;

●	On a pro forma basis immediately prior to this offering to give effect to the consummation of our IPO and the closing of the IPO Over-Allotment Option; and

●	on a pro forma as adjusted basis to give effect to the sale of Units in this offering, assuming an public offering price of $12.04 per Unit (the last reported sale price of our common stock on Nasdaq on July 15, 2025), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and other estimated offering expenses payable by us and assuming no sale of the Pre-funded Units.

You should read the information in this table together with our financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	As of March 31, 2025
	Actual	Pro Forma	Pro Forma As Adjusted
Equity:
Shares of common stock, $0.001 par value, 50,000,000 shares authorized, 10,031,273 shares of common stock outstanding as of March 31, 2025, on an actual basis; 12,101,273 shares of common stock outstanding immediately before this offering; and 15,423,532 shares of common stock outstanding as adjusted after giving effect to this offering	$10,031	$12,101	$15,423
Additional paid-in-capital	2,162,945	9,748,270	46,134,061
Accumulated deficit	(2,769,276)	(2,769,276)	(2,769,276)
Total shareholders’ equity	$(596,300)	$6,991,095	$43,380,208
Total capitalization	$(575,784)	$7,011,611	$43,400,724

The number of shares of our common stock to be outstanding upon completion of this offering is based on 12,101,273 shares of our common stock outstanding as of the date of this prospectus, assumes no exercise by the underwriters of their over-allotment option or the sale of Pre-funded Units and excludes:

●	1,183,128 shares of our common stock reserved for future issuance under our 2024 Equity Incentive Plan.

●	144,900 shares of our common stock issuable upon exercise of the IPO Warrants with an exercise price of $4.30 per share of common stock;

●	3,322,259 shares of our common stock issuable upon exercise of the Warrants offered hereby at an exercise price of $12.04 (100% of the assumed public offering price of $12.04 per Unit, the last reported sale price of our common stock as reported on Nasdaq on July 15, 2025) per share of common stock.

Each $1.00 increase (decrease) in the assumed public offering price of $12.04 per Unit (the last reported sale price of our common stock on Nasdaq on July 15, 2025) would increase (decrease) the amount of cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $3.1 million, assuming the number of Units, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 500,000 Units offered by us would increase (decrease) cash, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $5.6 million, assuming the assumed public offering price of $12.04 per Unit (the last reported sale price of our common stock on Nasdaq on July 15, 2025) remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

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DILUTION

If you purchase Units in this offering, your interest will be diluted immediately to the extent of the difference between the assumed public offering price of $12.04 per Unit (the last reported sale price of our common stock on Nasdaq on July 15, 2025) and the pro forma as adjusted net tangible book value (deficit) per share of our common stock immediately upon the consummation of this offering. As of March 31, 2025, we had a historical net tangible deficit of 758,106, or ($0.08) per share of common stock. Our historical net tangible deficit per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of March 31, 2025. Subsequent to March 31, 2025, but prior to the date of this offering, we consummated our IPO and closed on the IPO Over-Allotment Option. As a result of these issuances, our pro forma net tangible book value per share immediately prior to this offering was $0.58, based upon 12,101,273 shares of our common stock outstanding.

After giving effect to our sale of 3,322,259 Units in this offering at an assumed public offering price of $12.04 per Unit (the last reported sale price of our common stock on Nasdaq on July 15, 2025), and after deducting underwriters’ commissions and estimated offering expenses by us and assuming no sale of the Pre-funded Units, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been $43,380,208, or $2.81 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $2.23 per share of common stock to existing stockholders and an immediate dilution in pro forma net tangible book value of $9.23 per share to purchasers of Units in this offering.

The following table illustrates this dilution on a per share of common stock basis assuming the representatives of the underwriters do not exercise their option to purchase additional Units:

Assumed public offering price per Unit		$12.04
Historical net tangible deficit per share as of March 31, 2025	$(0.08)
Increase per share attributable to the IPO and IPO Over-Allotment Option	$0.66
Pro Forma net tangible book value per share immediately prior to this offering	$0.58
Increase in net tangible book value per share attributable to this offering	$2.23
Pro Forma As adjusted net tangible book value per share as of March 31, 2025, after giving effect to the IPO, IPO Over-Allotment Option, and this offering	$2.81
Dilution per share to new investors in the offering		$9.23

The dilution information discussed above is illustrative only and may change based on the actual public offering price and other terms of this offering.

A $1.00 increase in the assumed public offering price of $12.04 per Unit of common stock would increase our pro forma as adjusted net tangible book value after giving effect to this offering by $3,083,838, or by $0.20 per share of common stock, assuming the number of shares offered by us remains the same and after deducting the estimated underwriting discount. A $1.00 decrease in the assumed public offering price per Unit would result in equal changes in the opposite direction.

If the representatives of the underwriters exercise their option in full to purchase 498,338 additional Units or Pre-funded Units, or any combination thereof, in this offering at the assumed offering price of $12.04 per Unit and/or Pre-funded Units, the pro forma as adjusted net tangible book value per share after this offering would be $3.07 per share of common stock, the increase in the pro forma as adjusted net tangible book value per share to existing stockholders would be $2.49 per share of common stock and the dilution to new investors purchasing securities in this offering would be $8.97 per share of common stock.

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MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stocks are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ATHR.” We have applied to list the Warrants on The Nasdaq Capital Market under the symbol “ATHRW”, which listing is a condition to this offering. No assurance can be given that our application will be approved. There is no established trading market for the Pre-funded Warrants and we do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Number of Holders

As of the date of this prospectus, there are 10 record holders of our common stock.

Dividend Policy

We do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

Ownership

The following charts illustrate our pro forma proportionate ownership, upon completion of this offering by present stockholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present stockholders as of the date the consideration was received and by investors in this offering at the public offering price. The charts further assume no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased			Total Consideration		Average Price
	Amount (#)		Percent (%)	Amount ($)	Percent (%)	Per Share ($)
Existing stockholders	12,101,273	(1)	78.5%	9,760,371	19.6%	$0.81
New investors	3,322,259	(2)	21.5%	39,999,998	80.4%	$12.04
Total	15,423,532		100.0%	49,760,369	100.0%	$3.23

(1)	The number of common stock to be outstanding after this offering is based on 12,101,273 shares of common stock outstanding as of the date of this prospectus, and excludes:

●	1,183,128 shares of our common stock reserved for future issuance under our 2024 Equity Incentive Plan.

●	144,900 shares of our common stock issuable upon exercise of the IPO Warrants with an exercise price of $4.30 per share of common stock;

●	3,322,259 shares of our common stock issuable upon exercise of the Warrants offered hereby at an exercise price of $12.04 (100% of the assumed public offering price of $12.04 per Unit, the last reported sale price of our common stock as reported on Nasdaq on July 15, 2025) per share of common stock.

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(2) Assuming no exercise of the Warrants or the sale of Pre-funded Units being offered herein.

The table below assumes the underwriters’ over-allotment option is exercised in full:

	Shares Purchased			Total Consideration		Average Price
	Amount (#)		Percent (%)	Amount ($)	Percent (%)	Per Share ($)
Existing stockholders	12,101,273	(1)	76%	9,760,371	17.5%	$0.81
New investors	3,820,597	(2)	24%	45,999,988	82.5%	$12.04
Total	15,921,870		100.0%	55,760,359	100.0%	$3.50

(1)	The number of common stock to be outstanding after this offering is based on 12,101,273 shares of common stock outstanding as of the date of this prospectus, and excludes:

●	1,183,128 shares of our common stock reserved for future issuance under our 2024 Equity Incentive Plan.

●	144,900 shares of our common stock issuable upon exercise of the IPO Warrants with an exercise price of $4.30 per share of common stock;

●	3,820,597 shares of our common stock issuable upon exercise of the Warrants offered hereby, assuming the underwriters’ over-allotment option is exercised in full, at an exercise price of $12.04 (100% of the assumed public offering price of $12.04 per Unit, the last reported sale price of our common stock as reported on Nasdaq on July 15, 2025) per share of common stock.

(2) Assuming no exercise of the Warrants or the sale of Pre-funded Units being offered herein.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding stock awards held by any of our executive officers on September 30, 2024.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following is a discussion and analysis of our financial condition and results of operations together with the section titled “Summary of Consolidated Financial Information” and our audited financial statements and related notes, each included elsewhere in this prospectus. All amounts included herein with respect to the six months ended March 31, 2025 and 2024 are derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. All amounts included herein with respect to the fiscal years ended September 30, 2024 and 2023 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. GAAP. In addition to historical consolidated financial information, the following discussions and other parts of this prospectus contain forward-looking statements that reflect our plans, objectives, expectations, intentions, and beliefs, which involve risks, uncertainties and assumptions. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included elsewhere in this prospectus.

Overview of Our Company

We are an emerging financial technology platform company that offers proprietary research analytics, data and tools for both institutional and retail equity traders (who we refer to herein as “Users”) through our flagship, cloud-based software platform, SentimenTrader.com. By integrating advanced technologies, including artificial intelligence (“AI”) tools, with the critical thinking and analytical abilities of our team of evidenced-based trading veterans, we aim to provide our Users with a powerful combination of technology and expertise, enabling them to make informed decisions to level-up their trading in the markets.

Our platform is powered by an advanced data collection system that operates utilizing API calls and web scraping, fetching raw data 24/7 from a wide array of authoritative sources, including industry leaders like Bloomberg, Chicago Board Options Exchange, Consensus, Commodity Futures Trading Commission, End of Day Historical Data and Intercontinental Exchange. This automated process allows us to remain abreast of the latest market trends, trading volumes, and essential financial indicators.

Our platform currently provides coverage of U.S. equity and option securities, evaluating the equities and options markets and conducting assessments through our analysts and technology daily. SentimenTrader utilizes technical indicators of market sentiment (meaning our proprietary gauge of the overall attitude of investors towards a particular market or security) as the cornerstone for our analyses and integrates technological advancements and the potential of deep learning techniques to create trade ideas, strategies, models, and other market analysis. We intend to target a wider audience than our current User base by broadening the scope and variety of our products, expanding the types of securities our platform covers, and broadening our coverage to include more markets and exchanges.

We currently generate revenue from subscriptions to SentimenTrader. Cloud-based services allow our Users to access tailor-made stock research reports without taking possession of the software. Revenue is generally recognized ratably over the subscription term beginning on the commencement date of each subscription, which is the date our cloud-based software is first made available to a User. Subscription agreements generally have terms ranging from one month to one year. For the years ended September 30, 2024 and 2023, our total revenues were $1,440,096, and $1,555,542, respectively. For the three and six months ended March 31, 2025, our total revenue were approximately $341,906 and $696,549, respectively. For the three and six months ended March 31, 2024, our total revenue were approximately $365,220 and $730,633, respectively.

On April 9, 2025, the registration statement for our initial public offering (the “IPO”) became effective. The IPO was consummated on April 11, 2025, with the issuance of 1,800,000 shares of our common stock at a public offering price of $4.30 per share, generating gross proceeds of $7,740,000. In connection with the IPO, we granted the underwriters an over-allotment option to purchase up to 270,000 additional shares at the same public offering price. On April 16, 2025, the over-allotment option was fully exercised, resulting in additional gross proceeds of $1,161,000. With the full exercise of the over-allotment option, the total gross proceeds from the IPO amounted to $8,901,000, before deducting underwriting discounts, commissions, and offering expenses. We believe the IPO proceeds have significantly enhanced our financial position and liquidity.

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Additionally, on April 30, 2025, we incorporated a new subsidiary, Alpha Edge Media, Inc. (“AEM”), to support our expanding newsletter business. The newsletters published by AEM will target both institutional and retail investors, focusing on topics such as macroeconomic trends, market insights, and market psychology, while broadening our overall coverage of securities, markets and exchanges. We believe the expansion of our newsletter business will complement the newsletters currently published through our SentimenTrader platform and enable us to continue to build brand authority, expand recurring engagement with our Users, generate new User engagement with SentimenTrader, and open up new revenue streams through potential advertisements, sponsorships, and premium content.

We continue to focus on achieving our mission of establishing ourselves as a preeminent fintech information company dedicated to the development of smart platforms tailored to empower the investing community with actionable strategic insights. To this end, in addition to our establishing AEM to further develop our newsletter business and expand the securities, markets, and exchanges we currently cover, we are also actively exploring research and development initiatives to focus on advancing proprietary analytics and AI-driven models, as well as the possibility of growth through acquisition of complementary tools and technologies that would enhance our platform’s capabilities and value to Users.

Financial Highlights

The following tables present the revenue, cost of sales, gross margin and the net cash provided by or used in operating activities for the six months ended March 31, 2025 and 2024, and the years ended September 30, 2024 and 2023.

	Six Months ended
	March 31,
	2025	2024	% Change

Revenue	$696,549	$730,633	(4.7)%
Cost of sales	$217,174	$222,884	(2.6)%
Gross profit margin	68.8%	69.5%	(0.7)%
Net cash used in operating activities	$(361,771)	$(157,093)	130.1%

	For the Years ended
	September 30,
	2024	2023	% Change

Revenue	$1,440,096	$1,555,542	(7.4)%
Cost of sales	$445,466	$409,705	8.7%
Gross profit margin	69.1%	73.7%	(6.2)%
Net cash provided by (used in) operating activities	$(853,380)	$205,103	(516.1)%

Factors and Trends Affecting Our Business and Results of Operations

We believe the most significant factors that affect our business and results of operations including the following:

Increasing Usage by Our Existing Customers

Our existing Userbase presents a significant opportunity for further sales expansion through increased usage of our platform and adoption of additional product offerings. We are highly focused on gaining a better understanding of the needs and growth plans of our existing Users. This deeper relationship with our Users will help us identify opportunities to educate our customer base on ways to utilize the platform more effectively for their individual use cases, as well as provide a feedback loop to inform our product roadmap. We are focusing our sales and support teams to prevent User churn by ensuring that our products and services can provide a high level of value. Our goal is to continue to increase our revenue from existing Users through the introduction of new products and features tailored to our customer base in addition to expanded User outreach, focused on larger Users and specific use cases.

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Growing Our Base of Higher Spend Customers

We believe there is a substantial opportunity to further expand our User base to attract more businesses that can scale on our platform. We are investing in strategies that we believe will attract enterprise Users, including new marketing and partnership initiatives that further optimize our self-service revenue funnel and help Users expand their usage.

Investing in Our Platform and Product Offerings

We have a history of, and will continue to invest significantly in, delivering innovative products, features and functionality targeted at our core User base. The market opportunity for our core services of providing proprietary research analytics, data, and tools for equity traders through a flagship platform continues to expand and we are making targeted investments to expand this revenue. Beyond the SentimentTrader platform, we continue to see large growth opportunities in U.S. markets and, accordingly, we have expanded our portfolio of products and offerings over the last few years. In addition, we may pursue both strategic partnerships and acquisitions that we believe will be complementary to our business, accelerate User acquisition, increase usage of our platform and/or expand our product offerings in our core markets. Our results of operations may fluctuate as we make these investments to drive usage and take advantage of our expansive market opportunity.

Increasing Importance of AI

Our future success depends in large part on the continuing adoption of AI, proliferation of retail investors and the increasing importance of research, all of which are driving the adoption of our equity research platform. We believe our market opportunity is large and that these factors will continue to drive our growth.

Macroeconomic Conditions

Unfavorable conditions in the economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, supply chain disruptions, inflationary pressures, interest rates, financial and credit market fluctuations, volatility in the capital markets, liquidity concerns at, and failures of, banks and other financial institutions, international trade relations, political turmoil, political instability, natural catastrophes, outbreaks of contagious diseases, warfare and terrorist attacks on the United States, Europe or elsewhere, including military actions affecting Russia, Ukraine, the Middle East or elsewhere, could cause a decrease in business investments in information technology and negatively affect the growth of our business and our results of operations. While our business model provides some resilience against these factors, we will continue to monitor the impacts of these or similar circumstances on our business, and will take appropriate measures, to minimize potential risk exposure.

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Key Business Metrics

We review the following key business metrics to measure our performance, identify trends, formulate financial projections, and make strategic decisions. We are not aware of any uniform standards for calculating these key metrics, which may hinder comparability with other companies who may calculate similarly titled metrics in a different way.

	For the Three Months Ended March 31,			For the Six Months Ended March 31,
	2025	2024	% change	2025	2024	% change
Free Subscribers	325	207	57.0%	593	5,085	(88.3)%
Average conversion rate from free to paid subscribers	20.9%	28.7%	(27.3)%	23.0%	26.9%	(14.4)%
Paid Subscribers	2,331	2,497	(6.6)%	2,357	3,263	(27.7)%
Average Revenue Per User (“ARPU”)	$147	$146	0.3%	$295	$224	31.9%
Total Revenue	$341,906	$365,220	(6.4)%	$696,549	$730,633	(4.7)%

	For the Years Ended September 30,
	2024	2023	% change
Free Subscribers	5,576	6,808	(18.1)%
Average conversion rate from free to Paid Subscribers	23.9%	32.9%	(27.4)%
Paid Subscribers	2,831	2,771	2.2%
Average Revenue Per User (“ARPU”)	$509	$561	(9.3)%
Revenue	$1,440,096	$1,555,542	(7.4)%

Free Subscribers

“Free Subscribers” are defined as Users who subscribe to our free investment publications using a valid email address and remain directly opted in, excluding Paid Subscribers who also receive free subscriptions. These free subscriptions often feature daily publications with commentary on the stock market, investment ideas, and other specialized topics. Our free publications include advertisements and editorial support for our current marketing campaigns. Through these publications, Free Subscribers become acquainted with our editors and analysts, explore our products and services, and discover how we could help them become better investors.

The number of Free Subscribers decreased by 4,492, or 88.3%, from 5,085 for the six months ended March 31, 2024 to 593 for the six months ended March 31, 2025. This decline was primarily due to the limited number of marketing campaigns for free subscriptions during the six months ended March 31, 2025, compared to the large-scale marketing campaigns conducted throughout the six months ended March 31, 2024. The marketing campaigns in fiscal 2024 took place in October 2023, attracting 4,450 Free Subscribers. After this campaign, we shifted our focus to developing strategies aimed at improving Average Revenue Per User (“ARPU”) and facilitating subscription plan migrations.

The number of Free Subscribers increased by 118, or 57.0%, from 207 for the three months ended March 31, 2024 to 325 for the three months ended March 31, 2025. The increase in number of Free Subscribers could be attributed to the increased brand awareness driven by the recent marketing advertising and marketing campaigns.

The number of Free Subscribers decreased by 1,232, or 18.1%, from 6,808 as of September 30, 2023, to 5,576 as of September 30, 2024. This decline was primarily due to the limited number of large-scale marketing campaigns for free subscriptions in fiscal 2024, compared to several such campaigns conducted throughout fiscal 2023. The only major campaign in fiscal 2024 took place in October 2023, attracting 4,450 Free Subscribers. After this campaign, we shifted our focus to developing strategies aimed at improving Average Revenue Per User (ARPU) and facilitating subscription plan migrations. These factors directly contributed to the decrease in Free Subscribers starting from the second quarter of fiscal 2024.

We acknowledge that Free Subscribers play a critical role in our business ecosystem, serving as the foundation of the customer acquisition funnel. They represent a low-barrier entry point for potential Users, allowing them to explore and engage with the platform without financial commitment. This group often acts as a pipeline for converting Users into paid subscribers, which directly drives revenue growth. To address the decline in Free Subscribers in fiscal 2025, we plan to implement more diversified and targeted marketing campaigns, enhance our User interface to simplify the free User sign-up process, and foster a sense of community through exclusive events, forums, and social media groups, which encourage retention and advocacy.

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Paid Subscribers

“Paid Subscribers” are defined as the number of monthly average Users with paid subscriptions during the period or year. We view the number of Paid Subscribers at the end of a given period as a key indicator of the attractiveness of our products and services, as well as the efficacy of our marketing in converting Free Subscribers to Paid Subscribers and generating direct-to-paid Paid Subscribers. We grow our Paid Subscriber base through performance marketing directly to prospective and existing Users across a variety of media, channels, and platforms. Management anticipates the conversion rate will increase when the business becomes more mature in the future.

Paid Subscribers decreased by 906, or 27.7%, from 3,263 for the six months ended March 31, 2024 to 2,357 for the six months ended March 31, 2025. This decline was largely driven by the expiration of a targeted promotional campaign that began in October 2023, which resulted in the sale of 1-month subscription packages to approximately 4,450 new subscribers. Excluding the effect of this promotional boost, the normalized Paid Subscribers for the six months ended March 31, 2024, was approximately 2,520. For the three months ended March 31, 2025, the decrease in Paid Subscribers was similarly attributable to the absence of this promotional campaign. The increase in new subscriber sign-ups in October 2023 contributed to higher conversion rates and a corresponding increase in paid subscribers for the three months ended March 31, 2024. These reflected the slight decrease in Paid Subscribers for the three and six months ended March 31, 2025.

The average conversion rate was approximately 23.0% and 26.9% for the six months ended March 31, 2025 and 2024, respectively. The average conversion rate was approximately 20.9% and 28.7% for the three months ended March 31, 2025 and 2024, respectively. The lower conversion rates for the three and six months ended March 31, 2025 was attributable to the absence of a large-scale promotional campaign. The Campaign held in October 2023 attracted a large volume of new subscribers, resulting in a partial conversion to paid plans in the following months, temporarily boosting conversion metrics during the comparative periods. Additionally, during fiscal 2024, we experienced challenges associated with subscription plan migrations and identified technical issues related to billing information. These factors contributed to customer attrition and further pressure on the conversion rate.

Paid Subscribers increased by 60, or 2.2%, from 2,771 for the year ended September 30, 2023, to 2,831 for the year ended September 30, 2024. This growth was largely driven by a targeted promotional campaign in October 2023, which resulted in the sale of 1-month subscription packages to approximately 4,450 new subscribers. However, excluding the effect of this promotional boost, the normalized Paid Subscribers for the year ended September 30, 2024, was approximately 2,459, reflecting a slight decrease compared to the previous year.

The average conversion rate was approximately 23.9% for the year ended September 30, 2024, down from 32.9% for the year ended September 30, 2023. This significant decline was primarily due to the promotional campaign in October 2023, which temporarily skewed conversion rates. Excluding this impact, the normalized average conversion rate for fiscal 2024 was approximately 27.1%, indicating a more stable trend. Additionally, during fiscal 2024, we experienced challenges associated with subscription plan migrations and identified technical issues related to billing information. The factors contributed to customer attrition and further pressure on the conversion rate.

To reverse this downward trend and drive future growth, management is focused on several strategic initiatives. We are actively incorporating new features and improvements into SentimenTrader to enhance User experience and increase conversion rates. This includes introducing advanced analytical tools, expanding data sources, and refining our platform’s design to improve accessibility and ease of use. Additionally, we are exploring targeted marketing strategies to attract new Paid Subscribers while retaining existing ones. Through these efforts, we are confident in our ability to enhance User engagement and improve both subscriber growth and conversion rates in the coming periods.

Average Revenue Per User (“ARPU”)

The ARPU is calculated based on the revenue divided by the number of monthly average Paid Subscribers over that period or year. We believe ARPU is a key indicator of how successful we are in attracting Users to higher-value content. We believe that our high ARPU is indicative of the trust we build with our Users and of the value they see in our products and services.

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ARPU increased by $71, or 31.9%, to $295 for the six months ended March 31, 2025, as compared to $224 for the six months ended March 31, 2024. This increase was primarily attributable to the promotional campaign conducted in October 2023, which resulted in the sale of 1-month subscription packages to approximately 4,450 new subscribers. Excluding the impact of this promotion, the normalized Paid Subscribers for the six months ended March 31, 2024, was approximately 2,520. Based on the normalized number of Paid Subscribers, ARPU would have increased to $290. The ARPU was comparable for the six months ended March 31, 2025 and 2024.

ARPU was $147 and $146 for the three months ended March 31, 2025 and 2024, respectively. The ARPU was comparable subsequent to the promotional campaign held in October 2023.

ARPU decreased by $52, or 9.3%, to $509 for the year ended September 30, 2024, compared to $561 for the year ended September 30, 2023. This decrease was primarily attributable to the promotional campaign conducted in October 2023, which resulted in the sale of 1-month subscription packages to approximately 4,450 new subscribers. Excluding the impact of this promotion, the normalized Paid Subscribers for the year ended September 30, 2024, was approximately 2,459. Based on the normalized number of Paid Subscribers, ARPU would have increased to $586.

Revenue

Revenue is generated from providing online subscription services. Revenue is generally recognized ratably over the contract term, starting from the commencement date of each contract, which is the date our cloud-based software is made available to customers and collection is reasonably assured.

Revenue decreased by $34,084, or 4.7%, from $730,633 for the six months ended March 31, 2024, to $696,549 for the six months ended March 31, 2025. This decrease was primarily due to a decrease in Paid Subscribers. In October 2023, we conducted a promotional campaign that resulted in the sale of 1-month subscription packages to approximately 4,450 new subscribers. Excluding the impact of this promotion, the normalized Paid Subscribers for the six months ended March 31, 2024, was approximately 2,520, compared to 2,357 for the six months ended March 31, 2025.

Total revenue decreased by $23,314, or 6.4%, from $365,220 in the three months ended March 31, 2024 to $341,906 in the three months ended March 31, 2025. The decrease in revenue was principally due to the decrease in the average number of paid subscribers from 2,497 for the three months ended March 31, 2024 to 2,331 for the three months ended March 31, 2025.

Revenue decreased by $115,446, or 7.4%, from $1,555,542 for the year ended September 30, 2023, to $1,440,096 for the year ended September 30, 2024. This decrease was primarily due to a decrease in normalized Paid Subscribers. In October 2023, we conducted a promotional campaign that resulted in the sale of 1-month subscription packages to approximately 4,450 new subscribers. Excluding the impact of this promotion, the normalized Paid Subscribers for the year ended September 30, 2024, was approximately 2,459, compared to 2,771 for the year ended September 30, 2023. Additionally, we experienced challenges associated with subscription plan migrations and identified technical issues related to billing information. These factors further contributed to the reduction in revenue for the year ended September 30, 2024.

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Results of Operations

For the Three and Six Months Ended March 31, 2025 and 2024

The following table summarizes the results of unaudited condensed consolidated statements of operations and comprehensive loss for the three and six months ended March 31, 2025 and 2024 in U.S. dollars, and provides information regarding the dollar and percentage increase or (decrease) during such periods. The operating results in any historical period are not necessarily indicative of the results that may be expected for any future period.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024

Revenues	341,906	$365,220	$696,549	$730,633
Cost of sales	109,616	109,585	217,174	222,884
Gross profit	232,290	255,635	479,375	507,749

Operating expenses:
Selling and marketing expenses	56,622	28,341	78,667	80,339
General and administrative expenses	560,551	409,569	1,107,790	703,624
Total operating expenses	617,173	437,910	1,186,457	783,963

Loss before income taxes	(384,883)	(182,275)	(707,082)	(276,214)

Provision for income taxes	(5,298)	-	(5,298)	-

Net loss and comprehensive loss	$(390,181)	$(182,275)	$(712,380)	$(276,214)

Six months ended March 31, 2025 Compared to Six Months Ended March 31, 2024

	For the six months ended March 31,
	2025		2024		Amount	Percentage
	Amount	As % of Sales	Amount	As % of Sales	Increase (Decrease)	Increase (Decrease)

Sales	$696,549	100.0%	$730,633	100.0%	$(34,084)	(4.7)%
Cost of sales	217,174	31.2%	222,884	30.5%	(5,710)	(2.6)%
Gross profit	479,375	68.8%	507,749	69.5%	(28,374)	(5.6)%
Operating expenses
Selling expenses	78,667	11.3%	80,339	11.0%	(1,672)	(2.1)%
General and administrative expenses	1,107,790	159.0%	703,624	96.3%	404,166	57.4%
Total operating expenses	1,186,457	170.3%	783,963	107.3%	402,494	51.3%
Loss before income taxes	(707,082)	(101.5)%	(276,214)	(37.8)%	430,868	156.0%
Provision for income taxes	(5,298)	(0.8)%	-	-	5,298	100.0%
Net loss and comprehensive loss	$(712,380)	(102.3)%	$(276,214)	(37.8)%	$436,166	157.9%

Revenue

Our revenue decreased by $34,084, or 4.7%, from $730,633 for the six months ended March 31, 2024 to $696,549 in the six months ended March 31, 2025. This decrease was primarily due to a decrease in normalized Paid Subscribers. In October 2023, we conducted a promotional campaign that resulted in the sale of 1-month subscription packages to approximately 4,450 new subscribers. Excluding the impact of this promotion, the normalized Paid Subscribers for the six months ended March 31, 2024, was approximately 2,520, compared to 2,357 for the six months ended March 31, 2025.

We are actively incorporating new features and improvements into SentimenTrader to enhance User experience and increase conversion rates. This includes introducing advanced analytical tools, expanding data sources, and refining our platform’s design to improve accessibility and ease of use. Additionally, we are exploring targeted marketing strategies to attract new Paid Subscribers while retaining existing ones. Through these efforts, we are confident in our ability to enhance User engagement and improve both subscriber growth and conversion rates in the coming periods.

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Gross profit and Costs of Sales

Cost of sales mainly include the hosting costs for the Sentiment Trader platform, Bloomberg access for the analysts to research tools, and analyst salaries. Cost of sales decreased by $5,710, or 2.6%, from $222,884 in the six months ended March 31, 2024 to $ 217,174 in the six months ended March 31, 2025. The decrease was mainly driven by the decrease in the number of our user subscriptions for Bloomberg access.

Gross profit decreased by $28,374, or 5.6%, from $507,749 in the six months ended March 31, 2024 to $ 479,375 in the six months ended March 31, 2025. The decrease in gross profit was mainly due to the decrease in the number of our user subscriptions for Bloomberg access, as discussed above.

Our gross profit margin was 68.8% in the six months ended March 31, 2025, as compared with 69.5% in the six months ended March 31, 2024. The decrease in gross profit margin was primarily attributable to the combined impact of the decrease in subscription revenue and decrease in cost of sales.

Our cost and gross profit are as follows:

	For the six months ended March 31, 2025			For the six months ended March 31, 2024
Category	Cost of sales	Gross profit	Gross profit %	Cost of sales	Gross profit	Gross profit %	Variance in Cost of sales	Variance in gross profit	Variance in gross profit %

Subscription service	$217,174	$479,375	68.8%	$222,884	$507,749	69.5%	$(5,710)	$(28,374)	(0.7)%
Total	$217,174	$479,375	68.8%	$222,884	$507,749	69.5%	$(5,710)	$(28,374)	(0.7)%

Selling and marketing expenses

Our selling and marketing costs primarily consist of expenses related to advertising and marketing consultants. It only decreased by $1,672 or 2.1%, from $80,339 for the six months ended March 31, 2024 to $78,667 for the six months ended March 31, 2025, representing 11.3% and 11.0% of our total revenue for the six months ended March 31, 2025 and 2024, respectively. The expenses incurred for marketing campaigns was comparable between the six months ended March 31, 2025 and 2024.

General and administrative expenses

Our general and administrative expenses primarily include salaries and benefits, professional fees, office expenses, software development expenses, travel and entertainment expenses and amortization expenses. Our general and administrative expenses represented 159.0% and 96.3% of our total revenue for the six months ended March 31, 2025 and 2024, respectively. General and administrative expenses increased by $404,166, or 57.4%, from $703,624 for the six months ended March 31, 2024 to $ 1,107,790 for the six months ended March 31, 2025. The increase was mainly due to the increase in professional fees and executive and director compensation.

Our professional fees increased by $100,242 or 19.2%, from $521,871 for the six months ended March 31, 2024 to $622,113 for the six months ended March 31, 2025, representing 56.2% and 74.2% of our total general and administrative expenses for the six months ended March 31, 2025 and 2024, respectively. The increase was mainly due to the increase in accounting and consulting fees for the initial public offering.

Our salaries and benefits, including executive officers and directors’ compensation, increased by $264,272 or 292.3%, from $90,413 for the six months ended March 31, 2024 to $354,685 for the six months ended March 31, 2025, representing 32.0% and 12.8% of our total general and administrative expenses for the six months ended March 31, 2025 and 2024, respectively. The increase was mainly due to the appointment of several executive officers from April to August 2024.

We entered into employment agreements with several executive officers and non-independent director agreements with Mr. Lin and Ms. Wu between April and August 2024. The general and administrative expenses for the six months ended March 31, 2024 would increase by $246,005 if the employment agreements with the executive officers and directors commenced on October 1, 2022.

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Loss before income tax

We had a loss before income taxes of $707,082 for the six months ended March 31, 2025 and loss before income taxes of $276,214 for the six months ended March 31, 2024. The loss was primarily attributable to the net impact of the increase in operating expenses and the decrease in gross profit.

Provision for income taxes

We had provision for income tax of $5,298 for the six months ended March 31, 2025 related to the franchise tax.

We had no provision for income taxes for the six months ended March 31, 2024 as we had no assessable profits for both periods.

Net loss and comprehensive loss

We had a net loss and comprehensive loss of $712,380 for the six months ended March 31, 2025 and net loss and comprehensive loss of $276,214 for the six months ended March 31, 2024, respectively. The loss was primarily attributable to the increase in general and administrative expenses and the decrease in gross profit. The discussion regarding the increase in general and administrative expenses and the decrease in gross profit are covered in the sections above.

Three Months ended March 31, 2025 Compared to Three Months ended March 31, 2024

The following table summarizes the results of unaudited condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2025 and 2024 in U.S. dollars, and provides information regarding the dollar and percentage increase or (decrease) during such periods. The operating results in any historical period are not necessarily indicative of the results that may be expected for any future period.

	For the three months ended March 31,
	2025		2024		Amount	Percentage
	Amount	As % of Sales	Amount	As % of Sales	Increase (Decrease)	Increase (Decrease)

Sales	$341,906	100.0%	$365,220	100.0%	$(23,314)	(6.4)%
Cost of sales	109,616	32.1%	109,585	30.0%	31	0.1%
Gross profit	232,290	67.9%	255,635	70.0%	(23,345)	(9.1)%
Operating expenses
Selling expenses	56,622	16.6%	28,341	7.8%	28,281	99.8%
General and administrative expenses	560,551	163.9%	409,569	112.1%	150,982	36.9%
Total operating expenses	617,173	180.5%	437,910	119.9%	179,263	40.9%
Loss before income taxes	(384,883)	(112.6)%	(182,275)	(49.9)%	202,608	111.2%
Provision for income taxes	(5,298)	(1.5)%	-	-	5,298	100.0%
Net loss and comprehensive loss	$(390,181)	(114.1)%	$(182,275)	(49.9)%	$207,906	114.1%

Revenue

Our revenue decreased by $23,314, or 6.4%, from $365,220 in the three months ended March 31, 2024, to $341,906 in the three months ended March 31, 2025. The decrease in revenue was principally due to the decrease in the average number of Paid Subscribers from 2,497 for the three months ended March 31, 2024, to 2,331 for the three months ended March 31, 2025.

We are actively incorporating new features and improvements into SentimenTrader to enhance User experience and increase conversion rates. This includes introducing advanced analytical tools, expanding data sources, and refining our platform’s design to improve accessibility and ease of use. Additionally, we are exploring targeted marketing strategies to attract new paid subscribers while retaining existing ones. Through these efforts, we are confident in our ability to enhance User engagement and improve both subscriber growth and conversion rates in the coming periods.

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Gross profit and Costs of Sales

Cost of sales mainly includes the hosting costs for the Sentiment Trader platform, Bloomberg access for the analysts to research tools, and the analyst salaries. Cost of sales increased by $31, or 0.1%, from $109,585 in the three months ended March 31, 2024, to $109,616 in the three months ended March 31, 2025. The cost of sales remains unchanged compared with the corresponding period.

Gross profit decreased by $23,345, or 9.1%, from $255,635 in the three months ended March 31, 2024, to $232,290 in the three months ended March 31, 2025. The decrease in gross profit was mainly due to the decrease in subscription revenue as discussed above.

Gross profit margin was 67.9% in the three months ended March 31, 2025, as compared with 70.0% in the three months ended March 31, 2024. The decrease in gross profit margin was primarily attributable to the decrease in subscription revenue.

Our cost and gross profit are as follows:

	For the three months ended March 31, 2025			For the three months ended March 31, 2024
Category	Cost of sales	Gross profit	Gross profit %	Cost of sales	Gross profit	Gross profit %	Variance in Cost of sales	Variance in gross profit	Variance in gross profit %

Subscription service	$109,616	$232,290	67.9%	$109,585	$255,635	70.0%	$31	$(23,345)	(2.1)%
Total	$109,616	$232,290	67.9%	$109,585	$255,635	70.0%	$31	$(23,345)	(2.1)%

Selling and marketing expenses

Our selling and marketing costs primarily consist of expenses related to advertising and marketing consultants. It increased by $28,281 or 99.8%, from $28,341 for the three months ended March 31, 2024, to $56,622 for the three months ended March 31, 2025, representing 16.6% and 7.8% of our total revenue for the three months ended March 31, 2025 and 2024, respectively. The increase in selling and marketing expenses is mainly due to expenses incurred for the recent advertising and marketing campaigns during the three months ended March 31, 2025.

General and administrative expenses

Our general and administrative expenses primarily include salaries and benefits, professional fees, office expenses, software development expenses, travel and entertainment expenses and amortization expenses. Our general and administrative expenses represented 163.9% and 112.1% of our total revenue for the three months ended March 31, 2025, and 2024, respectively. General and administrative expenses increased by $150,982, or 36.9%, from $409,569 for the three months ended March 31, 2024, to $560,551 for the three months ended March 31, 2025. The increase was mainly due to the increase in executive and director compensation.

Our professional fees increased by $6,978 or 2.4%, from $294,700 for the three months ended March 31, 2024, to $301,667 for the three months ended March 31, 2025, representing 53.8% and 72.0% of our total general and administrative expenses for the three months ended March 31, 2025, and 2024, respectively. The increase was mainly due to the increase in accounting and consulting fees for the initial public offering.

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Our salaries and benefits, including executive officers and directors’ compensation, increased by $106,894, or 162.9% from $65,599 for the three months ended March 31, 2024, to $172,493 for the three months ended March 31, 2025, representing 30.8% and 16.0% of our total general and administrative expenses for the three months ended March 31, 2025, and 2024, respectively. The increase was mainly due to the appointment of several executive officers from April to August 2024.

We entered into employment agreements with several executive officers and non-independent director agreements with Mr. Lin and Ms. Wu between April and August 2024. The general and administrative expenses for the three months ended March 31, 2024 would increase by $123,003 if the employment agreements with the executive officers and directors commenced on October 1, 2022.

Loss before income tax

We had a loss before income taxes of $384,883 and $182,275 for the three months ended March 31, 2025 and 2024, respectively. The increase in loss was primarily attributable to the decrease in gross profit and the increase in general and administrative expenses. The discussion regarding the decrease in gross profit and the increase in general and administrative expenses are covered in the sections above.

Provision for income taxes

We had provision for income tax of $5,298 for the three months ended March 31, 2025 related to the franchise tax.

We had no provision for income taxes for the three months ended March 31, 2024 as we had no assessable profits for both periods.

Net loss or comprehensive loss

We had a net loss and comprehensive loss of $390,181 and $182,275 for the three months ended March 31, 2025 and 2024, respectively. The increase in net loss was primarily attributable to the decrease in gross profit and the increase in general and administrative expenses. The discussion regarding the decrease in gross profit and the increase in general and administrative expenses is covered in the sections above.

Cash Flow

For the six months ended March 31, 2025 and 2024

The following table sets forth summary of our cash flows for the periods indicated:

	Six Months Ended March 31,
	2025	2024
Net cash used in operating activities	$(361,771)	$(157,093)
Net cash used in investing activities	-	-
Net cash (used in) provided by financing activities	(2,789)	843,840
Net increase (decrease) in cash	(364,560)	686,747
Cash, beginning of the period	557,823	98,106
Cash, end of the period	$193,263	$784,853

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Operating Activities

Net cash used in operating activities was $361,771 and $157,093 for the six months ended March 31, 2025 and 2024, respectively. The increase in net cash used in operating activities was mainly attributable to the following factors:

●	Net loss of $712,380 for the six months ended March 31, 2025, compared to net loss of $276,214 for the six months ended March 31, 2024;

●	Services in exchange for shares incurred $0 for the six months ended March 31, 2025, compared to $156,252 for the six months ended March 31, 2024;

●	Prepaid expenses decreased by $8,862 for the six months ended March 31, 2025, compared to an increase by $12,358 for the six months ended March 31, 2024;

●	Accounts payable and accrued liabilities increased by $120,241 for the six months ended March 31, 2025, compared to a decrease of $85,020 for the six months ended March 31, 2024;

●	Tax payable increased by $5,298 for the six months ended March 31, 2025, compared to $0 for the six months ended March 31, 2024;

●	Deferred revenue increased by $15,000 for the six months ended March 31, 2025, compared to the increase of $30,190 for the six months ended March 31, 2024; and

●	The amounts due to related party increased by $199,645 for the six months ended March 31, 2025, compared to $29,010 for the six months ended March 31, 2024.

Investing Activities

We had no net cash provided by or used in investing activities for the six months ended March 31, 2025 and 2024.

Financing Activities

Net cash used in financing activities was $2,789 for the six months ended March 31, 2025. Net cash provided by financing activities was $843,840 for the six months ended March 31, 2024. The net cash used in financing activities for the six months ended March 31, 2025, was mainly attributable to the advances from short-term loan of 20,000, and the increase in deferred offering costs of $22,789. The net cash provided by financing activities for the six months ended March 31, 2025, was mainly attributable to the repurchase of common stock of $169,957, increase in deferred offering costs of $75,000 and net proceeds from share issuance of $1,088,797.

For the Years Ended September 30, 2024 and 2023

The following table summarizes the results of consolidated statements of operations and comprehensive loss for the years ended September 30, 2024 and 2023 in U.S. dollars, and provides information regarding the dollar and percentage increase or (decrease) during such periods. The operating results in any historical period are not necessarily indicative of the results that may be expected for any future period.

	For the years ended September 30,
	2024		2023
	Amount	As % of Sales	Amount	As % of Sales	Amount Increase (Decrease)	Percentage Increase (Decrease)

Sales	$1,440,096	100.0%	$1,555,542	100.0%	$(115,446)	(7.4)%
Cost of sales	445,466	30.9%	409,705	26.3%	35,761	8.7%
Gross profit	994,630	69.1%	1,145,837	73.7%	(151,207)	(13.2)%
Operating expenses
Selling and marketing expenses	130,443	9.1%	54,294	3.5%	76,149	140.3%
General and administrative expenses	1,653,623	114.8%	1,287,290	82.8%	366,333	28.5%
Research and development expenses	150,000	10.4%	100,000	6.4%	50,000	50%
Total operating expenses	1,934,066	134.3%	1,441,584	92.7%	492,482	34.2%

Loss before income taxes	(939,436)	(65.2)%	(295,747)	(19.0)%	643,689	217.6%
Provision for income taxes	-	-	-	-	-	-
Net loss and comprehensive loss	$(939,436)	(65.2)%	(295,747)	(19.0)%	643,689	217.6%

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Revenue

Our revenues decreased by $115,446, or 7.4%, from $1,555,542 for the year ended September 30, 2023, to $1,440,096 for the year ended September 30, 2024. This decrease was primarily due to a decrease in normalized Paid Subscribers. In October 2023, we conducted a promotional campaign that resulted in the sale of 1-month subscription packages to approximately 4,450 new subscribers. Excluding the impact of this promotion, the normalized Paid Subscribers for the year ended September 30, 2024, was approximately 2,459, compared to 2,771 for the year ended September 30, 2023. Additionally, we experienced challenges associated with subscription plan migrations and identified technical issues related to billing information. These factors further contributed to the reduction in revenue for the year ended September 30, 2024.

We are actively incorporating new features and improvements into SentimenTrader to enhance User experience and increase conversion rates. This includes introducing advanced analytical tools, expanding data sources, and refining our platform’s design to improve accessibility and ease of use. Additionally, we are exploring targeted marketing strategies to attract new Paid Subscribers while retaining existing ones. Through these efforts, we are confident in our ability to enhance User engagement and improve both subscriber growth and conversion rates in the coming periods.

Gross profit and Costs of Sales

Cost of sales mainly include the hosting costs for the Sentiment Trader platform, Bloomberg access for the analysts to research tools, and the analyst salaries. Cost of sales increased by $35,761, or 8.7%, from $409,705 for the year ended September 30, 2023, to $445,466 for the year ended September 30, 2024.

Gross profit decreased by $151,207, or 13.2%, from $1,145,837 for the year ended September 30, 2023 to $994,630 for the year ended September 30, 2024. The decrease in gross profit was mainly due to the decrease in subscription revenue and increase in cost of sales, as discussed above.

Gross profit margin decreased from 73.7% for the year ended September 30, 2023, to 69.1% for the year ended September 30, 2024. The decrease in gross profit margin was primarily attributable to the combined impact of the decrease in subscription revenue and increase in cost of sales.

Our cost and gross profit are as follows:

	For the year ended September 30, 2024			For the year ended September 30, 2023
Category	Cost of sales	Gross profit	Gross profit %	Cost of sales	Gross profit	Gross profit %	Variance in Cost of sales	Variance in gross profit	Variance in gross profit %

Subscription service	$445,466	$994,630	69.1	$409,705	$1,145,837	73.7	$35,761	$(151,207)	(4.6)
Total	$445,466	$994,630	69.1	$409,705	$1,145,837	73.7	$35,761	$(151,207)	(4.6)

Selling and marketing expenses

Our selling and marketing costs primarily consist of expenses related to advertising and marketing consultants. These costs increased by $76,149, or 140.3%, from $54,294 for the year ended September 30, 2023, to $130,443 for the year ended September 30, 2024, representing 9.1% and 3.5% of our revenue for the respective years. The increase was mainly driven by higher advertising and marketing expenses compared to fiscal year 2023.

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General and administrative expenses

Our general and administrative expenses primarily include salaries and benefits, professional fees, office expenses, software development expenses, travel and entertainment expenses and amortization expenses. Our general and administrative expenses represented 114.8% and 82.8% of our revenue for the years ended September 30, 2024 and 2023, respectively. General and administrative expenses increased by $366,333, or 28.5% from $1,287,290 for the year ended September 30, 2023, to $1,653,623 for the year ended September 30, 2024. The increase was mainly due to the increase in professional fees and executive and director compensation.

Our professional fees increased by $246,045, or 30.8%, from $797,669 for the year ended September 30, 2023, to $1,043,714 for the year ended September 30, 2024, representing 63.1% and 62.0% of our total general and administrative expenses for the years ended September 30, 2024 and 2023, respectively. The increase was mainly due to the increase in accounting fees for the initial public offering and the legal fees incurred for the trademark applications.

Our salaries and benefits, including executive officers and directors’ compensation increased by $78,921, or 25.1% from $314,503 for the year ended September 30, 2023, to $393,424 for the year ended September 30, 2024, representing 24.4% and 23.8% of our total general and administrative expenses for the years ended September 30, 2024 and 2023, respectively. The increase was mainly due to the appointment of several directors from April to August 2024.

We entered into employment agreements with several executive officers and non-independent director agreements with Mr. Lin and Ms. Wu between April and August 2024. The general and administrative expenses for the year ended September 30, 2024 would increase by $275,599 if the employment agreements with executive officers and directors commenced on October 1, 2022.

Research and development expenses

Our research and development expenses primarily consist of expenses related to the development of AI and machine learning tools for our platform. These costs increased by $50,000, or 50%, from $100,000 for the year ended September 30, 2023, to $150,000 for the year ended September 30, 2024, representing 10.4% and 6.4% of our revenue for the respective years. This increase reflects our strategic focus on innovation to strengthen our platform’s capabilities as a robust financial research tool for our subscribers. We remain committed to further expanding our investment in AI-related features to deliver enhanced functionality and value to our Users.

Loss before income taxes

We had loss before income taxes of $939,436 and $295,747 for the years ended September 30, 2024 and 2023, respectively. The loss was primarily attributable to the increase in selling expenses, general and administrative expenses and the decrease in gross profit.

Provision for income taxes

We had no provision for income taxes for the years ended September 30, 2024 and 2023 as we had no assessable profits for both years.

Net loss and comprehensive loss

We had a net loss and comprehensive loss of $939,436 and $295,747 for the years ended September 30, 2024 and 2023, respectively. The loss was primarily attributable to the increase in selling expenses, general and administrative expenses and the decrease in gross profit. The discussion regarding the increase in selling expenses, general and administrative expenses and the decrease in gross profit are discussed in the sections above.

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Cash Flows

For the Years Ended September 30, 2024 and 2023

The following table sets forth a summary of our cash flows for the years indicated:

	For the Years Ended September 30,
	2024	2023
Net cash provided by (used in) operating activities	$(853,380)	$205,103
Net cash used in investing activities	-	-
Net cash provided by (used in) financing activities	1,313,097	(367,256)
Net decrease in cash	459,717	(162,153)
Cash, beginning of the year	98,106	260,259
Cash, end of the year	$557,823	$98,106

Operating Activities

Net cash used in operating activities was $853,380 for the year ended September 30, 2024, as compared to net cash provided by operating activities of $205,103 for the year ended September 30, 2023. The increase in net cash used in operating activities was mainly attributable to the following factors:

●	Net loss of $939,436 for the year ended September 30, 2024, compared to net loss of $295,747 for the year ended September 30, 2023;

●	Services in exchange for shares incurred $222,919 for the year ended September 30, 2024, compared to $434,895 for the year ended September 30, 2023;

Offset by:

●	Prepaid expenses increased by $6,526 for the year ended September 30, 2024, compared to an increase of $12,760 for the year ended September 30, 2023;

●	Deferred revenue decreased by $23,363 for the year ended September 30, 2024, compared to a decrease of $50,576 for the year ended September 30, 2023.

Investing Activities

We had no cash provided by or used in investing activities for the years ended September 30, 2024 and 2023.

Financing Activities

Net cash provided by financing activities was $1,313,097 for the year ended September 30, 2024, as compared to net cash used in financing activities of $367,256 for the year ended September 30, 2023.

The increase in net cash provided by financing activities for the year ended September 30, 2024, was primarily due to net proceeds of $1,505,662 from the share issuance through two non-brokered private placements, and advances from related parties of $164,719, offset by deferred offering costs increased of $139,017, and the payment of $218,267 to acquire non-controlling interest. During the year ended September 30, 2023, we made payment of $283,295 to acquire non-controlling interest and paid $71,194 in dividends to shareholders.

Liquidity and Capital Resources

Overview

Our primary capital management strategy is to preserve sufficient capital to continue providing benefits to our stakeholders and adequate investment returns to our shareholders by selling our products at prices commensurate with our operating risks.

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We determine the total amount of capital required to be consistent with risk levels. This capital structure is adjusted on a timely basis depending on changes in the economic environment and risks of the underlying assets. We are not subject to any externally imposed capital requirements.

Working Capital

As of March 31, 2025, our current assets were $365,493 which includes cash of $193,263, prepaid expenses of $10,424 and deferred offering costs of $161,806. Our current liabilities were $964,061 which includes trade payables and accrued liabilities of $151,573, tax payable of $5,298, amounts due to related parties of $391,597, loan payable of $20,516, and deferred revenue of $395,077. The resulting negative working capital was $598,568. No dividends were declared and paid to the shareholders for the six months period ended March 31, 2025.

As of September 30, 2024, our current assets totaled $716,126, which included cash of $557,823, prepaid expenses of $19,286, and deferred offering costs of $139,017. Our current liabilities amounted to $603,361, which consisted of trade payables and accrued liabilities of $31,332, amounts due to related parties of $191,952, and deferred revenue of $380,077. This resulted in positive working capital of $112,765. No dividends were declared or paid to shareholders for the year ended September 30, 2024. We entered into employment agreements with several executive officers and appointed directors between April and August 2024. If these agreements had commenced on October 1, 2023, the working capital would have been reduced by $275,599.

Our primary source of cash is currently generated from our business. We estimate that we will be able to conduct our planned operations using currently available capital resources for at least the next 12 months. However, in order to meet our growth expectations, we will need to raise funds beyond our current working capital balance in order to finance future development of services and meet any debt obligations until such time as future profitable revenues are achieved. We completed our initial public offering on April 11, 2025 and closed the over-allotment option on April 16, 2025, which generated gross proceeds of $8,901,000. We believe that the successful completion of the IPO has significantly improved the Company’s liquidity and financial position. We will seek to fund our operations for the next 12 months with the proceeds raised in our IPO, and if needed, through additional public and private offerings of securities.

Capital Expenditures

There were no capital expenditures for the period ended March 31, 2025 and the year ended September 30, 2024.

Contractual Obligations

As of March 31, 2025, our contractual obligations consist of the following:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Loan payable	$20,516	20,516	–	–	$–
Total	$20,516	20,516	–	–	$–

As of September 30, 2024, we don’t have any contractual obligations.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources for the three and the six months ended March 31, 2025 and 2024, and the years ended September 30, 2024 and 2023.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, contingent assets and liabilities, each as of the date of the financial statements, and revenues and expenses during the periods presented. On an ongoing basis, management evaluates their estimates and assumptions, and the effects of any such revisions are reflected in the financial statements in the period in which they are determined to be necessary. Management bases their estimates on historical experience and on various other factors that they believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual outcomes could differ materially from those estimates in a manner that could have a material effect on our consolidated financial statements.

While our significant accounting policies are more fully described in Note 2 – Summary of Significant Accounting Policies to our consolidated financial statements, we believe that there were no critical accounting policies and estimates that affect the preparation of financial statements.

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BUSINESS

Overview

We are an emerging financial technology platform company that offers proprietary research analytics, data and tools for both institutional and retail equity traders through our flagship platform, SentimenTrader.com. By integrating advanced technologies, including AI tools, with the critical thinking and analytical abilities of our team of evidenced-based trading veterans, we aim to provide our Users with a powerful combination of technology and expertise, enabling them to make informed decisions to level-up their trading in the markets.

Our platform is powered by an advanced data collection system that operates utilizing API calls and web scraping, fetching raw data 24/7 from a wide array of authoritative sources, including industry leaders like Bloomberg, Chicago Board Options Exchange, Consensus, Commodity Futures Trading Commission, End of Day Historical Data and Intercontinental Exchange. This automated process allows us to remain abreast of the latest market trends, trading volumes, and essential financial indicators.

Starting with the continuous collection of data, our algorithms categorize and refine information into proprietary indicators which our Users can choose to use to develop or enhance their trading strategies. Additionally, our analysts apply their expertise to this data across various financial instruments, generating detailed reports for our Users’ consumption.

The integration of our technology, especially in stock index analysis, leverages advanced machine learning to refine and enhance signal detection continually. This synergy culminates in delivering User-centric tools and solutions, providing our Users with access to analytics and insights, and a foundation for all our AI-driven tools and services. This approach not only offers timely and accurate data directly to our Users but also fosters trust and transparency, minimizing User reliance on third-party sources in their development of trading strategies.

Our platform currently provides coverage of U.S. equity and option securities, evaluating the equities and options markets and conducting assessments through our analysts and technology daily. SentimenTrader utilizes technical indicators of market sentiment (meaning our proprietary gauge of the overall attitude of investors towards a particular market or security) as the cornerstone for our analyses and integrates technological advancements and the potential of deep learning techniques to analyze the market and facilitate our Users’ creation of trade ideas, strategies, and models. We intend to target a wider audience than our current User base by broadening the scope and variety of our products, expanding the types of securities our platform covers, and broadening our coverage to include more markets and exchanges.

Recent Developments

On April 9, 2025, the registration statement for our IPO became effective. The IPO was consummated on April 11, 2025, with the issuance of 1,800,000 shares of our common stock at a public offering price of $4.30 per share, generating gross proceeds of $7,740,000. In connection with the IPO, we granted the underwriters an over-allotment option to purchase up to 270,000 additional shares at the same public offering price. On April 16, 2025, the over-allotment option was fully exercised, resulting in additional gross proceeds of $1,161,000. With the full exercise of the over-allotment option, the total gross proceeds from the IPO amounted to $8,901,000, before deducting underwriting discounts, commissions, and offering expenses. We believe the IPO proceeds have significantly enhanced our financial position and liquidity.

On April 30, 2025, we incorporated a new subsidiary, Alpha Edge Media, Inc. (“AEM”), to support our expanding newsletter business. The newsletters published by AEM will target both institutional and retail investors, focusing on topics such as macroeconomic trends, market insights, and market psychology, while broadening our overall coverage of securities, markets and exchanges. We believe the expansion of our newsletter business will complement the newsletters currently published through our SentimenTrader platform and enable us to continue to build brand authority, expand recurring engagement with our Users, generate new User engagement with SentimenTrader, and open up new revenue streams through potential advertisements, sponsorships, and premium content.

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On May 22, 2025, we incorporated a new subsidiary, Aether Grid Inc. (“Aether Grid”), to house and support the growth of our suite of financial tools designed to empower our Users.

On June 6, 2025, we incorporated a new subsidiary, Aether Labs, Inc. (“Aether Labs”), to act as the arm of the Company that focuses on innovation and research and development of our fintech ecosystem, with a focus on proprietary analytics and AI-driven models.

On July 17, 2025, we announced the acquisition of AltcoinInvesting.co (“Altcoin”), an online digital asset research newsletter. This acquisition marks our first entry into the growing and dynamic digital asset space, and together with our new Bitcoin treasury strategy described below, demonstrates our belief and commitment to the digital asset market. Altcoin’s readership consists of investors and traders focused on altcoin (meaning cryptocurrencies, tokens and other digital assets), decentralized finance and emerging blockchain ecosystems. We believe the acquisition of Altcoin and its coverage of digital assets will complement the equity securities-focused financial newsletters published on our SentimenTrader platform and allows AEM to address what we believe to be a growing demand from financial newsletter consumers for actionable information and strategies regarding digital assets. AEM purchased the operating assets (including subscriber list) of AltCoin for relatively nominal cash consideration.

We continue to focus on achieving our mission of establishing ourselves as a preeminent fintech information company dedicated to the development of smart platforms tailored to empower the investing community with actionable strategic insights. To this end, in addition to our establishing AEM to further develop our newsletter business and expand the securities, markets, and exchanges we currently cover, we are also actively exploring research and development initiatives to focus on advancing proprietary analytics and AI-driven models, as well as the possibility of growth through acquisition of complementary tools and technologies that would enhance our platform’s capabilities and value to Users.

Dispute with Director David Mandel

Our management is currently engaged in an evolving disagreement with Mr. David Mandel, a member of our board of directors. On July 18, 2025, our board of directors received an email notification from Mr. Mandel wherein he alleged that he was promised the position of Chief Executive Officer of the Company with associated compensation of an annual salary of $220,000 and seven percent (7%) of the outstanding common stock of the Company, subject to a vesting schedule over a three-year period. Our management firmly denies these allegations, rejects the premise that any agreement related to the subject matter of the allegations was ever entered into, and does not believe that any related legal claim, if brought, would hold merit or be valid. In addition, Mr. Mandel as a board member, voted against the Company engaging in the offering described in this registration statement, of which this prospectus is a part.

Bitcoin Treasury Strategy

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 AND STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

Summary

This section summarizes our current acquisition strategy for bitcoin, including our trading execution, custody, storage, and accounting considerations. We reserve the right to update and alter our acquisition strategy from time to time. We view bitcoin as a reliable store of value and a compelling investment. We believe it has unique characteristics as a scarce and finite asset that can serve as a reasonable inflation hedge and safe haven amid global instability. Bitcoin is often compared to gold, which has been viewed as a dependable store of value throughout history. Gold’s value has appreciated substantially over time. For example, 25 years ago, the price of gold was approximately $500 per ounce. In 2024, the price of gold traded higher than $2,750 per ounce. As of December 31, 2024, the total market capitalization of gold was approximately $18.0 trillion compared to approximately $1.9 trillion for bitcoin. Bitcoin is a highly volatile asset that has traded below $50,000 per bitcoin and above $120,000 per bitcoin on Coinbase in the 12 months preceding the date of this prospectus. More recently, between June 15, 2025, and July 15, 2025, bitcoin has traded above $120,000 per bitcoin and below $105,000 per bitcoin on Coinbase. While highly volatile, bitcoin’s price has also appreciated significantly since bitcoin’s inception in January 2009 (at zero per bitcoin). We believe that a substantial portion of bitcoin’s appreciation is attributable to the view that bitcoin is or will become a reliable store of value. Like gold, bitcoin is also viewed as a scarce asset; the ultimate supply of bitcoin is limited to 21 million coins and approximately 94% of its supply already exists. We believe that bitcoin’s finite, digital and decentralized nature as well as its architectural resilience make it preferable to gold, which, as noted above, has a market capitalization approximately nine times higher than the market capitalization of bitcoin as of December 31, 2024. We believe that the growing global acceptance and “institutionalization” of bitcoin supports our view that bitcoin is a reliable store of value. We believe that bitcoin’s unique attributes discussed above not only differentiate it from fiat money, but also from other cryptocurrency assets, and for that reason, we currently have no plans to purchase cryptocurrency assets other than bitcoin; however, we will continue to evaluate our treasury strategy and the merits of other crypto currencies and digital assets which the SEC has determined are not securities. See the section above entitled “Risk Factors — Risks Related to our Bitcoin Treasury Strategy and Holdings.”

Institutionalization of Bitcoin

We are encouraged by the growing global acceptance and “institutionalization” of bitcoin – reflected by the January 2024 Securities and Exchange Commission, or SEC, approval of 11 bitcoin exchange-traded funds. Since January 2024, these funds have reported billions of dollars of net inflows, with investments from a large number of institutions, including global banks, pensions, endowments and registered investment advisors. According to Bitcoin Magazine, as of April 25, 2025, it was estimated that more than 8% of all bitcoins are now held by institutions.

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Our Decision to Adopt Bitcoin as Our Primary Reserve Strategy

Our board of directors and senior management have been examining potential uses of cash, including acquisitions and strategic partnerships. After studying various alternatives, we decided that investing in bitcoin is currently the best use of our cash. Bitcoin will be our principal treasury holding on an ongoing basis, subject to market conditions and our anticipated cash needs. As we embark on our new bitcoin acquisition strategy, our board intends to proactively evaluate our use of cash, ensuring we maintain adequate working capital.

We intend to use a phased approach, purchasing bitcoin over time rather than large block purchases, for both our initial acquisition of bitcoin with the proceeds from this offering and for our continued acquisition of bitcoin, so that we can mitigate the risk of purchasing in unfavorable market conditions and so that we can execute on certain strategic decisions from time to time. Other than acquiring bitcoin with the proceeds of this offering and our liquid assets that exceed working capital requirements, our bitcoin treasury strategy also involves entering into certain hedging transactions, including the purchase by us of bitcoin put options and call options, to mitigate our exposure to fluctuations in the price of bitcoin and issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin from time to time, and subject to market conditions. We view bitcoin as a core holding and while we expect to accumulate more bitcoin in the future, we have made no commitment to do so as of the date of this prospectus other than the use of the substantial majority of the proceeds from this offering. See “Use of Proceeds” above. This overall strategy also contemplates that we may (i) periodically sell bitcoin for general corporate purposes, including to generate cash for treasury management (which may include debt repayment, if appropriate at such time), for acquisitions, or for strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our bitcoin holdings, and (iii) pursue strategies to create income streams or otherwise generate funds using our bitcoin holdings. At this time, we do not have a specific policy governing the percentage of our treasury holdings that will be bitcoin.

Accounting

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”). ASU 2023-08 requires in-scope crypto assets, including bitcoin holdings, to be measured at fair value in the statement of financial position, with gains and losses from changes in the fair value of such crypto assets recognized in net income each reporting period. ASU 2023-08 also requires certain interim and annual disclosures for crypto assets within the scope of the standard.

Overview of the Bitcoin Industry and Market

Bitcoin is a digital asset that is issued by and transmitted through an open-source protocol, known as the bitcoin protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. This network hosts a public transaction ledger, known as the bitcoin blockchain, on which bitcoin holdings and all validated transactions that have ever taken place on the bitcoin network are recorded. Balances of bitcoin are stored in individual “wallet” functions, which associate network public addresses with one or more “private keys” that control the transfer of bitcoin. The bitcoin blockchain can be updated without any single entity owning or operating the network.

Creation of New Bitcoin and Limits on Supply

New bitcoin is created and allocated by the bitcoin protocol through a “mining” process that rewards users that validate transactions in the bitcoin blockchain. Validated transactions are added in “blocks” approximately every 10 minutes. The mining process serves to validate transactions and secure the bitcoin network. Mining is a competitive and costly operation that requires a large amount of computational power to solve complex mathematical algorithms. This expenditure of computing power is known as “proof of work.” To incentivize miners to incur the costs of mining bitcoin, the bitcoin protocol rewards miners that successfully validate a block of transactions with newly generated bitcoin.

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The bitcoin protocol limits the total number of bitcoin that can be generated over time to 21 million. As part of bitcoin’s coin issuance, miners are rewarded a certain amount of bitcoins whenever a block is produced. When bitcoin first started, 50 bitcoins per block were given as a reward to miners. After every 210,000 blocks are mined (approximately every four years), the block reward halves and will keep on halving until the block reward per block becomes 0 (approximately by year 2140). The block reward as of April 2024 is 3.125 coins per block and will decrease to 1.5625 coins per block post halving.

Modifications to the Bitcoin Protocol

Bitcoin is an open-source network that has no central authority, so no one person can unilaterally make changes to the software that runs the network. However, there is a core group of developers that maintain the code for the bitcoin protocol as well as various bitcoin end-user software, and they can propose changes to the source code and release periodic updates and other changes. Unlike most software that has a central entity that can push updates to users, bitcoin is a peer-to-peer network in which individual network participants, called miners or nodes, decide whether to upgrade the software and accept the new changes. As a practical matter, a modification becomes part of the bitcoin protocol only if the proposed changes are accepted by participants collectively having the most processing power, known as hash rate, on the network. If a certain percentage of the nodes reject the changes, then a “fork” takes place and participants can choose the version of the software they want to run.

Forked or Airdropped Asset Policy

We intend to recognize forked and airdropped assets consistent with our custodians. We may not immediately or ever have the ability to withdraw a forked or airdropped bitcoin by virtue of bitcoins that we hold with our custodians. Future forks may occur at any time. A fork can lead to a disruption of networks and our information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our and our assets.

Forms of Attack Against the Bitcoin Network and Wallets

Blockchain technology has many built-in security features that make it difficult for hackers and other malicious actors to corrupt the protocol or blockchain. However, as with any computer network, the bitcoin network may be subject to certain attacks. Some forms of attack include unauthorized access to wallets that hold bitcoin and direct attacks on the network, like “51% attacks” or “denial-of-service attacks” on the bitcoin protocol.

Bitcoin is designed to be controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. Private keys used to access bitcoin balances are not widely distributed and are typically held on hardware (which can be physically controlled by the holder or by a third party such as a custodian) or via software programs on third-party servers. One form of obtaining unauthorized access to a wallet occurs following a phishing attack where the attacker deceives the victim and manipulates them into sharing their private keys for their digital wallet or other sensitive information. Other similar attacks may also result in the loss of private keys and the inability to access, and effective loss of, the corresponding bitcoin. See “Risk Factors—Risks Related to Our Bitcoin Treasury Strategy and Holdings—We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin” elsewhere in this prospectus.

A “51% attack” may occur when a group of miners attain more than 50% of the bitcoin network’s mining power, thereby enabling them to control the bitcoin network and protocol and manipulate the blockchain. A “denial-of-service attack” occurs when legitimate users are unable to access information systems, devices, or other network resources due to the actions of a malicious actor flooding the network with traffic until the network is unable to respond or crashes. The bitcoin network has been, and can be in the future, subject to denial-of-service attacks, which can result in temporary delays in block creation and in the transfer of bitcoin. See “Risk Factors—Risks Related to Our Bitcoin Treasury Strategy and Holdings—Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” elsewhere in this prospectus.

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Bitcoin Industry Participants

The primary bitcoin industry participants are miners, investors and traders, digital asset exchanges and service providers, including custodians, advisors, brokers, payment processors, wallet providers and financial institutions.

Miners. Miners range from bitcoin enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine bitcoin blocks. See “—Creation of New Bitcoin and Limits on Supply” above.

Investors and Traders. Bitcoin investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell bitcoin or bitcoin-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot bitcoin exchange-traded products, or ETPs on U.S. national securities exchanges. While the SEC had previously approved exchange-traded funds where the underlying assets were bitcoin futures contracts, this order represents the first time the SEC has approved the listing and trading of ETPs that acquire, hold and sell bitcoin directly. ETPs can be bought and sold on a stock exchange like traditional stocks and provide investors with another means of gaining economic exposure to bitcoin through traditional brokerage accounts.

Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of bitcoin in exchange for fiat or other digital assets. Bitcoin can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on bitcoin trading platforms, which are not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for bitcoin also exist. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors. For a discussion of risks associated with digital asset exchanges, see “Risk Factors—Risks Related to Our Bitcoin Treasury Strategy and Holdings—Due to the currently unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin” elsewhere in this prospectus.

Service providers. Service providers offer a multitude of services to other participants in the bitcoin industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by bitcoin collateral, and financial advisory services. If adoption of the bitcoin network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for the bitcoin network.

Other Digital Assets

As of the date of this prospectus, bitcoin was the largest digital asset by market capitalization. However, there are numerous alternative digital assets and many entities, including consortia and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the bitcoin network. For example, in late 2022, the ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a peg to a reference price because of their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of July 1, 2025, two of the seven largest digital assets by market capitalization are U.S. dollar-backed stablecoins.

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Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s central bank digital currency, or CBDC, project was made available to consumers in January 2022, and governments including the United States and the European Union have been discussing the potential creation of new CBDCs. For a discussion of risks relating to the emergence of other digital assets, see “Risk Factors —Risks Related to Our Bitcoin Treasury Strategy and Holdings—The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our financial condition and results of operations” elsewhere in this prospectus.

Execution of Bitcoin Transactions

We initially intend to purchase bitcoin in phases through a single trade execution or liquidity provider; however, in the future we may purchase bitcoin through multiple bitcoin liquidity providers who may also serve as custodians of our bitcoin. We may also in the future acquire or dispose of bitcoin via trade orders executed on exchanges such as Coinbase. Our liquidity providers and custodians (our “BTC Service Providers”), are regulated and licensed entities that operate under high security, regulatory, audit and governance standards.

In selecting our liquidity providers, we will evaluate regulatory status, pricing, annual trading volume, security and customer service. We will also leverage the due diligence we conduct in connection with our custodial arrangements when conducting due diligence on our liquidity providers. We intend for our agreements with our liquidity providers to be non-exclusive, able to be terminated by us at any time, not impose any requirements for minimum purchases or volumes with such providers, and generally provide that we are responsible for the costs associated with transfers of bitcoin.

We also intend to engage a third-party investment advisor with expertise in digital assets and alternative investment strategies. We expect the advisor to primarily assist us in evaluating the timing of our acquisitions of bitcoin, construction of our portfolio, and implementing hedging strategies aligned with our treasury and risk management policies. We currently anticipate that the advisor will serve in a non-discretionary capacity, providing recommendations to us that would be subject to internal approval prior to execution. We also do not currently expect the advisor to serve as our liquidity provider or custodian. Those functions will be handled separately through institutional-grade counterparties which we will select based upon their security infrastructure, regulatory compliance and reputation. We expect the advisor to support our ongoing portfolio management, while providing market analysis and periodic rebalancing recommendations.

Custody of our Bitcoin

We intend to hold all of our bitcoin in custodial accounts at U.S.-based, institutional-grade custodians (who may hold our bitcoin in the United States or other territories) that have demonstrated records of regulatory compliance and information security. Our custodians may also serve as liquidity providers. As we execute on our strategy, we intend to include additional custodians.

We will select our custodians after undertaking a due diligence process pursuant to which we evaluate, among other things, the quality of their security protocols, including the multifactor and other authentication procedures designed to safekeep our bitcoin that they may employ, as well as other security, regulatory, audit and governance standards. We intend for our custodians to be required to hold our bitcoin in trust for our benefit in segregated accounts which are not commingled with their assets or the assets of their affiliates or other clients. Should we enter into custodial agreements with additional custodians, such agreements may not prohibit such custodians from commingling our bitcoin with the digital assets of others. Our current custodial agreement provides for storage of our bitcoin in accordance with our instructions, which could include offline, or “cold” storage or in an online “hot” wallet. Cold storage is designed to mitigate risks that a system may be susceptible to when connected to the internet, including the risks associated with unauthorized network access and cyberattacks.

Our custodians have access to the private key information associated with our bitcoin, or private keys, and they deploy security measures to secure our bitcoin holdings such as advanced encryption technologies, multi-factor identification, and a policy of storing our private keys in redundant, secure and geographically dispersed facilities. We never store, view or directly access our private keys. The operational procedures of our custodians are reviewed periodically by third-party advisors. All movement of our bitcoin by our custodians is coordinated, monitored and audited. Our custodians’ procedures to prove control over the digital assets they hold in custody are also examined by their auditors. Additionally, we intend to periodically verify our bitcoin holdings by reconciling our custodial service ledgers to the public blockchain. We intend for our custodial agreements to be terminable by us at any time, for any or no reason, upon advance notice given to the custodian.

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Our liquidity providers, acting as our agents, will execute trades of bitcoin on our behalf using a price, formula or method of determining price as we may request. Our liquidity providers will execute trades based on the best possible terms reasonably available, taking into consideration all relevant facts and circumstances. As our agents, our liquidity providers will use their discretion to select the counterparties to the transactions as well as the trading venues and platforms on which they execute trades on our behalf, and they may execute trades via cryptocurrency exchanges or in over-the-counter transactions. Our liquidity providers have policies and procedures in place pursuant to which they conduct trades with institutions that possess licenses or registrations to the extent required by their activities and have been AML/KYC approved pursuant to our liquidity providers’ internal programs.

Risk Mitigation Practices Related to Our Liquidity and Custodial Arrangements

We believe that our primary counterparty risk with respect to our bitcoin holdings will be performance obligations under the various custody arrangements we will enter into. We intend to custody our bitcoin with multiple custodians in the future to diversify our potential risk exposure to any one custodian. Our custodial services contracts will not restrict our ability to reallocate our bitcoin among our custodians or require us to hold a minimum amount of bitcoin with any particular custodian. Our bitcoin holdings will be concentrated with a single custodian initially and from time to time, particularly as we negotiate new arrangements or move our assets among our various service providers.

As regulated entities, our BTC Service Providers have policies, procedures and controls designed to comply with the Bank Secrecy Act, as amended by the USA PATRIOT Act, the implementing regulations of the U.S. Treasury Department’s FinCEN, the Executive Orders and economic sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or OFAC, as well as state Anti-Money Laundering, or AML laws. Pursuant to these policies, procedures and controls, our BTC Service Providers use information systems developed in-house and by third-party vendors to conduct know your customer, or KYC, identification verification, background checks and other due diligence on counterparties and customers, and on the affiliates, related persons and authorized representatives of their customers, and to screen these parties against published sanctions lists. These checks may, where appropriate, assess financial strength, reputation, trading capabilities and other risks that may be associated with a given customer or counterparty. Our BTC Service Providers perform these checks and screenings during initial onboarding or in advance of a transaction, as applicable, and periodically thereafter, particularly when the sanctions lists that they monitor are updated. Our BTC Service Providers also utilize systems that monitor and screen blockchain transactions and digital wallet addresses in their efforts to detect and report suspicious or unlawful activity.

Our due diligence process when selecting BTC Service Providers involves giving consideration to their reputation and security level, confirming their internal compliance with applicable laws and regulations and ensuring their undertakings of contractual obligations on compliance.. As part of our review process, we intend to obtain and review our custodians’ services organization controls reports if available.  We expect to conduct supplemental due diligence when we believe it is warranted by market circumstances or otherwise.

Applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held bitcoin were considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Additionally, the bitcoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

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Regardless of the efforts we have made to securely store and safeguard assets, there can be no assurance that our crypto assets will not be subject to loss or other misappropriation. Although our current custodian carries insurance policies with policy limits ranging from $1 million to $100 million to cover losses for commercial crimes such as asset theft and other covered losses, such policy limits would be shared among all of their affected customers and subject to various limitations and exclusions (such as if a loss arises due to our failure to protect our login credentials and devices). As such, the insurance that covers losses of our bitcoin holdings may cover only a small fraction of the value of the entirety of our bitcoin holdings, and there can be no guarantee that our custodians will maintain such insurance policies or that such policies will cover any or all of our losses with respect to our bitcoin. For a discussion of risks relating to the custody of our bitcoin, see “Risk Factors—Risks Related to Our Bitcoin Treasury Strategy and Holdings—Our bitcoin treasury strategy exposes us to various risks associated with bitcoin,” and “—Our bitcoin treasury strategy exposes us to risk of non-performance by counterparties” elsewhere in this prospectus.

Potential Advantages and Disadvantages of Holding Bitcoin

We believe that bitcoin is an attractive asset because it can serve as a store of value, supported by a robust and public open-source architecture, that is untethered to sovereign monetary policy. We also believe that, due to its limited supply, bitcoin offers the potential to serve as a hedge against inflation in the long-term and, if its adoption increases, the opportunity for appreciation in value.

Bitcoin exists entirely in electronic form, as virtually irreversible public transaction ledger entries on the blockchain, and transactions in bitcoin are recorded and authenticated not by a central repository, but by a decentralized peer-to-peer network. This decentralization mitigates the risks of certain threats common to centralized computer networks, such as denial-of-service attacks, and reduces the dependency of the bitcoin network on any single system. The decentralization of user nodes and miners also mitigates the risk of a 51% attack, which would be very costly and difficult to execute with respect to bitcoin because the bitcoin network is open source and widely distributed, and transactions on the blockchain require significant computing power to be validated. However, while the bitcoin network as a whole is decentralized, the private keys used to access bitcoin balances are not widely distributed and are susceptible to phishing and other attacks designed to obtain sensitive information or gain access to password-protected systems. Loss of such private keys can result in an inability to access, and effective loss of, the corresponding bitcoin. Consequently, bitcoin holdings are susceptible to all of the risks inherent in holding any electronic data, such as power failure, data corruption, security breach, communication failure and user error, among others. These risks, in turn, make bitcoin substantially more susceptible to theft, destruction, or loss of value from hackers, corruption, viruses and other technology-specific factors as compared to conventional fiat currency or other conventional financial assets. See “Risk Factors—Risks Related to Our Bitcoin Treasury Strategy and Holdings—If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected” elsewhere in this prospectus.

In addition, the bitcoin network relies on open-source developers to maintain and improve the bitcoin protocol. Accordingly, bitcoin may be subject to protocol design changes, governance disputes such as “forked” protocols, competing protocols, and other open source-specific risks that do not affect conventional proprietary software. Unless and until a forked asset is deemed by our custodians to be an eligible asset, we may not immediately or ever have the ability to withdraw a forked asset.

We believe that in the context of the economic uncertainty precipitated by escalating geopolitical tensions and central banks having adopted inflationary measures at various times in recent history, as well as the breakdown of trust in and between political institutions and political parties in the United States and globally, bitcoin represents an attractive store of value, and that opportunity for appreciation in the value of bitcoin exists in the event that such factors lead to more widespread adoption of the use and acceptance of bitcoin and the adoption of bitcoin as a treasury reserve alternative by institutions.

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Our Industry and Market Opportunity

According to The Business Research Company, the global financial service market was worth $31.1 trillion in 2023 and will grow to $33.5 billion in 2024 at a compound annual growth rate (or CAGR) of 7.7%. The global fintech market was valued at $294.74 billion in 2023 and is projected to be worth $340.1 billion in 2024 and reach $1,152 billion by 2032, exhibiting a CAGR of 16.5% during the forecast period (2024-2032), according to Fortune Business Insights. North America dominated the global market with a share of 34.05% in 2023. The sector’s expansion provides us with an excellent opportunity to strategically leverage this growth. By offering advanced research analytics and tools tailored to meet the dynamic requirements of traders, we can be effectively positioned as a pivotal resource in the trading community.

Additionally, according to the AI in FinTech Global Market Report 2023 by the Business Research Company, AI use in the global fintech market showcased remarkable growth in 2023, expanding from $9.15 billion in 2022 to $11.59 billion, recording an impressive CAGR of 26.8%, and the market anticipates continued expansion with projections pointing towards reaching $31.71 billion by 2027 at a robust CAGR of 28.6%. The increasing adoption of AI in fintech has led to our integration of AI tools, providing Users with cutting-edge capabilities for more informed decision-making.

The global Self-Directed Investors Market, valued at $98.9 billion in 2023, and according to Business Research Insights, it is projected to reach $140.8 billion by 2032, growing at a CAGR of 4.52%. Growth has been fueled by COVID-19-driven financial literacy, commission-free trading, and the rise of socially responsible investing (SRI). Key segments include Paid Financial Advisory and Fully Self-directed Investment, catering to HNW clients under and above 35 years. North America leads due to advanced platforms and high financial literacy, followed by Europe and Asia, where technology adoption is driving growth. Furthermore, innovation in AI and data analytics has enabled self-directed investors to rely on concrete data to inform their investment decisions. This trend is expected to grow the market because technology is enhancing the ability of investors to control and manage their portfolios.

According to Sigma Research, The U.S. equity markets are the largest in the world and continue to be among the deepest, most liquid and most efficient, representing 44.9% of the $109.0 trillion global equity market cap in 2023, or $49.0 trillion, which is 3.9x the next largest market, the European Union. The U.S. share of the global equity market cap has averaged 39.1% over the last 10 years, troughing at 36.6% in 2015 and peaking at 44.9% in 2023. Global futures and options trading volume hit a record 137 billion contracts in 2023, up 64% compared with 84 billion contracts in 2022. 2023 was the sixth consecutive year of record-setting trading activity in the global listed derivatives markets, and North America is the second largest region in terms of trading volume, according to a Financial Industry Association report published on January 19, 2024.

In 2022, the stock market faced significant setbacks resulting from the global COVID-19 pandemic, associated economic concerns, and significant inflation. Even under these conditions, these volatile conditions still spurred the rise of individual investors eager to capitalize on market entry points. Notably, the volume of derivatives trading, particularly options, maintained an upward trajectory. With the economy continuing to recover and stock markets reaching new highs in 2024, we are well-placed and embrace the opportunities that lie ahead in 2025, to serve the expanding retail investor market, particularly in the U.S., where we have a substantial client base and significant global interest in U.S. equities and options. We plan to continue capitalizing on this rise of individual investors by focusing on our strategy to broaden market reach, which includes cross-selling services and incorporating complementary tools that align with our service offerings. Our aim is to deepen our subscriber base in the U.S. and attract a diverse international audience within the self-directed investing market segment.

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Our Flagship Product – SentimenTrader.com

Founded by Jason Goepfert in January 2003, Sundial Capital Research Inc. is a financial technology platform providing insights into market sentiment through a variety of tools, reports, and strategies, and it has made significant strides in the financial sector. Leveraging Jason’s extensive experience in financial markets and the brokerage business, Sundial has operated the website SentimenTrader.com since 2003, and the platform has become well renowned for its comprehensive market sentiment indicators and models for elite traders and money managers.

Since 2015, we reconstructed the firm’s data infrastructure from the ground up, marking Sundial’s transition into a technology-centric research entity. This transformation has significantly enhanced SentimenTrader’s technology and functions.

Over the past decade, SentimenTrader has distinguished itself as a leading and influential financial research platform. Leveraging vast amounts of historical and current data, it offers advanced market indicators and analysis to our Users. SentimenTrader is particularly acclaimed for its innovative proprietary research methods, such as the Smart Money Confidence Indicator, which monitors institutional investors’ buying and selling activities, and the Market Sentiment Optimism Indexes (Optix), that measure the current level of market sentiment against its recent range. These features have solidified SentimenTrader’s reputation as a cornerstone for sophisticated market insights, making it an indispensable tool for understanding market dynamics.

Market sentiment encompasses the general feeling or tone of a market or a particular security based on various indicators and market activities. It is an amalgamation of investor attitudes, opinions, and expectations, and plays a crucial role in influencing market movements. The market can be influenced by a spectrum of factors including economic data, geopolitical events and market trends, which makes market sentiments important considerations when making trade decisions. SentimenTrader’s expertise lies in transforming the concepts and factors that influence market sentiment through our research, data and tools into actionable strategies for our Users.

Our SentimenTrader platform provides insight into market sentiments through its tools, reports, and data collection. The market sentiments are generally identified and analyzed through our proprietary indicators developed by our analysts, such as our Smart Money Confidence Indicator and Optix.

Our research reports are written by our team of veteran Wall Street analysts—notably Dean Christians, Jason Goepfert and Jay Kaeppel—and are sent to our Users via e-mail on a daily and weekly basis. Our research reports aim to analyze the current market sentiment through the use of human intuition and years of expertise. Our analysts will typically provide a thesis regarding the market sentiment of how a particular market will move in the future and a supporting argument in each report. Analysts also use graphs and charts created on the SentimenTrader platform as visual explanation in support of their theses. The research reports encompass a range of topics such as U.S. equities, indexes, options, commodities, government and corporate bonds.

Our research team has consistently made headlines in renowned publications like The Economist, CNBC, Forbes, The Wall Street Journal, CBS News, Barrons and The New York Times, and is currently led by Dean Christians, a seasoned Wall Street trader with over two decades of expertise in financial market analysis. Dean’s proficiency in data and quantitative research, including his development of the Tactical Composite Trend Model (TCTM), has been pivotal in shaping our team’s approach. We pride ourselves on delivering meticulously tested, data-driven insights that span both macro and micro market aspects, satisfying the diverse needs of long-term investors and day traders. Our commitment to high-quality research and innovation, coupled with Dean’s deep domain expertise, positions us to explore and seize new opportunities in the financial industry and foster sustained growth and client satisfaction across global markets.

SentimenTrader offers a broad range of subscription-based services to its Users in addition to research and analysis offerings. These services include access to exclusive sentiment data, models, and proprietary tools designed to empower Users with an edge in the financial markets. Through word-of-mouth growth marketing initiatives, SentimenTrader has fostered a dedicated following of over 25,000 Users and has attracted a quarter of a million social media followers. This dedicated audience includes Users and other industry participants who have come to value the website as a trusted and reliable source of valuable financial insights. Upon subscribing to SentimenTrader, Users can access our research, along with our tools such as indicators and indexes, through the SentimenTrader website and will begin receiving research reports via email according to their selected preferences. We strive to offer a platform where human analytical abilities and technology enhance each other, providing our Users with advanced research analytics, tools and data to aid in their trading.

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Product Offerings within SentimenTrader

We currently offer 7 total products through SentimenTrader to our Users. We segregate our products into three categories: (1) Data & Technology, which consists of DataEdge API, BackTest Engine and Indicators & Charts; (2) Research Reports, which consists of Report Solutions and our Report Library; and (3) Actionable Strategy, which consists of Smart Stock Scanner and Index Trading Strategies.

Data & Technology

Our Data & Technology services aim to offer market insights to our Users through advanced tools that are accessible by Users who subscribe to the essentials package and higher subscription tiers. Our Users are able to access features such as DataEdge API, Indicators & Charts and Backtest Engine, allowing our Users to review our analyses of market sentiment in detail. We provide Users with tools for chart indicators, proprietary models and strategies which our Users customize and amend according to their needs and then are able to backtest with our Backtest Engine.

DataEdge API

DataEdge API, allows our institutional Users to access raw (i.e., unprocessed, and non-personalized) data sets that include extensive sentiment, seasonality and quantitative trading research and analytics databases. DataEdge API empowers hedge funds, proprietary trading groups, investment advisory firms, and systematic traders to integrate SentimenTrader data into their chosen software platform and programming language.

Indicators & Charts

Our team is constantly exploring new data series to provide valuable insights to our Users. Our Indicators & Charts platform comprises over 3,000 sentiment, breadth, and seasonality indicators and charts. This includes proprietary metrics such as the Smart Money/Dumb Money Confidence Indicator and Optix which are exclusive to our platform, as well as other indicators like short-term and immediate-term risk levels, short-term extreme model, and indexes of other derivatives. These tools allow Users to review sentiment analyses and gain data-driven insights into most market conditions to aid with Users’ development of their own trading strategies.

Backtest Engine

Backtesting is the process of evaluating strategies by using historical data to simulate how a given strategy would have performed historically. Previously, backtesting would require traders to learn to code their own program to simulate and evaluate their strategy. Our proprietary Backtest Engine allows Users to easily set-up and test their trading ideas without the need of programming. Key features of Backtest Engine include easy access through the SentimenTrader website, a one-click scan feature for new signals, access to our analysts’ favorite backtests, and several customization options, all designed to provide a data-driven and quantitative approach for Users to evaluate their strategies and investment decisions in a historical context. Backtest Engine, along with our market research application, Indicators & Charts, features a User-friendly design and an extensive library of over 3,000 SentimenTrader indicators.

Research Reports

Reports and articles under our analysis category cover the U.S. equities markets and are generated by our in-house researchers and analysts, who act in their respective independent roles. Our analysts gather their market data from various sources, including Bloomberg, Chicago Board Options Exchange, Consensus, and the Commodities Futures Trading Commission. In constructing their analysis, our analysts rely on the tools on the SentimenTrader platform. For example, our analysts can include the relevant indicators and charts supporting the theses in their reports and articles or make comparisons to previous trading data with market data obtained from the various sources. The reports are sent to our Users daily and weekly. Our typical ‘open rate’ and ‘clickthrough’ rate are 40-65% and 2-20% respectively. Users who are subscribed to any of our subscription tiers are allowed access to our report library which allows them to view past reports. We currently publish four research reports on a regular basis:

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SentimentEdge Report

The SentimentEdge Report presents unbiased sentiment analysis and trading insights from our analyst, Jason Goepfert. Mr. Goepfert has over 20 years’ experience in sentiment and market analysis and focuses on data-driven research, often looking at data derived from the SentimenTrader platform such as seasonality of historical trading data, key indicators (such as Smart Money/Dumb Money Confidence Indicator), indexes, and making comparisons between indexes to find market correlations. Users are able to access Mr. Goepfert’s evidence-based marketing analysis, derived from his data-driven approach, either through our SentimenTrader platform or the daily e-mail distributing the SentimentEdge Report.

Kaeppel’s Corner

Kaeppel’s Corner offers quantitative analysis and trading insights by experienced analyst Jay Kaeppel, a Senior Research Analyst with over 15 years of experience who is a widely recognized financial author and educator who has made significant contributions to various instruments and publications. Mr. Kaeppel’s report focuses on a range of sectors that consist of commodities, indexes and government and corporate bonds. Mr. Kaeppel also educates our Users via daily emails covering indicator-based analysis that our Users can simulate themselves.

ModelEdge Report

The ModelEdge Report delivers market research insights and model-based hypothetical trade analysis from former Wall Street trader Dean Christians. Mr. Chistian’s research takes an evidence-based approach, focusing on a macroeconomic perspective on movements in equities markets and indexes. The ModelEdge Report is available daily on our SentimenTrader platform and is distributed to our Users via e-mail.

TradingEdge Weekly

The TradingEdge Weekly report aims to provide a market overview for the past week, taking references from our other daily research report emails and diving deeper into the important topics or ideas that our analysts feel are most important for our Users to take away. The TradingEdge Weekly is delivered to our Users every Friday via e-mail.

Alpha Edge Digest

Alpha Edge Digest delivers timely, data-driven research and actionable insights across equities, ETFs, options, and digital assets. Combining AI technology with rigorous fundamental analysis, Alpha Edge Digest is designed to help professional investors identify opportunities across multiple asset classes. Alpha Edge Digest is used as a lead magnet for SentimenTrader and our other tools and media brands.

Actionable Strategy

Smart Stock Scanner is a product that is used to improve the efficiency of stock and exchange traded fund investment decisions. The product scans ETFs and stocks in the S&P 1500, and utilizing AI, our platform can analyze and learn from historical data, taking into account a User’s previously selected signals that align with market trends. In addition to ETFs and stocks in the S&P 1500, our Smart Stock Scanner scans thousands of indicators that demonstrate a higher average win rate that day immediately after the market closes. It then ranks the signals that most align with current market conditions based upon historical market data, allowing Smart Stock Scanner to assess which dataset is most closely correlated to observed market conditions. These results are then integrated into the AI system.

Although we do not provide Users with direct access to AI analytics, Users can choose to access key metrics that are derived from our AI analytics, including win rates based on historical backtested data, hypothetical returns, and which signals were selected used to produce the analysis. Our Smart Stock Scanner is used in statistical analysis and analyzing and filtering stocks that meet pre-set requirements selected by our analysts. Our SentimenTrader platform presents historically analyzed trade strategies, models, and other market analyses, empowering Users to gain a deeper understanding of market trends, select signals that align with their criteria, and leverage our AI as they choose to enhance their decision-making process. This information encompasses backtested results for the top 100 stocks, simulating key trading parameters like win rate, stop loss, profit target, optimal market entry times, and cash allocation.

As part of our Actionable Strategy category, we also provide a suite of Macro Index Trading Strategies, encompassing 21 distinct investment models designed around various market conditions. These Macro Index Trading Strategies allow our Users to review baseline models designed for varying market conditions and use these models as they see fit to adapt into their own strategies.

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Our User Journey

We send daily and weekly emails to our subscribed Users, aiming to educate them on market sentiments and nurture their trading ideas. Utilizing Mailchimp, we directly distribute our analysts’ research reports, providing timely insights to better inform Users on aspects of the market and connect effectively with our User base. Users can then use the selection of tools on our platform to simulate or validate their ideas by, for example, using Indicator & Charts to contrast their chosen trading strategy against the past performance of our analyst-chosen indicators or simulate their trade ideas using past historical data through our Backtest Engine. Our suite of tools, when combined with the market observations produced by our analysts, allow our Users to develop their own actionable strategies which they can simulate and analyze with the use of advanced technology to sharpen their strategies, generate further ideas of their own, and otherwise explore further in their trading journey.

Subscriptions

We offer free and paid subscription packages to use the SentimenTrader platform. We bundle our products into three categories: the Research Report, which is priced from $59 per month or $590 annually, and allows access to SentimentEdge Report, Kaeppel’s Corner and ModelEdge Report; the Essentials, priced at $99 per month or $990 annually, which allows access to all of the products from the Report as well as our services that include Indicators & Charts, Backtest Engine, and Macro Index Strategies; and the Essentials Plus, which is priced from $139 per month or $1,390 annually, which provides access to all features of the Essentials and our AI suite of products.

DataEdge API is currently sold to enterprises on a separate annual subscription basis. Enterprise versions are more fit for institutional investors or investment advisory firms, which allows them access to raw data sets, customization of data feeds, and all our features, as well as JSON data set delivery format that aims to seamlessly integrate our data with their selected platform.

For subscription management and payment processing, we utilize Recurly to handle recurring payments, providing us with detailed insights into subscription metrics across various periods, whether monthly, quarterly, or annually. Furthermore, we accommodate a range of payment preferences by integrating additional gateways such as PayPal and Stripe that allows us to accept payment via major credit card issuers.

Our Users

Users of our platforms are typically segregated into two segments: paid corporate and individuals and enterprises. We are not dependent on any key Users, nor do we supply our software to any government agencies.

Our Users include:

●	Retail Traders: Individual traders and investors, both beginners and experienced traders, who use charting platforms for chart analysis, technical analysis, and to help them create ideas for their trades and investments.

●	Active Traders: Day traders, swing traders, and other active participants in the financial markets who rely on real-time data, advanced charting tools, and technical indicators to make informed trading decisions.

●	Technical Analysts: Professionals who specialize in technical analysis of price charts and patterns to predict future price movements and identify potential trading opportunities.

●	Investors: Long-term investors who use the platform to analyze market trends, perform fundamental analysis, and monitor their investment portfolios.

●	Financial Professionals: Financial advisors, portfolio managers, and professionals in the financial industry who utilize charts and tools to assist their clients and manage investment portfolios.

●	Educators: Traders and analysts who offer educational content and training related to trading strategies, technical analysis, and investing concepts.

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●	Researchers: Academic researchers and analysts who study market behavior, trading patterns, and other financial phenomena for the purpose of generating insights and advancing the field of finance.

●	Fintech Companies: Startups and established Fintech companies that integrate charts and data into their platforms to provide their Users with advanced trading and analysis capabilities.

●	Media Outlets: Financial news websites, blogs, and media organizations that provide visual representations of market trends and analysis in their content.

●	Hobbyists: Enthusiasts who have an interest in finance and trading.

Sales, Marketing and Users Acquisition

Our success hinges on the expansion of our subscribed User base, and we actively diversify our User acquisition channels by promoting our financial services sector-focused offerings on social media platforms. We cast a wide net through social media marketing, targeted ads, and our email list, engaging viewers who are most active in these arenas. Our strategies have yielded positive results, particularly through social media ads and word of mouth. To further enhance our reach, we are exploring additional avenues such as implementing referral codes and utilizing affiliate links to expand our distribution lines. This, coupled with the expansion of our suite of services to encompass a wider audience, reflects our commitment to not only relying on proven marketing strategies like complimentary newsletters and collaborations with marketing firms but also innovating our approach to User acquisition and engagement.

In 2025, we anticipate collaborating with third-party promotion companies as part of our marketing initiatives, aiming to tap into their established networks, access new audiences, and leverage their promotional capabilities to effectively market our products.

Our Mission and Technology.

Our mission is to establish ourselves as a preeminent fintech information company dedicated to the development of smart platforms tailored to empower the investing community with advanced financial analytics which our Users can utilize to create or improve their trading strategies.

Technology is key to the fulfillment of our mission by achieving efficiency for our business, improving the User experience and enabling innovation. We rely on both in-house and outsourced technology team to build our technology platform and develop new products. Together with our outsourced team, we currently have nine dedicated professionals in the technology department.

Our platform is engineered with a tech stack that supports scalability and promotes data integrity, incorporating a multitude of data sources to comprehensively analyze, examine and interpret the complex data received from our data sources. Our platform integrates three cloud service models: Software-as-a-Service (SaaS), platform-as-a-service (PaaS), infrastructure-as-a-service (IaaS). We currently use industry leading service providers for our customer relationship management, email delivery, subscription billing, data warehouse and data center.

Our platform and analysts utilize data provided by Bloomberg, Chicago Board Options Exchange, Consensus, Commodity Futures Trading Commission, End of Day Historical Data and Intercontinental Exchange. This data facilitates our analysts’ generation of their research theses which are shared via e-mails with our subscription list or Users through Mailchimp.

While our analysts aim to provide quantitative pieces to our Users, our platform’s programs will also process the data in their respective section, such as analyzing smart money/dumb money confidence or assessing sentiment for a variety of products including equities, commodities, bonds and foreign currencies, ranking them in terms of pessimism or optimism to show the sentiment in the market.

Our platform is hosted with Amazon AWS and Heroku. We believe the infrastructure is highly scalable and will allow us to serve our Users’ needs. We also rely on data redundancy solutions, such as Cloudflare, to promote data integrity and apply security measures in our technology to mitigate potential vulnerabilities.

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Competitive Landscape

We operate in a highly competitive industry and many of our competitors are larger, more experienced, and better funded than we are. As the markets within our operational scope continue to mature and novel technologies and competitors make their foray, we anticipate an escalation in competitive forces. Our competitive arena encompasses several distinct categories, namely:

●	Online Platforms - These are comprehensive websites or applications that offer a range of investment tools, research, real-time data, and analytics. They often include interactive charts, live feeds, and community forums. Examples include Bloomberg Terminal, Reuters Eikon, and TradingView.

●	Conventional Publishers of Financial News - Traditional outlets that have been providing financial news, analysis, and market updates. They may offer digital content through websites and mobile apps as well as print publications. Examples include The Wall Street Journal, Financial Times, and Barron’s.

●	Web-based Subscription Models - These services offer premium content such as exclusive market analysis or stock picks on a subscription basis, typically through a website. Examples include Motley Fool, Seeking Alpha, and Morningstar.

●	Providers of Institutional Financial Software - Companies that offer robust and often customizable software solutions designed for use by financial institutions like banks, hedge funds, and asset managers. These solutions typically include advanced analytics, portfolio management, risk assessment, and compliance tools. Examples include FactSet, BlackRock’s Aladdin, and MSCI’s risk and portfolio management services.

●	Economical, individual-focused newsletter subscription services - These are more affordable subscription services targeted at individual investors, providing newsletters with market insights, analysis, and investment tips. Examples include Stansberry Research, Cramer’s Action Alerts Plus, and Investor’s Business Daily.

●	Online tools designed to aid investment activities - These are tools that offer assistance with investment decisions, such as stock screeners, technical analysis software, or algorithm-based trading recommendations. They are designed for both novice and experienced investors. Examples include Finviz for stock screening, MetaStock for technical analysis, and Betterment for automated investing.

Our Competitive Advantages

Despite the competitive nature of the industry and the relatively small size of our company, we believe we have a competitive advantage alongside with our growth strategy, and we believe that we are able to capture a good market share through the following:

●	Experienced and Incentivized Management Team: Our team is comprised of seasoned professionals with years of experience in the equities, options, indexes, bond and commodities markets. They have the experience to work diligently towards the success of Users and the platform as a whole.

●	Competitive Position with Differentiated Business Model: The business model is designed to be both human-driven and AI-assisted as we constantly upgrade our system and features.

●	Deep Research & Development Experience with over 10 years of Backtesting Experience: Our analyst team has spent over a decade researching and developing products designed to help Users succeed in the market. They have also extensively backtested these products, constantly improving their effectiveness.

●	Continuous Innovation: We are committed to staying at the forefront of the fintech industry and is constantly innovating to compete within our market.

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●	Multiple Avenues to Drive Strong Long-Term Growth: We have multiple strategies in place to foster the long-term growth and success of the platform. Our long-term growth strategy prioritizes personalized User experiences, continuous innovation, and strategic market expansion. We aim to establish a cutting-edge and competitive position in the market by focusing on tailored product development, forming strategic partnerships, and emphasizing robust data security and privacy measures to further enhance User trust and loyalty, promoting sustainable growth.

●	Innovative Sentiment Trading Expertise: Our competitive edge lies in our ability to harness the power of market sentiment. Unlike traditional trading strategies, sentiment trading leverages human emotions and behavior to anticipate market movements, and, unlike our competitors, we provide a comprehensive view of market sentiment as opposed to sentiment analysis of particular stocks or companies. Our platform’s novel blend of technology-driven analysis and human intuition allows us to decode market sentiment more accurately, giving our Users a significant advantage in making well-informed decisions.

●	Intuitive User Experience (UX) and User-Friendly Interface (UI): One of our core competitive advantages lies in our commitment to delivering an exceptional User experience. Our platform boasts an intuitive User interface that is carefully designed to simplify the trading journey for both novice and experienced traders. The User-friendly design streamlines navigation, ensuring that Users can seamlessly access powerful analytic tools without the need for extensive technical knowledge.

Our Strategy

While this market is highly competitive, we believe in our competitive advantages. We are focusing on the following strategies to further expand our horizons and fuel further growth:

●	Geographic and industry vertical expansion of our operations and services: We will focus on improving our technology, deepening relationships with key Users, broadening our services, and expanding our geographical presence, including integrating access to other derivative instruments and other alternative markets;

●	Attract more Users: We acquire new Users through an omni-channel marketing strategy that includes ads, email and subscriber lists, social media and affiliate networking. We market in these channels through free and paid content. Our recently incorporated subsidiary, AEM, plays a central role in driving engagement and user acquisition through proprietary, insight-driven content;

●	Expansion into New Technology and Markets: Our focus has largely been on U.S. equities. One of our key strategies and current focus is to expand the coverage of our offerings to include, for example, other derivative instruments or international markets, to build out a comprehensive suite of investment research products and solutions for our Users;

●	Continue to invest in research and development: We’re committed to further developing our presence within the financial sector though our subsidiary, Aether Labs, which focuses on researching new technologies, deepening our domain expertise and developing specific solutions for target industry verticals, including collectibles, crypto currencies, warrants and other derivatives. This will enable us to better cater to tailored requirements of our Users. Our focus remains on crafting solutions that make the most of our industry insights and research capabilities. By merging our proprietary applications with our services, we are dedicated to delivering optimal solutions that precisely meet the needs of our Users; and

●	Capture new growth opportunities through strategic alliances and acquisitions: We were formed via strategic acquisitions, and this will remain a focus of ours. While we are not presently a party to any agreements with respect to any acquisitions or similar events, we will continue to:

1.	selectively pursue alliances and acquisitions in order to enhance our industry-specific technology, service delivery capabilities and User base;

2.	identify and assess opportunities to enhance our abilities to serve our Users; and

3.	focus on enhancing our technology capabilities, deepening our relationships with key financial industry participants, expanding our portfolio of service offerings and expanding our operations geographically. This includes identifying partnerships and acquisition targets that can accelerate growth across Alpha Edge Media, Aether Grid, and Aether Labs.

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Growth By Acquisition

A key element of our growth strategy will be to leverage our position as a public company to deploy a growth by acquisition strategy, focusing on the integration of complementary fintech companies. This strategy is pivotal in our vision to enhance our revenue growth over time. By incorporating these fintech entities into our ecosystem, we aim to expand our suite of tools available to our Users, providing a more comprehensive range of data, research and tools. The rationale behind this strategy is twofold. Firstly, it allows for rapid expansion into new markets and segments, leveraging the existing User base and technological advancements of the acquired companies. Secondly, it facilitates the diversification of our product portfolio to capture a wider range of audiences as well as opening possibilities for cross selling among different platform Users.

We will continue to invest in our organizational infrastructure with the goal of supporting both our organic and inorganic growth objectives. We believe this dual approach of nurturing existing relationships while expanding through strategic acquisitions will position us strongly in the global financial market, capturing synergies and driving efficiencies for the benefit of all our Users.

At present, we have had preliminary discussions with several potential acquisition targets but have not progressed to definitive understandings or agreements.

Intellectual Property

We rely on a combination of trademark and copyright laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product coding and marks.

We have submitted the 14 trademark applications as follows:

Mark	Country of Registration	Application Number	Class/Description	Status
	United States	98449608	Class 9, Class 35, Class 36, Class 42	Approved
	United States	98449994	Class 9, Class 35, Class 36, Class 42	Pending
	United States	98450258	Class 9, Class 35, Class 36, Class 42	Pending
	United States	98436868	Class 9, Class 35, Class 36, Class 42	Pending
	United States	98436719	Class 9, Class 35, Class 36, Class 42	Pending
	United States	98436557	Class 9, Class 35, Class 36, Class 42	Approved
SENTIMENTRADER ANALYSIS OVER EMOTION	United States	98434001	Class 9, Class 35, Class 36, Class 42	Approved
SENTIMENTRADER	United States	98433886	Class 9, Class 35, Class 36, Class 42	Approved
AETHER A NEW LEVEL OF TRADING	United States	98434096	Class 9, Class 35, Class 36, Class 42	Pending
SentimentEdge Report	United States	98432515	Class 9, Class 35, Class 36, Class 42	Approved
ModelEdge Report	United States	98432578	Class 9, Class 35, Class 36, Class 42	Pending
IndicatorEdge	United States	98432605	Class 9, Class 35, Class 36, Class 42	Pending
DataEdge	United States	98432662	Class 9, Class 35, Class 36, Class 42	Pending
BackTestEdge	United States	98433692	Class 9, Class 35, Class 36, Class 42	Pending

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Employee and Human Capital

As of the date of this prospectus, we had a total of seven consultants and seven employees, six of which are full-time employees, and one of which is a part-time employee.

As of the date of this prospectus, most of our employees work remotely. Our management team places a significant focus and attention on matters concerning our human capital assets, particularly on the specific industry and technical knowledge required to publish our research and continue to improve upon the technology of our applications.

We believe we offer our staff competitive compensation packages and an environment that encourages creativity and productivity, and as a result, have generally been able to attract and retain qualified personnel. Our staff are not represented by a labor organization or covered by a collective bargaining agreement. We believe we maintain a good working relationship with our staff and to date, we have not experienced any labor disputes.

Government Regulation

We are subject to a variety of domestic and foreign laws and regulations in the U.S. and abroad involving matters that are important to (or may otherwise impact) our platform, such as broadband internet access, online commerce, privacy and data security, advertising, intermediary liability, consumer protection, taxation, worker classification and securities compliance. These domestic and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are continually evolving and can be subject to significant change. As a result, the application, interpretation and enforcement of these laws and regulations (and any amended, proposed or new laws and regulations) are often uncertain, particularly in the Internet industry, and may vary from jurisdiction to jurisdiction and over time, which could result in conflicts with our current policies and practices.

Because we conduct substantially all of our business on the Internet, we are particularly sensitive to laws and regulations that could adversely impact the popularity or growth in use of the Internet and/or online products and services generally, restrict or otherwise unfavorably impact whether or how we may provide our products and services, regulate the practices of third parties upon which we rely to provide our products and services and/or undermine an open and neutrally administered Internet access. For example, in December 2017, the U.S. Federal Communications Commission (the “FCC”) adopted the Restoring Internet Freedom Order. This order, which was released in January 2018 and took effect in June 2018, reversed net neutrality protections in the United States that had been in place since 2015, including the repeal of specific rules against blocking, throttling or “paid prioritization” of content or services by Internet service providers. Also, Section 230 of the Communications Decency Act of 1996 (“Section 230”), which generally provides immunity for website publishers from liability for third party content appearing on their platforms and the good faith removal of third party content from their platforms that they may deem obscene or offensive (even if constitutionally protected speech), since its adoption has been (and continues to be) subject to a number of challenges. The immunities conferred by Section 230 could also be narrowed or eliminated through amendment, regulatory action or judicial interpretation. In 2018, the U.S. Congress amended Section 230 to remove certain immunities and most recently, in 2020, various members of the U.S. Congress introduced bills to further limit Section 230, and a petition was filed by a Department of Commerce entity with the Federal Communications Commission to commence a rulemaking to further limit Section 230. Any future adverse changes to Section 230 could result in additional compliance costs for us and/or exposure for additional liabilities.

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The California Consumer Privacy Act (the “CCPA”), which went into effect on January 1, 2020, provides consumers the right to know what personal data companies collect, how it is used, and the right to access, delete, and opt out of the sale of their personal information to third parties. It also expands the definition of personal information and gives consumers increased privacy rights and protections for that information. The CCPA also includes special requirements for California consumers under the age of 16. In addition, the European Union and United Kingdom have adopted the General Data Protection Regulation (the “GDPR”), which likewise impose significant data protection obligations on enterprises, including limitations on data uses and constraints on certain uses of sensitive data. Effective January 1, 2023, we also become subject to the California Privacy Rights Act, which expands upon the consumer data use restrictions, penalties and enforcement provisions under the California Consumer Privacy Act, and Virginia’s Consumer Data Protection Act, another comprehensive data privacy law. Effective July 1, 2023, we also became subject to the Colorado Privacy Act and Connecticut’s An Act Concerning Personal Data Privacy and Online Monitoring, which are also comprehensive consumer privacy laws. Effective December 31, 2023, we also became subject to the Utah Consumer Privacy Act, regarding business handling of consumers’ personal data.

As a provider of subscription-based products and services, we are also impacted by laws or regulations affecting whether and how we may periodically charge Users for subscription renewals. For example, the European Union Payment Services Directive, which became effective in 2018, could impact the ability of our platform to process auto-renewal payments for, as well as offer promotional or differentiated pricing to, Users who reside in the European Union. Similar laws exist in the U.S., including the federal Restore Online Shoppers Confidence Act and various U.S. state laws, and legislative and regulatory enactments or amendments are under consideration in a number of U.S. states.

We are also subject to laws, rules and regulations governing the marketing and advertising activities of our platform conducted by or through email, mobile digital devices and the Internet, including the CAN-SPAM act and similar state laws, rules and regulations, as well as local laws, rules and regulations and relevant agency guidelines governing background screening.

Further, our platform could be subject to the Americans with Disabilities Act (the “ADA”) The ADA does not explicitly address online compliance. With no specific coverage under the law, it usually falls to the courts to determine how ADA standards apply to websites—or whether they do at all.

Bitcoin Treasury Strategy

The laws and regulations applicable to bitcoin and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

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Depending on the regulatory characterization of bitcoin, the markets for bitcoin in general, and our activities in particular, our business and our bitcoin acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our bitcoin strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, including bitcoin, fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended, or CEA. Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider bitcoin to be a security under the federal securities laws, and the approval of the spot bitcoin ETPs support this view. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets.

In addition, because transactions in bitcoin provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of bitcoin and bitcoin platforms, and there is the possibility that law enforcement agencies could close bitcoin platforms or other bitcoin-related infrastructure with little or no notice and prevent users from accessing or retrieving bitcoin held via such platforms or infrastructure. For example, in her January 2021 nomination hearing before the Senate Finance Committee, Treasury Secretary Janet Yellen noted that cryptocurrencies have the potential to improve the efficiency of the financial system but that they can be used to finance terrorism, facilitate money laundering, and support activities that threaten U.S. national security interests and the integrity of the U.S. and international financial systems. The OFAC has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals

As noted above, activities involving bitcoin and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On March 9, 2022, President Biden signed an executive order relating to cryptocurrencies. While the executive order did not mandate the adoption of any specific regulations, it instructed various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. CBDC. On September 16, 2022, the White House released a framework for digital asset development, based on reports from various government agencies, including the U.S. Department of Treasury, the Department of Justice, and the Department of Commerce. Among other things, the framework encourages regulators to pursue enforcement actions, issue guidance and rules to address current and emergent risks, support the development and use of innovative technologies by payment providers to increase access to instant payments, consider creating a federal framework to regulate nonbank payment providers, and evaluate whether to call upon Congress to amend the Bank Secrecy Act and laws against unlicensed money transmission to apply explicitly to digital asset service providers. Under the new presidential administration there has been a pro-crypto shift: several U.S. regulators have withdrawn or revisited their prior regulatory guidance and have voiced a desire to support decentralized finance (while at the same time policing for fraud and manipulation). There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. Whether such legislation will be signed into law and, if so, its impact, remains to be seen, but it is expected that a federal regulatory regime for bitcoin and other digital assets is likely to be adopted in the near future.

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Investment Advisers Act of 1940

Under the Investment Advisers Act of 1940, or the Investment Advisers Act, and the rules adopted under that statute, a person or firm is required to register with the SEC if the person or firm is:

●	an “investment adviser” under Section 202(a)(11) of the Investment Advisers Act;

●	not excepted from the definition of investment adviser by Section 202(a)(11)(A) through (E) of the Investment Advisers Act;

●	not exempt from SEC registration under Section 203(b) of the Investment Advisers Act; and

●	not prohibited from SEC registration by Section 203A of the Investment Advisers Act.

Applicable state laws may have similar registration requirements.

Subject to certain limited exclusions, Section 202(a)(11) of the Advisers Act generally defines an “investment adviser” as any person or firm that: (1) for compensation; (2) is engaged in the business of; (3) providing advice, making recommendations, issuing reports, or furnishing analyses on securities, either directly or through publications. A person or firm must satisfy all three elements to be regulated under the Investment Advisers Act.

The SEC’s Division of Investment Management construes these elements broadly. For example, with respect to “compensation,” the receipt of any economic benefit suffices. To be deemed compensation, a fee need not be separate from other fees charged, it need not be designated as an advisory fee, and it need not be received directly from a client. With respect to the “business” element, an investment advisory business need not be the person’s or firm’s sole or principal business activity. Rather, this element is satisfied under any of the following circumstances: the person or firm holds himself or itself out as an investment adviser or as providing investment advice; the person or firm receives separate or additional compensation for providing advice about securities; or the person or firm typically provides advice about specific securities or specific categories of securities. Finally, a person or firm satisfies the “advice about securities” element if the advice or reports relate to securities. The Division has stated that providing one or more of the following also could satisfy this element: advice about market trends; advice in the form of statistical or historical data (unless the data is no more than an objective report of facts on a non-selective basis); advice about the selection of an investment adviser; advice concerning the advantages of investing in securities instead of other types of investments; and a list of securities from which a client can choose, even if the adviser does not make specific recommendations from the list. An employee of an SEC-registered investment adviser does not need to register separately, so long as all of the employee’s investment advisory activities are within the scope of his employment.

One of the statutory exclusions from the definition of “investment adviser” is the “publisher’s exclusion”. Under Section 202(a)(11)(D) of the Investment Advisers Act, “the publisher of any bona fide newspaper, news magazine or business or financial publication of general and regular circulation” is excluded from the “investment adviser” definition. This “publisher’s exclusion” requires that product or service offerings must be: (1) of a general and impersonal nature, in that the research provided is not adapted to any specific portfolio or any client’s particular needs; (2) “bona fide” or genuine, in that it contains disinterested discussion and analysis as opposed to promotional material; and (3) of general and regular circulation, in that it is not timed to specific market activity or to events affecting, or having the ability to affect, the securities industry. The basis for reliance on such exclusion will depend on a facts-and-circumstances analysis.

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Certain services provided by us may cause us to meet the definition of “investment adviser” in the Investment Advisers Act and similar state laws. Under the Investment Advisers Act, an “investment adviser” is defined as a “person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities.” In particular, certain of the research content we publish, such as the newsletters circulated by our analysts, and other content available on our social media channels, may constitute investment advice. In addition, in general, disclaimers, such as those included with our newsletters, do not change the character of the advice provided for Investment Advisers Act purposes. We rely on the “publisher’s exclusion” from the definition of “investment adviser” under Section 202(a)(11)(D) of the Investment Advisers Act, as described above and as interpreted by legal precedent. We intend at all times to operate our business in a manner as to not become inadvertently subject to the regulatory requirements under the Investment Advisers Act.

If we meet the definition of “investment adviser” in the Investment Advisers Act, and do not meet the requirements for reliance on the “publisher’s exclusion” from the definition of “investment adviser” or another exclusion, exemption, or exception from the registration requirements under the Investment Advisers Act, we will have to register as an investment adviser with the SEC pursuant to the Investment Advisers Act and potentially with one or more states under similar state laws. Registration requirements for investment advisers are significant. If we are deemed to be an investment adviser and are required to register with the SEC and potentially one or more states as an investment adviser, we will become subject to the requirements of the Investment Advisers Act and the corresponding state laws. The Investment Advisers Act requires: (i) fiduciary duties to clients; (ii) substantive prohibitions and requirements; (iii) contractual requirements; (iv) record-keeping requirements; and (v) administrative oversight by the SEC, primarily by inspection. Requirements and obligations imposed on investment advisers can be burdensome and costly. If it is deemed that we are out of compliance with such rules and regulations, we may also be subject to civil and/or criminal penalties. Applicable state laws may have similar or additional requirements. If we are required to register under these laws, we may no longer be able to continue to offer our investment education and entertainment services, which may have a significant adverse impact on our business and results of operations.

Commodity Exchange Act of 1936

Under the CEA, any person who, for compensation or profit, engages in the business of advising others, either directly or through publications, writing, or electronic media, as to the trading of, among other things, futures, options and swaps, is a “commodity trading advisor” (“CTA”). As is the case with the SEC with respect to the investment adviser definition under the Investment Advisers Act, discussed above, the CFTC interprets the CTA definition very broadly, such that “compensation or profit” can mean any economic benefit and “advice” can range from providing recommendations to directing client trading pursuant to a power of attorney.

CTAs and certain of their personnel are required to register with the CFTC unless an exemption or exception applies pursuant to the CEA itself or CFTC rules. Registered CTAs are subject to myriad compliance obligations, including robust disclosure and reporting requirements.

We do not believe CTA registration is currently implicated for us because holding bitcoin and hedging bitcoin exposure does not constitute advice. Moreover, while we may discuss bitcoin investing in certain of our newsletters and publications and such content could constitute advice, the CTA regulatory regime would not be implicated. This is because bitcoin is a commodity, and the CTA regulatory regime would only be implicated by advice related to the trading of derivatives. Were we to disseminate content in our newsletters and publications about bitcoin derivatives (or any other derivatives), such content could constitute advice, and the CTA regulatory regime could be triggered. As of the date of this prospectus, we do not intend to disseminate content related to any derivatives. If we were to do so, we would evaluate the relevant facts to determine whether the CTA regulatory regime is implicated and, if so, whether CTA registration would be required.

Our Facilities

Our executive office is located at 1441 Broadway, 30th Floor, New York, NY 10018. We pay $12,000 yearly in rent for such office space (which consist of 235 square feet of space), and the lease agreement is effective on June 1, 2025 through May 31, 2026. We consider our current office space adequate for our operations.

Legal Proceedings

From time to time, we may be subject to legal proceedings, investigations and claims incidental to the conduct of our business. We are currently not involved in any legal proceedings that could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Corporate Structure and History

We were incorporated under the laws of the State of Delaware on August 15, 2023. On August 25, 2023, we acquired Sundial Capital Research, Inc. (“Sundial”) through a Share Exchange Agreement with Elixir Technology, Inc. (“Elixir”) and Greentown Investment Corporation Limited (“Greentown”), whereby we issued 4,655,000 shares of our common stock to Elixir and 1,995,000 shares of our common stock to Greentown in exchange for 1,000 and 300 shares of Sundial common stock, respectively, which constituted 100% of the shares of Sundial common stock then issued and outstanding. On the same day, our board of directors also approved and directed the issuance of 2,850,000 shares of common stock to Up and Up Ventures Limited, an entity controlled by our Chief Executive Officer, Chairman and Director Nicolas Kuan Liang Lin. As of the date of this prospectus, we have four subsidiaries: Sundial, AEM, Aether Grid, and Aether Labs.

Sundial was founded by Jason Goepfert and incorporated under the laws of the State of Minnesota on January 22, 2003. Sundial has been engaged in developing and operating the SentimenTrader platform since its inception.

On April 30, 2025, we incorporated a new subsidiary, Alpha Edge Media, Inc., to support our expanding newsletter business. The newsletters published by AEM will target both institutional and retail investors, focusing on topics such as macroeconomic trends, market insights, and market psychology, while broadening our overall coverage of securities, markets and exchanges.

On May 22, 2025, we incorporated a new subsidiary, Aether Grid Inc. (“Aether Grid”), to house and support the growth of our suite of financial tools designed to empower our Users.

On June 6, 2025, we incorporated a new subsidiary, Aether Labs, Inc. (“Aether Labs”), to act as the arm of the Company that focuses on innovation and research and development of our fintech ecosystem, with a focus on proprietary analytics and AI-driven models.

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MANAGEMENT

Number and Terms of Office of Officers and Directors

Our board of directors will consists of five (5) members. Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws, which will be in effect upon the consummation of this offering, as it deems appropriate.

Executive Officers and Directors

The following table sets forth certain information about our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Nicolas Kuan Liang Lin	37	Chief Executive Officer and Chairman
Suresh R. Iyer	51	Chief Financial Officer
David Chi Ching Ho	54	Chief Strategy Officer
Hao Hu	50	Chief Technical Officer
Jaclyn Mang Hei Wu (4)	41	Director
Justin Peter Molander (1)(2)(3)(4)	42	Independent Director
David Mandel (1)(2)(3)	59	Independent Director
Timothy William Murphy (1)(2)(3)(4)	54	Independent Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee .
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Investment and Treasury Committee

Nicolas Kuan Liang Lin has been a director of our company since August 25, 2023, was appointed our interim Chief Executive Officer and Director on September 11, 2023, and was appointed our Chief Executive Officer and Chairman on April 1, 2024. He is an experienced corporate finance executive has over a decade experience in the field of equity capital markets transactions, particular expertise in the field of U.S.-based transactions. Mr. Lin has advised and participated in a number of such transactions, often on behalf of Chinese and other Asian clients. Mr. Lin has been a director of Advance Opportunities Fund and Advance Opportunities Fund I since March 2019. He has also been a director of St James Gold Corp (TSXV: LORD; OTCQB: LRDJF), a mining and exploration company headquartered in Vancouver since October 2019. Mr. Lin has served on the board of several public companies in the U.S. and Canada with experiences including Hawkeye Systems Inc., Technovative Group Inc., Rebel Group, Inc., and Moxian, Inc., where he has led and executed multiple transactions ranging from fund-raising, restructuring, and advisory. From 2012 to 2017, Mr. Lin was a manager at 8i Capital Ltd., where he was involved in advising businesses to list in the United States and London, fundraising, and restructuring work. Mr. Lin’s previous roles include a wide range of finance and legal positions, primarily advising Chinese and Asia-based businesses from restructuring to fund-raising. Mr. Lin received his Bachelor of Law degree from Queen Mary University of London and his MBA degree from University Canada West. We believe Mr. Lin is qualified to serve on our board of directors due to his status as a founder of our company as well his experience with public companies and capital markets.

Suresh R. Iyer was appointed as our Chief Financial Officer on May 16, 2024. He is an accomplished senior finance professional with over 25 years of international experience in both public and private sectors. As Managing Partner of SRI Associates and a founding member of Ledger Folios, he specializes in US GAAP, IFRS, SEC Reporting, financial planning, IPO/Transaction Readiness, and SPAC/de-SPAC transactions and has assisted clients in reducing operating cost through Offshore Consulting, improve their financial and operational procedures and controls, preparing for a planned IPO, and performing a risk assessment, and reviewing various SEC reporting forms. He holds both CPA and ACA credentials and has extensive knowledge and exposure to the Fintech and Start-up industry. Previously, he was an Audit Manager at BDO USA LLP from January 2017 to June 2021, leading audits for major investment firms and helped in developing BDO’s captive service center in India. From May 2015 to September 2016, he served as a Sr. Associate at PricewaterhouseCoopers LLP, managing financial statement audits. As Corporate Controller at Flex Films USA Inc. from July 2011 to April 2015, he formulated internal controls policies and implemented financial strategies. Earlier in his career, he worked at Iyer Associates from November 2009 to July 2011 and Deloitte & Touché LLP from September 2005 to March 2009, focusing on audit, business development, and financial due diligence.

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David Chi Ching Ho has been our Chief Strategy Officer since April 1, 2024. He is a corporate strategy professional with more than 25 years of business experience with a proven track record of driving growth and expansion through strategic planning, mergers & acquisitions, and joint-venture partnerships. Since July 2020, Mr. Ho has been the strategic advisor to the Hoovest Group, advising the group on its investments, as well as its corporate strategy and strategic alliances. From September 2018 to April 2020, Mr. Ho was an assistant to the Chairman, and corporate development leader of Lai Sun Development (HKEX: 0488), where he facilitated and supported the Group’s direct investments, acquisitions, and joint venture partnerships. From January 2014 to August 2018, Mr. Ho was a co-founder and executive director at Pergill Internationally Holdings Inc., where he engaged in M&A advisory, corporate strategy, business development, joint venture partnerships, and strategic alliances, and successfully completed the acquisition of assets with a total transaction value of US$280 Million. From June 2009 to May 2017, Mr. Ho was the co-founder and executive director of ChinaLive WTM, where he integrated marketing agency servicing multinational well-known clients including Absolute Vodak, Pernod Ricard and Chivas Regal. From 2010 to 2014, he was also a Greater China business advisor at Reliance Media &Entertainment (Mumbai and Los Angeles) and represented Reliance to monetize their digital content and IP rights in the Greater China region. In the past 10 years start from 2000 to 2010, he was involved as co-founder and executive roles in several companies including BigCafe Holdings Ltd., Temple Saigon and V Private Clubs and DNA-e. Mr. Ho received his Bachelor of Arts degree from University of British Columbia in 1993, he is also fluent in English, Mandarin and Cantonese.

Hao Hu has been our Chief Technical Officer since August 1, 2024. Mr. Hao Hu is an excellent technical professional with over 20 years of experience in software development and management. Since January 2023, Mr. Hu has been the Chief Information Officer of Sundial Capital Research, Inc, and since July 2024, Mr. Hu has also served as the Interim Chief Executive Officer of Sundial Capital Research Inc. From August 2021 to March 2023, he was the Chief Technology Officer of Elixir Technology, Inc., where he led the team to significant milestones in technological innovation and machine learning development. From March 2020 to July 2021, Mr. Hu served as the Director of IOT Software Development of Omnisolu Technology Inc. From May 2014 to November 2019, he founded and served as the and Chief Executive Officer at Guyi Network Technology Co. During the decade from 2003 to 2013, Mr. Hu served as a Software Engineer / Developer in various technology companies in Vancouver, including Wurldtech Security, Corinex Communications, Aurel Systems., Intel Corporation, and Mitel Telecom. Mr. Hu holds 20+ Industry Automation and IOT Data security patents pending and has been a committee member of several nation-level industrial committees. He received his Bachelor of Electrical Engineering from Zhejiang University in 1995 and his M.Sc. in Computer Science from Dalhousie University in 2002.

Jaclyn Mang Hei Wu has been a director of our company since August 25, 2023. She is an accomplished finance professional with more than 17 years of industry experience as a Certified Financial Planner (CFP) and a Chartered Life Underwriter (CLU). Currently, she serves as CEO of Monic Financial Group, where she is focused on providing exceptional wealth management service to her existing clients. Ms. Wu has a fervent interest in the realm of private equity, alongside her role as an exempt market dealing representative at Rethink and Diversify Securities Inc. where she is among the top producers at research and development. She has shared her financial knowledge with investors in over 100 seminars and is a member of the PCMA Dealing Representative Advisory Committee. Additionally, she has been acknowledged by the Million Dollar Round Table (MDRT) Association as a Top of the Table qualifier. Ms. Wu is a Co-founder of several successful ventures, including Monic Insurance Services Inc., Monic Developments, Monic Wealth Solutions, InsurSimple, and director of Sundial Capital Research, Inc. We believe Ms. Wu is qualified to serve on our board of directors due to finance and capital markets experience.

Justin Peter Molander, has been a director of our company since April 9, 2025. He is a registered member of the Sapotaweyak Cree Nation who holds both Certified Public Accountant and Certified Management Accountant designations. He has over 20 years of experience spanning from financial analysis and market research to financing high growth, capital intensive companies in broad range of industries. He has assembled major financing packages and oversaw the execution of these deals. He has held profile positions in the mining industry analyzing business risk, demand, supply, pricing and mergers and acquisition activity. Since September 2021, Mr. Molander has been a Sessional Instructor and teaches in the business and accounting departments at Kwantlen Polytechnic University, Langara College, University Canada West and CPA Canada. Since June 2014, he has served as the Founder and Managing Director of Trading Post Investments Ltd. From September 2011 to July 2014, he was a Commodity/Research Analyst to Teck Resources, Coal Business Unit. From August 2007 to January 2011, he served as the Executive Assistant to the Minister of Energy and Mines & Research Officer for the Minister of Finance, where he provided political and policy advice to Members of the Legislative Assembly. Mr. Molander has acted as an Accountant since July 2001.We believe Mr. Molander is qualified to serve as a member of our board of directors due to accounting and finance experience.

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David Mandel, has been a director of our company since April 9, 2025. He is the co-founder of Bitvore Corp, founded in 2014, an AI and machine learning company used by most of the major firms on Wall Street. Previously, he was a seed investor in Broadcom, Access360 (acquired by IBM), and Fulcrum Microsystems (acquired by Intel), among other successful exits. Mr. Mandel has served as the Chairman of Bitvore Corp since January 2014, and took over the role of CEO during the sale of its fixed income AI product to a major Wall Street firm. Mr. Mandel received a degree in Mathematics from the University of Pennsylvania in 1989. We believe Mr. Mandel is qualified to serve as a member of our board of directors due to technology and Wall Street experience.

Timothy William Murphy, has been a director of our company since April 9, 2025. He is an experienced business executive and international lawyer. He is the Founding Partner of Murphy & Company, LLP since January 2011, a leading business law firm in Vancouver, Canada, and has over 15 years of experience advising high growth companies on mergers and acquisitions, technology and finance matters. Mr. Murphy has executive experience as a chief executive officer and has served on the boards of numerous public and private companies. Since August 2019, Mr. Murphy has served as a board member of Shop and Shout Ltd., and has additionally served as a board member of Angus Reid Institute since August 2018. From 2018 to 2021, Mr. Murphy also served as a board member in several private and public companies, including Rival Group Inc., Asep Medical Holdings Inc., and Gerser Brands Inc. Mr. Murphy received his Bachelor of Law and Arts respectively from the University of Saskatchewan in 2001 and 2004, and then got his Master of Laws from McGill University in 2006. We believe Mr. Murphy is qualified to serve as a member of our board of directors due to his substantial experience leading and advising businesses.

Director Independence and Committees of the Board of Directors

Director Independence

Of our directors, we have determined that Justin Peter Molander, David Mandel, and Timothy William Murphy are “independent” directors under the Nasdaq listing standards, while Nicolas Kuan Liang Lin and Jaclyn Mang Hei Wu are not independent under such standards. We have also determined that each of the three members of the Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder and under the Nasdaq listing standards. Further, the Board has determined that each of the three members of both the Compensation Committee and the Nominating and Corporate Governance Committee is “independent” under the Nasdaq listing standards.

Board Committees

We have four standing committees of the Board: the Audit Committee, Compensation Committee, the Nominating and Corporate Governance Committee, and the Investment and Treasury Committee. Each of the board committees act pursuant to a separate written charter adopted by our board of directors. The charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on our website at https://helloaether.com/. Our board of directors may at any time or from time to time appoint certain other committees in its sole discretion as it deems necessary or appropriate to carry out its functions.

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Audit Committee

The Audit Committee consists of Justin Peter Molander (Chairman), David Mandel, and Timothy William Murphy. The Board has determined that all of the members of the Audit Committee are “independent,” as defined by the Nasdaq listing standards and by applicable SEC rules. In addition, the Board has determined that Justin Peter Molander is an audit committee financial expert, as that term is defined by the SEC rules, by virtue of having the following attributes through relevant experience: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves; (iii) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The function of the Audit Committee relates to oversight of the auditors, the auditing, accounting, and financial reporting processes, and the review of the Company’s financial reports and information. In addition, the functions of the Audit Committee includes, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results and the results of their audit, and reviewing the Company’s internal accounting controls.

Compensation Committee

The Compensation Committee consists of David Mandel (Chairman), Justin Peter Molander and Timothy William Murphy. The Board has determined that all of the members of the Compensation Committee are “independent,” as defined by Nasdaq listing standards. The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our President and Chief Executive Officer and our other executive officers, including all of the executive officers named in the Summary Compensation Table under the heading “Executive Compensation” below (the “named executive officers”). Among its other duties, the Compensation Committee oversees all significant aspects of the Company’s compensation plans and benefit programs. The Compensation Committee annually reviews and approves corporate goals and objectives for the President and Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee also recommends to the Board the compensation and benefits for members of the Board. The Compensation Committee has also been appointed by the Board to administer our 2024 Equity Incentive Plan. The Compensation Committee does not delegate any of its authority to other persons.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Timothy William Murphy (Chairman), David Mandel and Justin Peter Molander. The committee members are independent under applicable Nasdaq rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential board members, making recommendations to the full board as to nominees for election to the board, assessing the effectiveness of the board and implementing our corporate governance guidelines.

Investment and Treasury Committee

The Investment and Treasury Committee is comprised of Jaclyn Wu, Timothy William Murphy, and Justin Peter Molander (Chairman). The Investment and Treasury Committee is responsible for, among other things, oversight and periodic approval of the Company’s (i) treasury strategies, particularly those related to the Company’s digital assets and related Company assets, (ii) liquidity, working capital, financing activities, asset custodian and manager relationships, and related matters, and (iii) investment management and treasury policies and guidelines, particularly those related to the Company’s digital assets, including review of asset manager and financial advisor selections, the establishment of investment strategies and goals, review of investment performance, and oversight of investment risk management exposure policies and guidelines.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year have not served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Family Relationships

There are no family relationships among any of the directors or executive officers.

Code of Business Conduct and Ethics and Insider Trading Policy

Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) and an Insider Trading Policy, each of which are filed as exhibits to the registration statement of which this prospectus forms a part. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. The Code of Ethics are available on our website at https://www.helloaether.com. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

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Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our amended certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and named executive officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of ours, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interests.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is or was one of our officers or directors of our Company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with us.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification other than with respect to possible claims made by Mr. Mandel. See the section entitled “Business – Recent Developments – Dispute with Director David Mandel” above.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;
4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation incurred to our named executive officers for the fiscal years ended September 30, 2024 and 2023. Individuals we refer to as our “named executive officers” include our Chief Executive Officer (CEO) and any other highly compensated executive officers during the fiscal years ended September 30, 2024 and 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Francis Cid (1)	2024	-	-	-	-	-	-	-
Executive Director	2023	-	-	-	-	-	-	-

Qian Zhang (2)	2024			-	-	-	117,150	117,150
Interim Chief Executive Officer	2023	-	-	-	-	-	60,000	60,000

Nicolas Kuan Liang Lin (3)	2024	80,000	-	-	-	-	-	80,000
Interim Chief Executive Officer	2023	-	-	-	-	-	-	-

Suresh Iyer (4)	2024	12,000	-	-	-	-	24,450	36,450
Chief Financial Officer	2023	-	-	-	-	-	-	-

Henry Wong (5)	2024	20,000						20,000
Chief Operating Officer	2023	-	-	-	-	-	-	-

David Chi Ching Ho (6)	2024	30,000	-	-	-	-	-	30,000
Chief Strategy Officer	2023	-	-	-	-	-	-	-

Hao Hu (7)	2024	2.00					159,500	159,502
Chief Technical Officer	2023	-	-	-	-	-	72,000	72,000

(1)	We were initially incorporated on August 15, 2023. Mr. Francis Cid, upon the filing of our certificate of incorporation, was appointed as its initial director and officer. Mr. Cid received no compensation for his role. Mr. Cid resigned from the position of Executive Director on January 22, 2024.

(2)	On August 25, 2023, Ms. Qian Zhang was appointed Interim Chief Executive Officer. Ms. Zhang received no compensation for this role. Ms. Zhang resigned as Interim Chief Executive Officer on September 8, 2023. As Chief Executive Officer and Director of Sundial Capital Research, Inc, Ms. Zhang has been paid $117,150 and $60,000 as of September 30, 2024 and 2023, respectively.

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(3)	Mr. Nicolas Kuan Liang Lin was appointed our Director on August 25, 2023, our Interim Chief Executive Officer on September 11, 2023, and our Chief Executive Officer on April 1, 2024. Prior to the April 1, 2024, as described further per Mr. Lin’s Employment Agreement below, Mr. Lin did not receive any compensation from us for his role. From April 1, 2024 to September 30, 2024, Mr. Lin accrued $80,000 in salary compensation, consisting of $50,000 of fees from his position as our director, pursuant to his Non-Independent Director Agreement described below, and $30,000 of salary from his services to the Company as our Chief Executive Officer, all of which is to be paid upon completion of this offering.

(4)	On May 16, 2024, Mr. Suresh Iyer was appointed our Chief Financial Officer. As of September 30, 2024, Mr. Iyer has been paid $19,650 in compensation, consisting of $6,000 salary and $13,650 expenses for his services provided to the Company under the CFO Consulting Agreement with Ledger Pros LLC described below, with the remaining $6,000 salary having been paid in early October. Mr. Iyer accrued $10,800 in fees under the CFO Consulting Agreement, to be paid upon completion of this offering. Prior to May 16, 2024, Mr. Iyer received no compensation from the Company.

(5)	Mr. Wong served as our Chief Operating Officer from June 1, 2024, to November 20, 2024. As of September 30, 2024, Mr. Wong has been paid $15,000 in compensation, with the remaining $5,000 having been paid in early October. Prior to June 1, 2024, Mr. Wong received no compensation from the Company. Mr. Wong resigned from his position as Chief Operating Officer on November 20, 2024. As of the date of this prospectus, there is no severance or other compensation owed to Mr. Wong.

(6)	Mr. Ho was appointed our Chief Strategy Officer on April 1, 2024. As of September, 30, 2024, Mr. Ho accrued $30,000 in salary compensation, to be paid upon completion of this offering. Prior to April 1, 2024, Mr. Ho received no compensation from the Company.

(7)	Mr. Hu was appointed our Chief Technical Officer on August 1, 2024. As of September 30, 2024, Mr. Hu accrued $2.00 in salary compensation. As Chief Information Officer and Director of Sundial Capital Research, Inc, Mr. Hu has been paid $159,500 and $72,000 as of September 30, 2024 and 2023, respectively.

Employment Arrangements with our Executive Officers

Nicolas Kuan Liang Lin

On April 1, 2024, we entered into an employment agreement with Mr. Nicolas Kuan Liang Lin, which was amended on September 1, 2024, to serve as the Company’s Chief Executive Officer. We agreed to pay Mr. Lin an annual base salary of $60,000, payable monthly. We shall pay or reimburse Mr. Lin for all reasonable and necessary expenses incurred or paid by him during the term while performing his duties under this agreement. Mr. Lin will be permitted, to the extent eligible, to participate in all employee benefit plans we maintain and is subject to certain non-compete, non-solicitation, and confidentiality covenants.

The term of the employment agreement commenced on April 1, 2024, and is subject to termination for cause (as defined therein) by us, upon the death or disability of Mr. Lin, or by us without cause. Mr. Lin is entitled to severance upon his termination by us for the aforementioned reasons, subject to certain limitations, equal to:

(i)	the Base Salary on the termination date for the shorter of (x) six months and (y) the remainder of the term (the applicable period being referred to as the “Severance Period”), payable in monthly installments;
(ii)	benefits under group health and life insurance plans in which Mr. Lin participated prior to termination through the Severance Period; and
(iii)	all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans, including any such benefits under the Company’s pension, disability, and life insurance plans, policies, and programs.

Notwithstanding the foregoing, in the event of Mr. Lin’s termination by us for cause, death, or disability, Mr. Lin, or in the event of his death, his estate, will only be entitled to receive the amounts specified in (ii) – (iii) above.

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The initial term of the employment agreement will expire on the first anniversary of the date of our initial public offering. The term of the employment agreement shall automatically renew for additional one (1) year periods after the expiration of the initial term and each renewal period unless either party gives written notice to the other at least thirty (30) days prior to the expiration of the initial term or any renewal period.

David Chi Ching Ho

On April 1, 2024, we entered into an employment agreement with Mr. David Chi Ching Ho, which was amended on September 1, 2024, to serve as the Chief Strategy Officer of the Company. We agreed to pay Mr. Ho an annual base salary of $60,000, payable monthly. We shall pay or reimburse Mr. Ho for all reasonable and necessary expenses incurred or paid by him during the term while performing his duties under this agreement. Mr. Ho will be permitted, to the extent eligible, to participate in all employee benefit plans we maintain and is subject to certain non-compete, non-solicitation, and confidentiality covenants.

The term of the employment agreement commenced on April 1, 2024, and is subject to termination for cause (as defined therein) by us, upon the death or disability of Mr. Ho, or by us without cause. Mr. Ho is entitled to severance upon his termination by us for the aforementioned reasons, subject to certain limitations, equal to:

(i)	the Base Salary on the termination date for the shorter of (x) six months and (y) the remainder of the term (the applicable period being referred to as the “Severance Period”), payable in monthly installments;
(ii)	benefits under group health and life insurance plans in which Mr. Ho participated prior to termination through the Severance Period; and
(iii)	all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans, including any such benefits under the Company’s pension, disability, and life insurance plans, policies, and programs.

Notwithstanding the foregoing, in the event of Mr. Ho’s termination by us for cause, death, or disability, Mr. Ho, or in the event of his death, his estate, will only be entitled to receive the amounts specified in (ii) – (iii) above.

The initial term of the employment agreement will expire on the first anniversary of the date of our initial public offering. The term of the employment agreement shall automatically renew for additional one (1) year periods after the expiration of the initial Term and each renewal period unless either party gives written notice to the other at least thirty (30) days prior to the expiration of the initial term or any renewal period.

Suresh R. Iyer

Consulting Agreement

On August 1, 2024, we entered into an updated CFO Consulting Agreement with Ledger Pros LLC. Mr. Suresh R. Iyer, the Founder of Ledger Pros LLC, will serve as the Company’s Chief Financial Officer. For services rendered by Mr. Iyer under this agreement, we shall pay him at the rate of $72,000 per annum, on a pro-rated basis and payable monthly. Mr. Iyer shall also be reimbursed for all out-of-pocket and travel-related expenses incurred during the performance of this agreement. We agreed to indemnify Ledger Pros LLC against claims, liabilities, damages, losses or other obligations which may arise under the agreement.

The agreement commenced on its effective date set forth therein and continue for one year from that date unless terminated earlier. We may, at our option, agree to renew, extend, and revise this agreement prior to its expiration. Either party may terminate the agreement upon thirty (30) days’ notice to the other party. Upon termination, Mr. Iyer will be entitled to receive compensation and reimbursement for any work accrued, but not paid by the Company.

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CFO Employment Agreement

On January 28, 2025, we entered into an Employment Agreement with Mr. Iyer, which was subsequently amended on February 27, 2025 (as amended, the “CFO Agreement”), to continue in his role as Chief Financial Officer, to be effective upon the completion of this offering. Under the terms of the CFO Agreement, Mr. Iyer will be employed as a full-time employee of the Company, with the understanding that he may provide services to other companies though his consulting company provided that the provision of such services to other companies does not create an actual or perceived conflict of interest. The CFO Agreement provides for Mr. Iyer to receive an annual base salary of $150,000 and that Mr. Iyer will be eligible to receive bonus compensation in the sole discretion of our board of directors and reimbursement of reasonable out-of-pocket travel and other expenses incurred in providing services to us.

In the event of a termination without cause or a good reason resignation, as such terms are defined in the CFO Agreement, Mr. Iyer will be entitled to severance in the amount of six months base salary and accrued bonus and benefits, conditioned upon Mr. Iyer executing a general release of claims within thirty days of his termination. The employment agreement contains other customary provisions regarding expenses and treatment of proprietary information, may be terminated by Mr. Iyer or us for any reason upon thirty days prior written notice to the other party or earlier in the event of a termination for cause, and shall continue until terminated by either Mr. Iyer or us.

Hao Hu

Sundial Employment Agreement

On March 15, 2023, Mr. Hu became the Chief Information Officer of Sundial, the wholly owned subsidiary of the Company, and entered into an associated employment agreement with Sundial (the “Sundial Employment Agreement”). Sundial agreed to pay Mr. Hu an annual base salary of $125,000, payable on a semi-monthly basis and a one-time signing bonus of 300 shares of restricted stock, scheduled to vest in three equal installments on March 31, 2023, June 30, 2023, and September 30, 2023. On July 1, 2023, Mr. Hu’s employment agreement was amended to provide for the immediate vesting of his remaining restricted shares.

On February 16, 2024, Mr. Hu’s base salary was increased to $150,000, payable on a semi-monthly basis effective March 1, 2024. Mr. Hu is eligible to receive a performance bonus at the discretion of Sundial’s board of directors and reimbursement of personal expenses incurred in connection with his performance of his duties, participate in Sundial’s health and dental insurance plan, and receive 20 business days of paid time off during each year of employment. Mr. Hu was also granted a one-time incentive signing bonus consisting of three hundred shares of restricted Sundial common stock.

Mr. Hu’s term of employment with Sundial commenced on March 15, 2023. If Mr. Hu is terminated by Sundial either not for cause or if Mr. Hu terminates his employment for good reason (as such terms are defined in the Sundial Employment Agreement), Mr. Hu will be entitled to receive up to ninety (90) days Base Salary and any pro-rated bonuses, commissions, distributions, or the like as calculated effective the last day of his employment, subject to certain conditions. The initial term of the Sundial Employment Agreement is five (5) years, subject to successive one-year extensions upon mutual agreement of the parties. The Sundial Employment Agreement additionally contains certain customary non-compete, non-solicitation, and confidentiality covenants.

Aether Employment Agreement

On August 1, 2024, we entered into an employment agreement with Hao Hu to serve as the Company’s Chief Technical Officer, which was amended on September 1, 2024. Mr. Hu has agreed to receive an additional nominal salary of $10 per year for his services as the Chief Technical Officer of the Company. We shall pay or reimburse Mr. Hu for all reasonable and necessary expenses incurred or paid by him during the term while performing his duties under this agreement. Mr. Hu will be permitted, to the extent eligible, to participate in all employee benefit plans we maintain, and is subject to certain non-compete, non-solicitation, and confidentiality covenants.

The term of the employment agreement commenced on August 1, 2024, and is subject to termination for cause (as defined therein) by us, upon the death or disability of Mr. Hu, or by us without cause. Mr. Hu is entitled to severance upon his termination by us for the aforementioned reasons, subject to certain limitations, equal to:

(i)	the Base Salary on the termination date for the shorter of (x) six months and (y) the remainder of the term (the applicable period being referred to as the “Severance Period”), payable in monthly installments;
(ii)	benefits under group health and life insurance plans in which Mr. Hu participated prior to termination through the Severance Period; and
(iii)	all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans, including any such benefits under the Company’s pension, disability, and life insurance plans, policies, and programs.

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Notwithstanding the foregoing, in the event of Mr. Hu’s termination by us for cause, death, or disability, Mr. Hu, or in the event of his death, his estate, will only be entitled to receive the amounts specified in (ii) – (iii) above.

The initial term of the employment agreement will expire on the first anniversary of the date of our initial public offering. The term of the employment agreement shall automatically renew for additional one (1) year periods after the expiration of the initial term and each renewal period unless either party gives written notice to the other at least thirty (30) days prior to the expiration of the initial term or any renewal period.

Siu Hang (Henry)Wong

On June 1, 2024, we entered into an Employment Agreement with Mr. Siu Hang (Henry) Wong, which was amended on September 1, 2024, to serve as the Chief Operating Officer of the Company. We agreed to pay Mr. Wong an annual base salary of $60,000, payable on a monthly basis. We agreed to pay or reimburse Mr. Wong for all reasonable and necessary expenses incurred or paid by him during the term while performing his duties under this agreement. Mr. Wong was permitted, to the extent eligible, to participate in all employee benefit plans we maintain, and is subject to certain non-compete, non-solicitation, and confidentiality covenants.

The term of the employment agreement commenced on June 1, 2024, and is subject to termination for cause (as defined therein) by us, upon the death or disability of Mr. Wong, or by us without cause. Mr. Wong is entitled to severance upon his termination by us for the aforementioned reasons, subject to certain limitations, equal to:

(i)	the Base Salary on the termination date for the shorter of (x) six months and (y) the remainder of the term (the applicable period being referred to as the “Severance Period”), payable in monthly installments;
(ii)	benefits under group health and life insurance plans in which Mr. Wong participated prior to termination through the Severance Period; and
(iii)	all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans, including any such benefits under the Company’s pension, disability, and life insurance plans, policies, and programs.

Notwithstanding the foregoing, in the event of Mr. Wong’s termination by us for cause, death, or disability, Mr. Wong, or in the event of his death, his estate, would only be entitled to receive the amounts specified in (ii) – (iii) above.

The initial term of the employment agreement would have expired on the first anniversary of the date of our initial public offering. The term of the employment agreement was subject to automatic renewal for additional one (1) year periods after the expiration of the initial Term and each renewal period unless either party gave written notice to the other at least thirty (30) days prior to the expiration of the initial term or any renewal period.

Mr. Wong resigned from his position as Chief Operating Officer on November 20, 2024.

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Compensation of Directors

No cash or equity compensation was paid to our directors for the fiscal years ended September 30, 2024 and 2023.

The following table sets forth the aggregate compensation paid to our non-employee director for the fiscal years ended September 30, 2024 and 2023.

Name and Principal Position	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jaclyn Mang Hei Wu(1)	2024	50,000	-	-	-	-	15,000	65,000
Director	2023	-	-	-	-	-	-	-

(1)	Ms. Wu was appointed to our Board on August 25, 2023. On April 1, 2024, we entered into the Non-Independent Director Agreement with Ms. Wu described below. As of September 30, 2024, Ms. Wu accrued $50,000 in fees, to be paid upon completion of this offering. Prior to April 1, 2024, Ms. Wu received no compensation from the Company. As of September 30, 2024, Ms. Wu has been paid $15,000 as Director’s bonus of Sundial Capital Research, Inc.

Nicolas Kuan Liang Lin

On April 1, 2024, we entered into a formal Agreement with Mr. Nicolas Kuan Liang Lin to serve as a member of the Company’s Board. Mr. Lin was appointed as a Director of the Company’s Board on August 25, 2023. We agreed to pay Mr. Lin an annual compensation of one hundred and twenty thousand dollars ($120,000), pro-rated and payable monthly, starting one month after April 1, 2024.

Jaclyn Mang Hei Wu

On April 1, 2024, we entered into a formal Agreement with Ms. Jaclyn Mang Hei Wu to serve as a member of the Company’s Board. Ms. Wu was appointed as a Director of the Company’s Board on August 25, 2023. We agreed to pay Ms. Wu an annual compensation of one hundred and twenty thousand dollars ($120,000), pro-rated and payable monthly, starting one month after April 1, 2024.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding stock awards held by any of our executive officers on September 30, 2024.

Employee Benefit Plans

2024 Equity Incentive Plan

The following is a summary of the material features of the Aether Holdings, Inc. 2024 Equity Incentive Plan (the “2024 Plan”).

Eligibility

The Administrator (as defined below) may grant awards to any director, employee or consultant of the Company or its subsidiaries. Only employees are eligible to receive incentive stock options.

Process for Making Awards

Awards under the 2024 Plan are subject to the discretion of the Administrator (as defined below). The Administrator may grant awards to eligible persons pursuant to any criteria and subject to any vesting schedule the Administrator determines to be appropriate, subject to the terms and conditions of the 2024 Plan and all applicable laws. Awards may be subject to service-based and/or performance-based vesting conditions. A non-exhaustive list of potential performance-based vesting conditions is included below under the “Performance Awards” heading.

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Administration

The 2024 Plan will be administered by the Company’s board of directors (the “Board”) or one more committees or subcommittees of the Board, which will be comprised, unless otherwise determined by the Board, solely of not less than two members who will be non-employee directors (a “Committee”), or any officer that has been delegated administrative authority pursuant to the 2024 Plan for the duration such delegation is in effect (collectively, the “Administrator”). The Administrator, which initially will be the Board with respect to awards to non-employee directors and the Compensation Committee of our Board with respect to other participants. The Administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of the 2024 Plan, subject to the 2024 Plan’s express terms and conditions. The Administrator will also set the terms and conditions of all awards under the 2024 Plan, including any vesting and vesting acceleration conditions.

Share Reserve

The maximum aggregate number of shares that may be issued under the 2024 Plan is the sum of (A) 1,183,128 shares of common stock, plus (B) an increase commencing on January 1, 2026 and continuing annually on each anniversary thereof through and including January 1, 2034, equal to the lesser of (i) 5% of the Shares outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of Shares as determined by the Board or the Committee.

1,183,128 shares of our common stock may be issued upon the exercise of incentive stock options.

Shares issuable under the 2024 Plan may be authorized, but unissued, or reacquired shares. Shares underlying any awards under the 2024 Plan that are settled in cash, forfeited, canceled, repurchased, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2024 Plan, although shares shall not again become available for issuance as incentive stock options. Additionally, shares issued as “substitute awards” (as defined in the 2024 Plan) will not count against the 2024 Plan’s share limit, except substitute awards that are incentive stock options will count against the incentive stock option limit.

The share reserve described herein may be subject to certain adjustments in the event of certain changes in the capitalization of the Company (see Equitable Adjustments below).

Annual Limitation on Awards to Non-Employee Directors

The 2024 Plan contains a limitation whereby the value of all awards under the 2024 Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $750,000 for the first calendar year a non-employee director is initially appointed to the Board, and $500,000 in any other calendar year.

Types of Awards

The 2024 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent awards, and other stock- or cash-based awards (collectively, “awards”).

Stock Options. The 2024 Plan permits the granting of both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options that do not so qualify. Options granted under the 2024 Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the 2024 Plan.

The exercise price of each option will be determined by the Administrator, but such exercise price may not be less than 100% of the fair market value of one share of our common stock on the date of grant or, in the case of an incentive stock option granted to a 10% or greater stockholder, 110% of such share’s fair market value. The term of each option will be set by the Administrator and may not exceed ten (10) years from the date of grant (or five (5) years for an incentive stock option granted to a 10% or greater stockholder). The Administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

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Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of our common stock or cash, equal to the value of the appreciation in our stock price over the exercise price, as set by the Administrator and which will be at least equal to the fair market value of a share of our common stock on the grant date. The term of each stock appreciation right will be set by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock. A restricted stock award is an award of shares of our common stock that vests in accordance with the terms and conditions established by the Administrator. The Administrator will determine the persons to whom grants of restricted stock awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive cash dividends, if applicable.

Restricted Stock Units. Restricted stock units are the right to receive shares of our common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The Administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in shares of our common stock, cash, other securities, other property, or a combination of the foregoing, as determined by the Administrator.

The holders of restricted stock units will have no voting rights. Prior to settlement or forfeiture, restricted stock units awarded under the 2024 Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents.

Performance Awards. The Administrator has the authority to grant stock options, stock appreciation rights, restricted stock, or restricted stock units as a performance award, which means that such awards vest at least in part upon the attainment of one or more specified performance criteria. For each performance period, the Administrator will have the sole authority to select the length of such performance period, the types of performance awards to be granted, the performance criteria that will be used to establish the performance goals, and the level(s) of performance which shall result in a performance award being earned. At any time, the Administrator may adjust or modify the calculation of a performance goal for a performance period, to appropriately reflect any circumstance or event that occurs during a performance period and that in the Administrator’s sole discretion, warrants adjustment or modification. Depending on the type of performance award granted, the previously discussed terms and conditions will also apply to a performance award.

Performance criteria for a performance award may be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more subsidiaries as a whole or any business unit(s) of the Company and/or one or more subsidiaries or any combination thereof, or any of the above performance criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Administrator deems appropriate, or as compared to various stock market indices.

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Dividend Equivalents. An award of dividend equivalents entitles the holder to be credited with an amount equal to all dividends paid on one share of our common stock while the holder’s tandem award is outstanding. Dividend equivalents may be paid currently or credited to an account for the participant, settled in cash or shares of our common stock, and subject to the same restriction on transferability and forfeitability as the award with respect to which the dividend equivalents are granted.

Other Stock- or Cash-Based Awards. Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2024 Plan and/or cash awards made outside of the 2024 Plan. The Administrator shall have authority to determine the service providers to whom and the time or times at which other stock-based awards shall be made, the amount of such other stock-based awards, and all other conditions of the other stock-based awards including any dividend and/or voting rights. The Administrator may grant cash awards in such amounts and subject to such performance or other vesting criteria and terms and conditions as the Administrator may determine.

Repricing

The 2024 Plan authorizes the Administrator to take the following repricing actions without stockholder approval: (i) modify the purchase price or the exercise price of any outstanding award or (ii) cancel any award in exchange for cash or another award.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting shares of our common stock, the Administrator will adjust (i) the number and class of shares which may be delivered under the 2024 Plan (or number and kind of other securities or other property); (ii) the number, class and price (including the exercise or strike price of options and stock appreciation rights) of shares subject to outstanding awards, (iii) any applicable performance criteria, performance period, and other terms and conditions of outstanding performance awards, and (iv) the 2024 Plan’s numerical limits.

Change in Control

In the event of any proposed change in control (as defined in the 2024 Plan), the Administrator will take any action as it deems appropriate, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards; (iv) accelerated vesting of the award, with all performance objectives and other vesting criteria deemed achieved at targeted levels, and a limited period during which to exercise the award prior to the closing of the change in control, or (v) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise price). Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the award, a participant shall fully vest in and have the right to exercise the award as to all shares of our common stock, including those that would not otherwise be vested or exercisable, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels.

Term

The 2024 Plan became effective on May 20, 2024, and, unless terminated earlier, the 2024 Plan will continue in effect for a term of ten (10) years.

Amendment and Termination

Our Board may amend, alter, suspend or terminate the 2024 Plan at any time. No amendment or termination of the 2024 Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Company. Approval of the stockholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares available for issuance under the 2024 Plan and (ii) to change the persons or class of persons eligible to receive awards under the 2024 Plan.

Recoupment Policy

All awards granted under the 2024 Plan, all amounts paid under the 2024 Plan, and all shares of our common stock issued under the 2024 Plan shall be subject to reduction, recoupment, clawback, or recovery by the Company in accordance with applicable laws and with Company policy.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have a written policy regarding the timing of equity awards, but we do not grant equity awards in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information based on equity award grant dates.

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PRINCIPAL STOCKHOLDERS

Based solely upon information made available to us, the following table sets forth information as of the date of this prospectus regarding the beneficial ownership of our common stock:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our named executive officers and directors; and

●	all our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 12,101,273 shares of common stock outstanding as of the date of this prospectus. In addition, the number of shares and percentage of shares beneficially owned after the offering gives effect to the issuance by us of 3,322,259 shares of common stock in this offering assuming an public offering price of $12.04 per Unit (the last reported sale price of our common stock on Nasdaq on July 15, 2025). The percentage ownership information assumes no exercise of the underwriters’ over-allotment option and excludes shares of common stock issuable upon exercise of the Warrants and no sale of Pre-funded Units.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of the date of this prospectus are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

The address of each holder listed below, except as otherwise indicated, is 1441 Broadway, 30th Floor, New York, NY 10018.

	Shares Beneficially Owned Prior to the Offering		Shares Beneficially Owned After the Offering
Name and Address of Beneficial Owner (1)	Number	Percentage	Number	Percentage
Directors and officers
Nicolas Kuan Liang Lin (2)	1,609,063	13.30%	1,609,063	10.4%
Suresh R. Iyer (3)	59,524	*	59,524	*
Jaclyn Mang Hei Wu (4)	191,322	1.58%	191,322	1.2%
David Chi Ching Ho	-	-	-	-
Hao Hu (5)	565,250	4.67%	565,250	3.7%
Justin Peter Molander	-	-	-	-
David Mandel	-	-	-	-
Timothy William Murphy	-	-	-	-
All directors and officers as a group (8 persons named above)	2,425,160	20.04%	2,425,160	15.7%
5% or greater shareholders
Elixir Technology Inc. (6)	3,879,167	32.06%	3,879,167	25.2%
Up and Up Ventures Limited (7)	2,375,000	19.63%	2,375,000	15.4%
Greentown Investments Corporation Limited (8)	1,662,500	13.74%	1,662,500	10.8%

* Less than 1%.

Percentage ownership is based on 12,101,273 shares of our common stock outstanding prior to this offering and 15,423,532 shares of common stock outstanding after this offering and assumes no exercise of the underwriters’ over-allotment option and excludes shares of common stock issuable upon exercise of the Warrants and no sale of Pre-funded Units.

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(1) Unless otherwise specified, the address of each noted person is 1441 Broadway, 30th Floor, New York, NY 10018.

(2) Including 2,375,000 shares of common stock held by Up and Up Ventures Limited (“Up Ventures”). Mr. Nicolas Kuan Liang Lin does not directly hold any shares in our Company but is deemed to beneficially own the shares held by Up Ventures, as indicated in the table above.

(3) Mr. Suresh R. Iyer holds 50% ownership of Max Asset Management LLC, which acquired 119,048 shares of our common stock through a private placement, thereby giving Mr. Iyer an indirect ownership of 59,524 shares of common stock.

(4) Including 3,879,167 shares of common stock held by Elixir Technology Inc. (“Elixir”). Ms. Jaclyn Mang Hei Wu does not directly hold any shares in our Company but is deemed to beneficially own the shares held by Elixir as indicated in the table above. Ms. Jaclyn Mang Hei Wu also holds 50,896 shares of our common stock through Monic Wealth Solutions Ltd. (“Monic”), in which she has a 100% ownership stake.

(5) Includes 1,662,500 shares of common stock held by Greentown Investments Corporation Limited (“Greentown”). Mr. Hu does not directly hold any shares in our Company but is deemed to beneficially own the shares held by Greentown, as indicated in the table above.

(6) The address of Elixir Technology, Inc. is 429-4974 Kingsway, Burnaby BC V5H4M9, Canada. Ms. Jaclyn Mang Hei Wu is the director and has voting and dispositive control over the shares held by Elixir Technology, Inc.

(7) The address of Up and Up Ventures Limited is Room 1301,13/F Wing Tuck Commercial Centre, 177-183 Wing Lok Street, Sheung Wan, Hong Kong. Mr. Nicolas Kuan Liang Lin is the director and has voting and dispositive control over the shares held by Up and Up Ventures Limited.

(8) The address of Greentown Investments Corporation Limited is 1500 Cedar Springs Place, Delta BC V4M0A7, Canada. Mr. Hao Hu is the director and has voting and dispositive control over the shares held by Greentown Investments Corporation Limited.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation agreements and other arrangements which are described under “Executive Compensation” and the transactions described below, since September 20, 2022, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or 5% securityholders, or an affiliate or family member thereof, had or will have a direct or indirect material interest.

The following are the related party transactions since the beginning of our fiscal year ended September 30, 2023. The related parties’ relationships with us are as follows:

Related Party	Relationship with the Company
William McNarland	Former Director and Chief Executive Officer (“CEO”) of Sundial from July 16, 2021 to August 24, 2022

Jason Goepfert	Founder and former shareholder of Sundial; Director of Sundial from July 16, 2021 to December 19, 2022

Qian Zhang	Former Director, CEO of Sundial from May 31, 2023, to July 10, 2024; Former Director, Interim CEO of Aether from August 25, 2023 to September 11, 2023

Hao Hu	Chief Technical Officer (“CTO”) of Aether since August 1, 2024. Director, Chief Information Officer (“CIO”) of Sundial since March 15, 2023; Interim Chief Executive Officer of Sundial since July 10, 2024; Former Director, CTO of Aether from August 25, 2023 to September 11, 2023

Nicolas Kuan Liang Lin	Chief Executive Officer (“CEO”) since September 11, 2023 and Director of Aether since August 25, 2023

David Chi Ching Ho	Chief Strategy Officer (“CSO”) since April 1, 2024

Siu hang (Henry) Wong	Former Chief Operating Officer (“COO”) of Aether from June 1, 2024 to November 20, 2024.

Elixir Technology Inc.	Aether’s principal common shareholder

Jaclyn Wu	Director of Sundial since August 16, 2022; Director of Aether since August 25, 2023.

Monic Wealth Solutions Ltd.	Owned by Jaclyn Wu, Director of Aether and Sundial.

Ledger Pros LLC	Owned by Suresh R. Iyer, the Chief Financial Officer (“CFO”) since May 16, 2024

Suresh R. Iyer	Chief Financial Officer (“CFO”) since May 16, 2024

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For the six months ended March 31, 2025 and the years ended September 30, 2024 and 2023, balances or transactions exceeding $120,000 were as follows:

	March 31,	September 30,	September 30,
	2025	2024	2023
Payable related to acquisition of non-controlling interest to Jason Goepfert	-	-	128,267
Compensation payable to Nicolas Kuan Liang Lin	125,014	-	-
Share based compensation paid to Hao Hu	-	-	351,563
Compensation paid to Hao Hu	-	159,500	-
Consulting fee paid to Jason Goepfert	-	-	141,863
Expenses incurred to repurchase shares from Jason Goepfert	-	-	351,562

There were not related party transactions between March 31, 2025, and the date of this prospectus.

Policies and Procedures with Respect to Related Party Transactions

Pursuant to our audit committee charter, our audit committee is be responsible for reviewing and approving transactions with related parties. A related party includes directors, executive officers, beneficial owners of 5% or more of any class of the Company’s voting securities, immediate family members of any of the foregoing persons, and any entities in which any of the foregoing is an executive officer or is an owner of 5% or more ownership interest.

If a transaction involving an amount in excess of $120,000 has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, information regarding the related party transaction will be reviewed by the Company’s audit committee, which will determine whether to approve the transaction.

In considering related party transactions, the Company’s audit committee will take into account the relevant available facts and circumstances including, but not limited to:

●	the related party’s interest in the related party transaction;

●	the approximate dollar value of the amount involved in the related party transaction;

●	the approximate dollar value of the amount of the related party’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of business of the Company;

●	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the transaction; and

●	any other information regarding the related party transaction or the related parties in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

In determining whether to approve, ratify or reject a related party transaction, the audit committee will review all relevant information available to it about such transaction, and it will approve or ratify the related party transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of our company.

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DESCRIPTION OF CAPITAL STOCK AND SECURITIES WE ARE OFFERING

General

Pursuant to our amended certificate of incorporation, our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

As of the date of this prospectus, 12,101,273 shares of common stock were issued and outstanding held by 10 stockholders of record.  Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and are not entitled to cumulative voting rights.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential distribution rights of third parties. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any indebtedness of our company.

Stock Options

As of the date of this prospectus, we had reserved the following shares of common stock for issuance pursuant to stock options under our 2024 Equity Incentive Plan described below:

●	1,183,128 shares of our common stock reserved for future issuance under the 2024 Equity Incentive Plan.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

Representatives’ Warrants

We have agreed to issue to the representatives of the underwriters of this offering, or their permitted designees, for nominal consideration, warrants to purchase 166,112 shares of our common stock (5% of the shares sold in this offering) as additional consideration for its services (assuming a public offering price of $15.05 per Unit (125% of the public offering price of the Units offered hereby)). The representatives’ warrants will have an exercise price equal to the public offering price in this offering and shall be exercisable during the five (5) year period commencing six (6) months following the commencement of sales of the securities in this offering, which is also the effective date of the registration statement of which this prospectus is a part, and will contain customary “cashless” exercise and registration rights provisions. The warrants shall not be exercisable for a period of six (6) months following the commencement of sale of the securities in this offering, which is also the date of effectiveness of the registration statement of which this prospectus forms a part. See “Underwriting — Representatives’ Warrants.”

Warrants

The following is a brief summary of certain terms and conditions of the Warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the Warrants, a form of which is an exhibit to this Registration Statement.

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Term

The Warrants will expire five years from the date of issuance.

Exercisability

The Warrants are exercisable until the five-year anniversary of the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. The holder of the Warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the Warrants in shares of common stock determined according to the formula set forth in the Warrant. Vstock Transfer LLC has agreed to serve as warrant agent with respect to the Warrants pursuant to a warrant agent agreement to be entered into concurrently with the closing of this offering.

Exercise Price

The exercise price of our shares of common stock purchasable upon the exercise of the Warrants is $12.04 (100% of the assumed public offering price of $12.04 per Unit, the last reported sale price of our common stock as reported on Nasdaq on July 15, 2025) per share. The exercise price of the Warrants and the number of shares of common stock issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We have applied to list the Warrants on Nasdaq under the symbol “ATHRW,” which listing is a condition to this offering. No assurance can be given that our application will be approved.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Warrants, and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding shares of common stock), the holders of the Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each Warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of common stock, the holder of a Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until such holder exercises the Warrant.

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Global Warrants

The Warrants shall be issued in book entry form (the “Global Warrants”). All of the Warrants shall initially be represented by one or more Global Warrants deposited with the warrant agent and registered in the name of Cede & Co., a nominee of The Depository Trust Company (the “Depositary”), or as otherwise directed by the Depositary. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Global Warrant or (ii) institutions that have accounts with the Depositary (such institution, with respect to a Warrant in its account, a “Participant”). If the Depositary subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the warrant agent regarding other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the warrant agent shall provide written instructions to the Depositary to deliver to the warrant agent for cancellation each Global Warrant, and the Company shall instruct the warrant agent to deliver to each holder of a Warrant a Warrant certificate. A holder of a Warrant has the right to elect at any time or from time to time a warrant exchange. Upon written notice by a holder to the warrant agent for the exchange of some or all of such holder’s Global Warrants for a Warrant certificate evidencing the same number of Warrants, which request shall be in the form specified in the warrant agency agreement, the warrant agent shall promptly effect the warrant exchange and shall promptly issue and deliver to the holder a Warrant certificate for such number of Warrants in the name set forth in the Warrant certificate request notice. In the event a beneficial owner requests a Warrant exchange, upon issuance of the paper Warrant certificate, the Company shall act as Warrant agent and the terms of the paper Warrant certificate so issued shall exclusively govern in respect thereof.

Pre-funded Warrants

The following is a brief summary of certain terms and conditions of the Pre-funded Warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the Pre-funded Warrants, a form of which is an exhibit to this Registration Statement.

Form

The Pre-funded Warrants will be issued as individual warrant agreements to the purchasers.

Term

The Pre-funded Warrants will not expire until they are fully exercised.

Exercisability

The Pre-funded Warrants are exercisable at any time until they are fully exercised. The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares of common stock will be issued in connection with the exercise of a Pre-funded Warrant. The holder of the Pre-funded Warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the Pre-funded Warrants in shares of common stock determined according to the formula set forth in the Pre-funded Warrant.

Exercise Limitations

Under the terms of the Pre-funded Warrants, we may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

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Exercise Price

The exercise price of our shares of common stock purchasable upon the exercise of the Pre-funded Warrants is $0.001 per share. The exercise price of the Pre-funded Warrants and the number of shares of common stock issuable upon exercise of the Pre-funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders.

Transferability

Subject to applicable laws, the Pre-funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the Pre-funded Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Pre-funded Warrants, and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding shares of common stock), the holders of the Pre-funded Warrants will be entitled to receive, upon exercise of the Pre-funded Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the Pre-funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-funded Warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each Pre-funded Warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of common stock, the holder of a Pre-funded Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until such holder exercises the Pre-funded Warrant.

Delaware Law and Certain Charter and Bylaw Provisions

Delaware Anti-Takeover Law. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

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Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s amended certificate of incorporation or amended and restated bylaws, which will be in effect upon the consummation of this offering, elect not to be governed by this section, effective 12 months after adoption.

Our amended certificate of incorporation and amended and restated bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Amended Certificate of Incorporation and Amended and Restated Bylaws. Our amended certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company, such as:

●	vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

●	special meetings of stockholders may only be called by our board of directors or a majority of holders of our common stock;

●	restrictive requirements (including advance notification of stockholder nominations and proposals) on how special meetings of stockholders may be called by our stockholders;

●	not providing stockholders with the ability to cumulate their votes; and

●	only our board of directors or a super-majority of our stockholders (66 2/3%) may amend our amended and restated bylaws.

These provisions affect your rights as a stockholder since they permit our board of directors to make it more difficult for common stockholders to replace members of the Board or undertake other significant corporate actions. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace our current management team.

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Exclusive Forum

Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, other employees, or stockholders to us or our stockholders, (3) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation, or our bylaws, or (4) any other action asserting a claim against the Company or any director or officer of the Company that is governed by the internal affairs doctrine; provided that, for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action,” will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law or the Securities Act, as applicable, for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Alternatively, if a court were to find any of the forum selection provisions contained in our amended and restated bylaws to be inapplicable or unenforceable, we may incur additional costs associated with having to litigate such action in other jurisdictions, which could have an adverse effect on our business, financial condition, results of operations, cash flows, and prospects and result in a diversion of the time and resources of our employees, management, and board of directors.

Elimination of Monetary Liability for Officers and Directors

Our amended certificate of incorporation incorporates certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of director’s duty of loyalty or acts or omissions, which involve intentional misconduct or a knowing violation of law. These provisions do not eliminate a director’s duty of care. Moreover, these provisions do not apply to claims against a director for certain violations of law, including knowing violations of federal securities law. Our amended certificate of incorporation to be adopted at the time of our anticipated corporate conversion also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individual to serve as directors.

Indemnification of Officers and Directors

Our amended certificate of incorporation contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Delaware General Corporation Law. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. We are also a party to indemnification agreements with each of our directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as our directors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Listing

Our common stock is listed on Nasdaq under the symbol “ATHR.” We have applied to list the Warrants on The Nasdaq Capital Market under the symbol “ATHRW,” which listing is a condition to this offering. No assurance can be given that our application will be approved. There is no established trading market for the Pre-funded Warrants and we do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

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SHARES ELIGIBLE FOR FUTURE SALE

The market for our common stock is very new, and a robust and liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after the restrictions lapse could adversely affect the prevailing market price for our common stock as well as our ability to raise equity capital in the future.

Based on the number of shares outstanding as of the date of this prospectus, upon the closing of this offering, approximately 15,423,532 shares of common stock will be outstanding, assuming a public offering price of $12.04 per Unit, offered hereby and further assuming no exercise of the underwriters’ over-allotment option. Of the shares to be outstanding immediately after completion of the offering, all 3,322,259 Units sold in this offering will be freely tradable except that any shares purchased in this offering by our affiliates, as that term is defined in Rule 144 under the Securities Act, would only be able to be sold in compliance with the Rule 144 limitations described below.

The remaining outstanding and unregistered shares of our common stock will be deemed “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 promulgated under the Securities Act, which rules are summarized below. In addition, all of our security holders who have been deemed “affiliates,” as such term is defined in Rule 144, have entered into market standoff agreements with us or lock-up agreements with the underwriters under which they have agreed, subject to specific exceptions, not to sell any of our stock for at least three months following the date of this prospectus, as described below. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, shares will be available for sale in the public market as follows:

●	beginning on the date of this prospectus, all of the shares sold in this offering will be immediately available for sale in the public market (except as described above); and

●	beginning three months and one day after the date of this prospectus, additional shares will become eligible for sale in the public market, of which shares will be held by affiliates and subject to the volume and other restrictions of Rule 144, as described below.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, any person who is not an affiliate of ours and has held their shares for at least six months, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, provided current public information about us is available. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available. Beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours and who has beneficially owned restricted securities for at least six months, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of restricted shares within any three-month period that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately 118,000 shares immediately after this offering; and

●	the average weekly trading volume of our common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

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Sales of restricted shares under Rule 144 held by our affiliates are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement. Notwithstanding the availability of Rule 144, the holders of 8,086,611 of our restricted shares have entered into lock-up agreements as described below and their restricted shares will become eligible for sale at the expiration of the restrictions set forth in those agreements.

Rule 701

Under Rule 701, shares of our common stock acquired upon the exercise of currently outstanding options or pursuant to other rights granted under our stock plans may be resold, by:

●	persons other than affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject only to the manner-of-sale provisions of Rule 144; and

●	our affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject to the manner-of-sale and volume limitations, current public information and filing requirements of Rule 144, in each case, without compliance with the six-month holding period requirement of Rule 144.

Lock-up Agreements

We, all of our directors, officers, employees and the holders of our Common Stock that are “affiliates,” as such term is defined in Rule 144, as of the effective date of the registration statement of which this prospectus is a part have entered into lock-up agreements with respect to the disposition of their shares. See “Underwriting — Lock-Up Agreements” for additional information.

Equity Incentive Plans

We intend to file registration statements on Form S-8 under the Securities Act to register the shares of our common stock that are issuable pursuant to our 2024 Equity Incentive Plan. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this offering. Accordingly, shares registered under the registration statements will be available for sale in the open market following their effective dates, subject to Rule 144 volume limitations and the lock-up arrangement described above, if applicable.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or rising out of other non-income tax rules, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

●	persons subject to the alternative minimum tax or the tax on net investment income;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

●	tax-exempt organizations or governmental organizations;

●	pension plans and tax-qualified retirement plans;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnership for U.S. federal income tax purposes (and investors therein);

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); and

●	persons deemed to sell our common stock under the constructive sale provisions of the Code.

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In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other such entity, as applicable.

This summary is for informational purposes only and is not tax advice. Each non-U.S. holder is urged to consult its own tax advisor with respect to the application of the U.S. federal income tax laws to its particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor an entity (or arrangement) treated as a partnership. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock. However, following the completion of this offering, if we do make distributions of cash or property on our common stock to non-U.S. holders, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will first constitute a return of capital and will reduce each non-U.S. holder’s adjusted tax basis in our common stock, but not below zero. Any additional excess will then be treated as capital gain from the sale of stock, as discussed under “Gain on Disposition of common stock.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, any dividend paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. In order to receive a reduced treaty rate, such non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced treaty rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If such non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Each non-U.S. holder should consult its own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

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Dividends received by a non-U.S. holder that are treated as effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below on backup withholding and FATCA withholding. To claim this exemption, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if a non-U.S. holder is a corporation, dividends such non-U.S. holder receives that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. Each non-U.S. holder should consult its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	such non-U.S. holder is an individual who is present in the United States for an aggregate 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a United States real property interest, or USRPI, by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than 5% of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

A non-U.S. holder described in the first bullet above will be required to pay U.S. federal income tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items. A lower rate may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses of such non-U.S. holder for the taxable year, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Each non-U.S. holder should consult its own tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

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Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to such non-U.S. holder. Pursuant to any applicable income tax treaty or other agreement, the IRS may make such report available to the tax authority in such non-U.S. holder’s country of residence.

Dividends paid by us (or our paying agent) to a non-U.S. holder may also be subject to backup withholding at a current rate of 24%.

Such information reporting and backup withholding requirements may be avoided, however, if such non-U.S. holder establishes an exemption by providing a properly executed, and applicable, IRS Form W-8, or otherwise establishes an exemption. Generally, such information reporting and backup withholding requirements will not apply to a non-U.S. holder where the transaction is effected outside the United States, through a non-U.S. office of a non-U.S. broker. Notwithstanding the foregoing, backup withholding and information reporting may apply, however, if the applicable withholding agent has actual knowledge, or reason to know, that such non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 to 1474 of the Code, Treasury Regulations issued thereunder and related official IRS guidance, commonly referred to as FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on our common stock paid to a “foreign financial institution” (as defined under FATCA, and which may include banks, traditional financial institutions, investment funds, and certain holding companies), unless such institution enters into an agreement with the U.S. Department of the Treasury to, among other things, identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined under FATCA), report annually substantial information about such accounts, and withhold on certain payments to non-compliant foreign financial institutions and certain other account holders. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our common stock paid to a “non-financial foreign entity” (as specially defined under FATCA), unless such entity provides identifying information regarding each of its direct or indirect “substantial United States owners” (as defined under FATCA), certifies that it does not have any substantial United States owners, or otherwise establishes an exemption. Accordingly, the institution or entity through which our common stock is held will affect the determination of whether such withholding is required.

The withholding obligations under FATCA generally apply to dividends on our common stock. Such withholding will apply regardless of whether the beneficial owner of the payment otherwise would be exempt from withholding pursuant to an applicable tax treaty with the United States, the Code, or other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Under proposed regulations, FATCA withholding on payments of gross proceeds has been eliminated. These proposed regulations are subject to change.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors are encouraged to consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our common stock.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with The Benchmark Company, LLC (“Benchmark”) and Axiom Capital Management, Inc. (“Axiom”, and together with Benchmark, the “representatives”) as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated [●], 2025, each underwriter named below has severally, and not jointly, agreed to purchase from us, on a firm commitment basis, the number of shares of Units and Pre-funded Units set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriters	Number of
	Units	Pre-funded Units
The Benchmark Company, LLC
Axiom Capital Management, Inc.
Total

The underwriters are committed to purchase all of the Units and Pre-funded Units offered by us other than those covered by the option to purchase additional securities described below, if they purchase any such securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Units and Pre-funded Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriters an option, which is exercisable for up to 30 days after the closing date of the offering, that permits the underwriters to purchase up to 498,338 additional shares of common stock and/or up to 498,338 Pre-funded warrants and/or 498,338 Warrants solely to cover over-allotments or any combination thereof, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be committed, subject to the conditions described in the underwriting agreement, to purchase the additional offered securities in proportion to each of their commitments set forth in the prior table.

Discount

We have agreed to sell the Units and the Pre-funded Units to the underwriters at the offering price of $[●] per Unit, which represents the public offering price of the Units and Pre-funded Units set forth on the cover page of this prospectus less a seven percent (7%) underwriting discount.

The following table shows the public offering price, total underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Per Pre-funded Unit	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

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The underwriters propose to offer the Units and Pre-funded Units offered by us to the public at the public offering price per Unit and Pre-funded Unit set forth on the cover of this prospectus. In addition, the underwriters may offer some of the securities to other securities dealers at such price less a concession of $[●] per Unit. If all of the Units offered by us are not sold at the public offering price per Unit, the underwriters may change the offering price per Unit and other selling terms by means of a supplement to this prospectus.

We have agreed to pay the underwriters’ non-accountable expenses allowance equal to 1.0% of the aggregate gross proceeds of this offering. We have also agreed to pay for a certain amount of the underwriters’ accountable expenses including (a) all filing fees and communication expenses associated with the review of this offering by FINRA, (b) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters, (c) the fees and expenses of the underwriters’ legal counsel, (d) the underwriters’ use of book-building, prospectus tracking and compliance software for the offering, and (e) “road show” expenses for the offering; provided that these actual accountable expenses of the underwriter shall not exceed $150,000 in the aggregate, including the fees and disbursements of the underwriters’ counsel, and $15,000 if the offering is not consummated or the underwriting agreement is terminated. The underwriting agreement, however, provides that in the event the offering is terminated, any advance paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts, commissions and expenses, will be approximately $[●].

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

In connection with this offering, our directors and officers and holders of our common stock who are “affiliates” as such term is defined in Rule 144 as of the effective date of this registration statement will enter into customary “lock-up” agreements in favor of the underwriters for a period of three (3) months from the date of this offering. We have agreed with the underwriters that, for a period of thirty (30) days from the closing of this offering (which will be extended to three (3) months in the event at least ten percent (10%) of the offering proceeds are allocated for the general corporate uses and working capital of the Company), we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any capital stock or any securities convertible into or exercisable or exchangeable for capital stock; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any capital stock or any securities convertible into or exercisable or exchangeable for capital stock.

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Representatives’ Warrants

We have agreed, upon the closing of this offering, including upon the closing of any offering of securities sold to cover over allotments, to issue to the underwriters warrants, or the representatives’ warrants, to purchase a number of shares of common stock equal to five percent (5%) of the total number of securities sold in this public offering. The representatives’ warrants and the shares of common stock underlying the representatives’ warrants are being registered on the registration statement of which this prospectus forms a part. The representatives’ warrants will be exercisable at a price equal to $15.05 per share (representing 125% of the assumed public offering price of $12.04 per Unit, based upon the last reported sales price of our common stock on Nasdaq on July 15, 2025). The representatives’ warrants are also exercisable on a cashless basis. The representatives’ warrants are exercisable at any time and from time to time, in whole or in part, during the five (5) year period from the commencement of sales of this offering in accordance with FINRA Rule 5110(g)(8(A), commencing six months after the effective date of the registration statement related to this offering. The representatives’ warrant also provides for customary anti-dilution provisions and demand and “piggyback” registration rights with respect to the registration of the common shares underlying the representatives’ warrants. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(B) and 5110(g)(8)(C). The piggyback registration rights provided will not be greater than two years from the initial exercise date in compliance with FINRA Rule 5110(g)(8)(D).

The representatives’ warrants and the common shares underlying the representatives’ warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e) of FINRA. The representatives, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the representatives’ warrants or the securities underlying the representatives’ warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the representatives’ warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the representatives’ warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The representatives’ warrants will provide for adjustment in the number and price of the representatives’ warrants and the common shares underlying such representatives’ warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

126

Tail Fee

The representatives shall be entitled to a tail fee equal to the compensation in this offering with respect to future financings consummated solely with investors (a) with whom the Company has had a conference call or a meeting arranged by the representatives and (b) provided that the future financing is consummated at any time within the twelve (12) month period following the closing of this offering. If the Company terminates the engagement of the representatives for cause, in compliance with FINRA Rule 5110(g)(5)(B), then no such tail fee will be granted to the underwriters.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the Units and Pre-funded Units include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. An active trading market for our common stock may not develop. It is also possible that after the offering, our common stock will not trade in the public market at or above the public offering price.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the option. If the underwriters sell more securities than could be covered by exercise of the option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of its securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

127

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

128

EXPERTS

ZH CPA, LLC, our independent registered public accounting firm, has audited our balance sheets as of September 30, 2023 and 2024, and the related statements of operations, changes in members’ equity and cash flows for the fiscal years ended September 30, 2023 and 2024, as set forth in their report. We have included our financial statements in this prospectus and in this registration statement in reliance on ZH CPA, LLC’s report given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with the registration of our common stock under the Securities Act, and as such, will pass upon the validity of the securities offered hereby. Certain matters are being passed on for the underwriters by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet on the website of the SEC referred to above.

We also maintain a website at https://helloaether.com/, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

129

INDEX TO FINANCIAL STATEMENTS

AETHER HOLDINGS, INC.

F-1

AETHER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2025	September 30, 2024
ASSETS

Current assets
Cash	$193,263	$557,823
Prepaid expenses	10,424	19,286
Deferred offering costs	161,806	139,017
Total current assets	365,493	716,126

Property and equipment, net	2,268	3,315
TOTAL ASSETS	$367,761	$719,441

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Payables and accrued liabilities	$151,573	$31,332
Tax payable	5,298	-
Due to related parties	391,597	191,952
Loan payable	20,516	-
Deferred revenue	395,077	380,077
Total current liabilities	964,061	603,361

TOTAL LIABILITIES	964,061	603,361
Commitments and Contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.001 par value, 50,000,000 and 50,000,000 shares authorized, 10,031,273 and 10,031,273 shares issued and outstanding at March 31, 2025 and September 30, 2024, respectively*	10,031	10,031
Additional paid-in capital	2,162,945	2,162,945
Accumulated deficit	(2,769,276)	(2,056,896)
Total stockholders’ equity (deficit)	(596,300)	116,080
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$367,761	$719,441

*	Shares and per share data are presented on a retroactive basis to reflect the reorganization and the 1.2-for-1 reverse stock split.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

AETHER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Unaudited)

	For the three months ended		For the six months ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024

REVENUE	$341,906	$365,220	$696,549	$730,633

Cost of Sales	109,616	109,585	217,174	222,884
GROSS PROFIT	232,290	255,635	479,375	507,749

OPERATING EXPENSES
Sales and marketing expenses	56,622	28,341	78,667	80,339
General and administrative expenses	560,551	409,569	1,107,790	703,624
Total operating expenses	617,173	437,910	1,186,457	783,963

Loss before income taxes	(384,883)	(182,275)	(707,082)	(276,214)

Income tax expense	(5,298)	-	(5,298)	-

Net loss	(390,181)	(182,275)	(712,380)	(276,214)

Comprehensive loss	$(390,181)	$(182,275)	$(712,380)	$(276,214)

Loss per share – Basic and Diluted*	$(0.04)	$(0.02)	$(0.07)	$(0.03)
Weighted average number of shares outstanding – Basic and Diluted *	10,031,273	9,531,267	10,031,273	9,181,426

*	Shares and per share data are presented on a retroactive basis to reflect the reorganization and the 1.2-for-1 reverse stock split.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

AETHER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(DEFICIT) (Unaudited)

	Commons shares		Additional paid-in capital	Subscription receivable	Retained earnings (accumulated deficit)	Total equity (deficit)
	Number*	Amount	Amount	Amount	Amount	Amount

Balance – January 1, 2025	10,031,273	$10,031	$2,162,945	$-	$(2,379,095)	$(206,119)
Net loss for the period	-	-	-	-	(390,181)	(390,181)
Balance – March 31, 2025	10,031,273	$10,031	$2,162,945	$-	$(2,769,276)	$(596,300)

Balance – January 1, 2024	9,531,267	$9,531	$1,746,580	$(261,849)	$(1,211,399)	$282,863
Net loss for the period	-	-	-	-	(182,275)	(182,275)
Subscription Receivable collected	-	-	-	261,849	-	261,849
Balance – March 31, 2024	9,531,267	$9,531	$1,746,580	$-	$(1,393,674)	$362,437

*	Shares and per share data are presented on a retroactive basis to reflect the reorganization and the 1.2-for-1 reverse stock split.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

AETHER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(DEFICIT) (Unaudited)

	Commons shares		Additional paid-in capital	Subscription receivable	Retained earnings (accumulated deficit)	Total equity (deficit)
	Number*	Amount	Amount	Amount	Amount	Amount

Balance – October 1, 2024	10,031,273	$10,031	$2,162,945	$-	$(2,056,896)	$116,080
Net loss for the period	-	-	-	-	(712,380)	(712,380)
Balance – March 31, 2025	10,031,273	$10,031	$2,162,945	$-	$(2,769,276)	$(596,300)

Balance – October 1, 2023	7,986,112	$7,986	$436,409	$-	$(1,117,460)	$(673,065)
Net loss for the period	-	-	-	-	(276,214)	(276,214)
Stock based compensation	205,856	206	222,713	-	-	222,919
Issuance of shares	1,339,299	1,339	1,123,668	-	-	1,125,007
Share issuance costs	-	-	(36,210)	-	-	(36,210)
Balance – March 31, 2024	9,531,267	$9,531	$1,746,580	$-	$(1,393,674)	$362,437

*	Shares and per share data are presented on a retroactive basis to reflect the reorganization and the 1.2-for-1 reverse stock split.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

AETHER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR SIX MONTHS ENDED

(Unaudited)

	March 31, 2025	March 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(712,380)	$(276,214)
Adjustments:
Depreciation	1,047	1,047
Interest expenses	516	-
Services in exchange for shares	-	156,252
Changes in operating assets and liabilities:
Prepaid expenses	8,862	(12,358)
Payables and accrued liabilities	120,241	(85,020)
Tax payable	5,298	-
Amounts due to related parties	199,645	29,010
Deferred revenue	15,000	30,190
Net cash used in operating activities	(361,771)	(157,093)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment made related to acquisition of non-controlling interest	-	(169,957)
Advances from short-term loan	20,000	-
Deferred offering costs	(22,789)	(75,000)
Net proceeds from issuance of shares	-	1,088,797
Cash provided by financing activities	(2,789)	843,840

Net (decrease) increase in cash for the period	(364,560)	686,747

Cash, beginning of the period	557,823	98,106
Cash, end of the period	$193,263	$784,853

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-6

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — DESCRIPTION OF BUSINESS AND ORGANIZATION

Aether Holdings, Inc. (the “Company” or “Aether”) was incorporated pursuant to the Delaware General Corporation Law (“DGCL”) on August 15, 2023. The Company, acting through its subsidiary, Sundial Capital Research Inc. (“Sundial”) is principally engaged in providing proprietary research analytics, data, and tools for equity traders through its flagship platform, SentimenTrader.com.

The Company had one subsidiary, Sundial. Details of the Company as of March 31, 2025 and September 30, 2024, are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	Percentage of Ownership	Principal Activities
Aether Holdings, Inc.	August 15, 2023	Delaware, US	Parent	Holding Company
Sundial Capital Research Inc.	January 22, 2003	Minnesota, US	100%	Software Service

Going Concern

The unaudited condensed consolidated financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit. As of March 31, 2025, the Company had negative working capital of $598,568.

The registration statement for the Company’s initial public offering became effective on April 9, 2025. On April 11, 2025, the Company consummated its initial public offering (the “Offering”) of 1,800,000 shares of the Company’s common stock, par value $0.001 per share, at a price to the public of $4.30 per share, generating gross proceeds of $7,740,000. In connection with the Offering, the Company granted the underwriter an option, exercisable for 30 days, to purchase up to an additional 270,000 shares of common stock at the public offering price of $4.30 (the “Over-Allotment Option”, and together with the Offering, the “IPO”).

On April 16, 2025, the Company closed on the fully exercised Over-Allotment Option resulting in additional gross proceeds to the Company of $1,161,000, before deducting underwriting discounts, commissions and offering expenses. After giving effect to the full exercise of the Over-Allotment Option, a total of 2,070,000 shares of common stock have been issued and sold in the IPO, and the gross proceeds from the IPO, including the full exercise of the Over-Allotment Option, before deducting underwriting discounts, commissions and offering expenses, were $8,901,000.

Management believes that the net proceeds from the IPO significantly improve the Company’s financial position and liquidity.

These unaudited condensed consolidated financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a “going concern.” While management believes that the actions already taken or planned, including adjusting its operating expenditures and obtaining financial supports from its principal stockholder, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements. Management believes that the successful completion of the IPO has significantly improved the Company’s liquidity and financial position.

F-7

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed consolidated or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Foreign Currency

These unaudited condensed consolidated financial statements are presented in United States dollars which are the parent and subsidiaries’ functional currency. The functional currency for each entity consolidated with the Company is determined by the currency of the primary economic environment in which it operates, US dollars (“USD”).

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date. Differences arising on settlement or translation of monetary items are recognized in profit or loss.

F-8

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. There were no significant estimates or assumptions that materially impacted the unaudited condensed consolidated financial statements as of March 31, 2025 and September 30, 2024.

Segment Information

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) is its chief executive officer, who reviews financial information for purposes of making operating decisions, assessing financial performance and allocating resources. The Company’s CODM evaluates financial information on a consolidated basis. As the Company operates as one operating segment, all required segment financial information is found in the unaudited condensed consolidated financial statements.

Cash

Cash consists of cash on hand, the balances with banks and the liquid investments with maturities of three months or less.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and impairment losses at the following depreciation rates:

Computer hardware & IT	Double declining balance method – 30%

Equipment that is withdrawn from use or has no reasonable prospect of being recovered through use or sale, are regularly identified, and written off. The assets’ residual values, depreciation methods and useful lives are reviewed, and adjusted if appropriate, at each reporting date. Subsequent expenditures relating to items of property and equipment are capitalized when it is probable that future economic benefits from the use of the assets will be increased. All other subsequent expenditures are recognized as repairs and maintenance.

Deferred Offering Costs

Deferred offering costs consist of specific expenses directly attributable to the Company’s initial public offering (“IPO”), including legal, accounting, printing, underwriter fees, and filing fees. These costs are capitalized as incurred in accordance with the guidance under ASC 340-10-S99-1. Subsequent to the successful completion of the IPO, deferred offering costs will be offset against the IPO proceeds and reclassified to additional paid-in capital. For the six months ended March 31, 2025, the Company recorded deferred offering costs of $161,806. For the year ended September 30, 2024, the Company recorded deferred offering costs of $139,017.

F-9

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-lived asset

Long-lived assets, including plant, property and equipment, are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. No impairment charge was recognized for the three and six months ended March 31, 2025 and 2024, respectively.

Research and Development Expenses

Research and development expenses represent costs directly attributable to the research and development of AI and machine learning related new features for the Company’s platform. All research and development costs are expensed as incurred.

Revenue Recognition

The Company adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on January 1, 2020 using the modified retrospective approach. Revenues were presented under ASC 606 and all subsequent ASUs that modified ASC 606 for the three and six months ended March 31, 2025 and 2024. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

Step 1:	Identification of the contract with a customer;

Step 2:	Identification of the performance obligations in the contract;

Step 3:	Determination of the transaction price;

Step 4:	Allocation of the transaction price to the performance obligations in the contract (where revenue is allocated on a relative standalone selling price basis by maximizing the use of observable inputs to determine the standalone selling price for each performance obligation); and

Step 5:	Recognition of revenue when, or as, the Company satisfies a performance obligation.

Revenue from online subscription services

Our primary source of revenue is subscriptions to our cloud-based software during the term of arrangement. Cloud-based services allow our customers to access to the tailor-made stock research reports without taking possession of the software. Revenue is generally recognized ratably over the contract term beginning on the commencement date of each contract, which is the date our cloud-based software is made available to customers, and collection is reasonably assured. Subscription agreements generally have terms ranging from one month to one year. Amounts that have been invoiced are recorded either deferred revenue or revenue in the unaudited condensed consolidated financial statements, depending on whether the underlying performance obligation has been satisfied.

Deferred Revenue

Deferred revenue consists of advance payments that are received in advance of the Company’s performance. The Company’s deferred revenue is reported on a contract-by-contract basis at the end of each reporting period. The Company classifies deferred revenue as current when the term of the applicable subscription period or expected completion of the performance obligation is one year or less.

F-10

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cost of Revenue

Cost of revenues primarily consist of expenses related to hosting the Company’s service and analyst salaries that directly benefit sales. These expenses are comprised of hosted data center global costs, fees paid to third-party data providers and personnel-related costs directly associated with research reports, including salaries and benefits.

Capital Stock

Common shares are classified as shareholders’ equity. Transaction costs directly attributable to the issue of common shares and share purchase options are recognized as a deduction from equity, net of any tax effects.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Fair Value Measurement

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments include cash, payable and accrued liabilities, loan payable and due to related parties. The carrying amounts of these accounts approximate their fair values due to the short-term nature of these instruments.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of March 31, 2025 and September 30, 2024.

F-11

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

Current tax

Current tax consists of current tax payable based on the Company’s taxable income for the year. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax

Deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not to be realized.

Earnings (loss) per share

The Company presents basic and diluted earnings (loss) per share data for its common shares. Basic earnings (loss) per share is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the year, adjusted for own shares held. Diluted earnings (loss) per share is determined by dividing the profit or loss attributable to common shareholders by the weighted average number of common shares outstanding, adjusted for own shares held and for the effects of all potential dilutive common shares related to outstanding stock options and warrants issued by the Company for the periods presented, except if their inclusion is anti- dilutive.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

Recently Issued Accounting Pronouncements

In October 2021, the FASB issued ASU No. 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. The amendments are effective for the Company beginning after December 15, 2023, and are applied prospectively to business combinations that occur after the effective date. The Company does not expect the adoption of this guidance to have a material impact on the unaudited condensed consolidated financial statements.

F-12

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments are intended to improve the transparency and decision usefulness of segment information by requiring enhanced disclosures about significant segment expenses and more consistent information in interim periods. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments are to be applied retrospectively to all prior periods presented.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). This ASU requires that public business entities must annually “(1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate).” A public entity should apply the amendments in ASU 2023-09 prospectively to all annual periods beginning after December 15, 2024. The Company is currently evaluating these new disclosure requirements and does not expect the adoption to have a material impact.

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income (Subtopic 220-40): Disaggregation of Income Statement Expenses.” This pronouncement introduces new disclosure requirements aimed at enhancing transparency in financial reporting by requiring disaggregation of specific income statement expense captions. Under the new guidance, entities are required to disclose a breakdown of certain expense categories, such as: employee compensation; depreciation; amortization, and other material components. The disaggregated information can be presented either on the face of the income statement or in the notes to the financial statements, often using a tabular format. The ASU is effective for fiscal years beginning after December 15, 2025, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating these new disclosure requirements and does not expect the adoption to have a material impact.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated balance sheets, statements of income (loss) and comprehensive income (loss) and statements of cash flows.

From time to time, new accounting pronouncements are issued by the FASB or other standard-setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on the accompanying financial statements and disclosures.

F-13

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 — DEFERRED REVENUE

Deferred revenue consists of the unearned portion of customer billings, which is recognized as revenue in accordance with our revenue recognition policy. The Company classifies deferred revenue as a short-term liability on the unaudited condensed consolidated balance sheets because the longest subscription plan is for twelve months. The amount of revenue recognized that was included in the deferred revenue balance at the beginning of the period and year was $310,450 and $329,020 for the six months ended March 31, 2025 and 2024 and $403,440 and the year ended September 30, 2024, respectively. For the three and six months ended March 31, 2025, the additional deferred revenue accrued was $368,925 and $711,549, while the revenue released from deferred revenue was $341,906 and $696,549. For the three and six months ended March 31, 2024, the additional deferred revenue accrued was $407,324 and $760,823, while the revenue released from deferred revenue was $365,772 and $731,184. The movement of deferred revenue for the six months ended March 31, 2025 and the year ended September 30, 2024 is as follows:

	For the Six Months Ended March 31, 2025	September 30, 2024
Opening balance	$380,077	$403,440
Additional deferred revenue accrual	711,549	1,416,733
Revenue released from deferred revenue	(696,549)	(1,440,096)
Ending balance	$395,077	$380,077

NOTE 4 — COST OF SALES

Cost of subscription revenue consists primarily of managed hosting providers, other third-party service providers, and employee-related costs including payroll and benefits for our research analysts.

	For the three months ended		For the six months ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Wages and benefits – Research analysts	$97,972	$98,451	$193,886	$187,904
Bloomberg data and hosting	7,500	6,922	15,000	26,232
IT services and other	4,144	4,212	8,288	8,748
Total	$109,616	$109,585	$217,174	$222,884

NOTE 5 — PREPAID EXPENSES

The prepaid expenses as of March 31, 2025 and September 30, 2024 were as follows:

	March 31, 2025	September 30, 2024
Software license	$1,134	$8,000
Prepaid rents	-	2,000
SEC filing fees	3,440	4,728
Other	5,850	4,558
Total	$10,424	$19,286

NOTE 6 —PAYABLES AND ACCRUED LIABILITIES

The trade payables and accrued liabilities as of March 31, 2025 and September 30, 2024 were as follows:

	March 31, 2025	September 30, 2024
Accounts payable	$71,489	$1,186
Accrued liabilities	70,219	19,817
Other payables	9,865	10,329
Total	$151,573	$31,332

NOTE 7 — LOAN PAYABLE

On March 16, 2025, the Company has entered into a short-term loan with a third party. The short-term loan bears an interest at an annual rate of 5% per annum. Interest is accrued annually and is payable on the earlier of December 31, 2025, and the date on which the Company consummates an initial public offering of its securities unless a default occurs. As of March 31, 2025, the Company had accrued interest expenses of $516, which is included in the loan payable on the balance sheet. The total outstanding principal and accrued interest expenses of the short-term loan was $20,516 as of March 31, 2025. On April 15, 2025, $20,000 of the loan payable was subsequently settled.

The promissory notes are unsecured and do not contain any covenants. The notes are classified as current liabilities due to their maturity within one year from the balance sheet date.

F-14

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 8 — EQUITY

A) Share Issued for Service Agreement

On August 25, 2023, the Company entered into a project development agreement with Wuyao Safety Technology (“Wuyao”). Under this agreement, the Company will issue 208,333 shares of Common Stock for an aggregate total value of $250,000, to settle the services provided by Wuyao. For the six months ended March 31, 2024, the Company issued 138,889 shares of Common Stock and recognized $100,000 as share-based compensation expense.

On October 31, 2023, the Company issued 16,071 shares of Common Stock with a value of $0.84 per share to settle the services provided by Research Capital Corporation, for an aggregate total value of $13,500.

On November 21, 2023, the Company issued 50,896 shares of Common Stock with a value of $0.84 per share to settle the services provided by Monic Wealth Solutions Ltd, for an aggregate total value of $42,753.

No shares are issued for Service Agreement for the six months ended March 31, 2025.

B) Non-brokered Private Placement

On October 31, 2023, the Company entered into a non-brokered private placement to issue 1,339,293 shares of the Company’s common stock with a value of $0.84 per share for a gross proceed of $1,125,007. The transaction closed in two tranches, with the first closing October 31, 2023, and the second on November 21, 2023. The transaction incurred share issuance costs of $36,210, which included bank transaction fees and finder commissions.

There is no non-brokered private placement for the six months ended March 31, 2025.

F-15

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 8 — EQUITY (continued)

C) Reverse Stock Split

On January 15, 2025, the Company’s board of directors approved a share consolidation of the Company’s common shares at a ratio of 1.2-for-1 reverse split, effective on January 15, 2025. As a result of the share consolidation, every 1.2 common shares outstanding automatically combined and converted into 1 issued and outstanding common share, without any action required from shareholders. The par value and the authorized number of common shares remained unchanged.

All share and per-share information included in the unaudited condensed consolidated financial statements and notes thereto have been retroactively adjusted for the 1.2-for-1 reverse split occurred on the first day of the first period presented.

As of March 31, 2025 and September 30, 2024, the Company had 10,031,273 common shares issued and outstanding, respectively.

NOTE 9 — SEGMENTED INFORMATION

Operating segments

The Company operates primarily in one principal business, that being the development, marketing and support management of the Company’s cloud-based platform. 100% of the revenue and non-current assets are in the United States.

NOTE 10 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of
	March 31, 2025	September 30, 2024
Computer equipment	$16,982	$16,982
Less: Accumulated depreciation	14,714	13,667
Property and equipment, net	$2,268	$3,315

Depreciation expenses totaled $524 and $523 during the three months ended March 31, 2025 and 2024, respectively.

Depreciation expenses totaled $1,047 and $1,047 during the six months ended March 31, 2025 and 2024, respectively.

F-16

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 11 — RELATED PARTY TRANSACTIONS

Related parties include key management personnel, their close family members and entities under their control or joint control. Key management personnel are those having authority and responsibility for the planning directing and controlling the activities of the entity, directly or indirectly. The Company defines key management personnel as the Company’s C-level executives and Board of Directors. The Company’s relationship with related parties who had transactions with the Company are summarized as follows:

Related Party	Relationship with the Company
Qian Zhang

Former Director and CEO of Sundial from May 31, 2023 to July 10, 2024; Operating Officer (“COO”) of Sundial since July 10, 2024 Former Director and Interim CEO of Aether from August 25, 2023 to September 11, 2023

Hao Hu

Chief Information Officer (“CIO”) of Sundial since March 15, 2023; Director of Sundial since September 9, 2023; Interim Chief Executive Officer of Sundial since July 10, 2024; Former Director and CTO of Aether from August 25, 2023 to September 11, 2023

Nicolas Kuan Liang Lin	Chief Executive Officer (“CEO”) since September 11, 2023 and Director of Aether since August 25, 2023

David Chi Ching Ho	Chief Strategy Officer (“CSO”) since April 1, 2024

Siu Hang (Henry) Wong	Director of Business Development since December 1, 2024 to February 1, 2025 Former Chief Operating Officer (“COO”) from June 1, 2024 to November 20, 2024

Elixir Technology Inc.	Aether’s principal common shareholder

Jaclyn Wu	Director of Sundial since August 16, 2022; Director of Aether since August 25, 2023.

Monic Wealth Solutions Ltd.	Owned by Jaclyn Wu, a director of Aether and Sundial.

Ledger Pros LLC	Owned by Suresh R. Iyer, the Chief Financial Officer (“CFO”) since May 16, 2024

Suresh R. Iyer	Chief Financial Officer (“CFO”) since May 16, 2024

Related Party transactions

The Company had the following related party transactions:

A) Due to related parties

The Company’s balances due to related parties as of March 31, 2025 and September 30, 2024 were as follows:

Name	March 31, 2025	September 30, 2024
Qian Zhang	$5,034	$5,034
Elixir Technology Inc.	5,157	5,157
Jaclyn Wu	110,000	50,055
Nicolas Kuan Liang Lin	170,000	80,014
David Chi Ching Ho	60,000	29,959
Siu Hang (Henry) Wong	-	4,931
Suresh R. Iyer	12,000	6,000
Ledger Pros LLC	29,400	10,800
Hao Hu	6	2
Total due to related parties	$391,597	$191,952

The amounts due to related party as of March 31, 2025 and September 30, 2024 are unsecured, interest-free, and due on demand.

F-17

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 11 — RELATED PARTY TRANSACTIONS (continued)

Related Party transactions (continued)

B) Services rendered from related party

During the six months ended March 31, 2024, the Company issued 50,896 shares of common stock, valued at $0.84 per share, as compensation for consulting services provided by Monic Wealth Solutions Ltd., for a total value of $42,753. (See Note 8A). No shares were issued to Monic Wealth Solutions Ltd. for the six months ended March 31, 2025.

During the three and six months ended March 31, 2024, the Company incurred $10,689 and $50,127 for the marketing and sales channel services provided by Monic Wealth Solutions Ltd. During the three and six months ended March 31, 2025, the Company incurred $0 for the for the marketing and sales channel services provided by Monic Wealth Solutions Ltd.

During the three and six months ended March 31, 2025, the Company incurred $9,600 and 18,600 for the accounting services provided by Ledger Pros LLC. During the three and six months ended March 31, 2024, the Company incurred $0 for the accounting services provided by Ledger Pros LLC.

C) Wages and salaries for services rendered by executive officers and directors

	For the three months ended
Name	March 31, 2025	March 31, 2024
Qian Zhang	$28,800	$35,600
Hao Hu	37,502	54,500
Jaclyn Wu	30,000	15,000
Nicolas Kuan Liang Lin	45,000	-
David Chi Ching Ho	15,000	-
Siu Hang (Henry) Wong	2,000	-
Suresh R. Iyer	18,000	-
Total wages and salaries	$176,302	$105,100

	For the six months ended
Name	March 31, 2025	March 31, 2024
Qian Zhang	$57,600	$59,600
Hao Hu	75,004	84,500
Jaclyn Wu	60,000	15,000
Nicolas Kuan Liang Lin	90,000	-
David Chi Ching Ho	30,000	-
Siu Hang (Henry) Wong	12,398	-
Suresh R. Iyer	36,000	-
Total compensations paid to related parties	$361,002	$159,100

Proforma wages and salaries paid to the executive officers and directors

The Company entered into employment agreements with several executive officers and non-independent director agreements with Mr. Lin and Ms. Wu between April and August 2024. The general and administrative expenses for the three and six months ended March 31, 2024 would increase by $123,003 and $246,005 if the employment agreements with the executive officers and directors commenced on October 1, 2022.

Pro Forma information if employment agreements with the executive officers and directors commenced on October 1, 2022	Three months ended March 31, 2024	Six months ended March 31, 2024
General and administrative expenses (pro forma)	$532,572	$949,629
Pro forma net loss and comprehensive loss (pro forma)	(305,278)	(522,219)
Pro forma net loss per share – basic and diluted (pro forma)	(0.03)	(0.06)
Weighted average number of shares of common stock outstanding – basic and diluted*	9,531,267	9,181,426

*	Shares and per share data are presented on a retroactive basis to reflect the reorganization and the 1.2-for-1 reverse stock split.

F-18

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 12 — INCOME TAXES

The Company is subjected to a combined effective tax rate for federal and state income taxes of 30.8% and state minimum fee.

The deferred tax assets and liabilities were estimated for further tax consequences attributable to difference between the financial statement carrying amounts of the Company’s existing assets and liabilities and their respective tax bases. The deferred tax assets and liabilities were measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

For the three and six months ended March 31, 2025 and 2024, the Company incurred $5,298 in tax expenses for the franchise tax. No amounts were incurred for income tax uncertainties or interest and penalties during these periods. As of March 31, 2025, the Company had a liability of $5,298 payable to the Minnesota state government. As of September 30, 2024, the Company did not have an accrued liability for uncertain tax positions and does not anticipate recognition of any significant liabilities for uncertain tax positions during the next 12 months. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company’s tax years since its formation remain subject to possible income tax examination by its major taxing authorities for all periods.

No provision for income tax was made for the three and six months ended March 31, 2025 and 2024 as the Company had no assessable profits for both years

The following table reconciles income taxes based on the U.S. statutory tax rate to the Company’s income tax expense:

	For the three months ended
	March 31, 2025	March 31, 2024
Loss before income tax	$(384,883)	$(182,275)
Statutory tax rate	30.8%	30.8%
Tax at the domestic income tax rate	(118,543)	(56,139)

Tax effect of tax losses not recognized	114,578	52,254
State franchise tax	(5,298)	-
Non-deductible expenses	161	661
Difference in state tax rate	3,804	3,224
Total income tax expense	$(5,298)	$-

F-19

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 12 — INCOME TAXES (continued)

The following table reconciles income taxes based on the U.S. statutory tax rate to the Company’s income tax expense (continued):

	For the six months ended
	March 31, 2025	March 31, 2024
Income (Loss) before income tax	$(707,082)	$(276,214)
Statutory tax rate	30.8%	30.8%
Tax at the domestic income tax rate	(217,782)	(85,074)

Tax effect of tax losses not recognized	210,103	79,247
State franchise tax	(5,298)	-
Non-deductible expenses	376	823
Difference in state tax rate	7,303	5,004
Total income tax expense	$(5,298)	$-

Significant components of deferred income tax assets and liabilities were as follows:

	March 31, 2025	September 30, 2024
Tax Loss Carryforward	$577,631	$367,528
Valuation allowance for deferred tax assets	(577,631)	(367,528)
Total deferred income tax assets (liabilities)	$-	$-

As of March 31, 2025 and September 30, 2024, there was net operating loss (“NOL”) carry forward of $1,950,840 and $1,244,454 respectively and they can be carried forward indefinitely. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of March 31, 2025 and September 30, 2024.

NOTE 13 — CREDIT RISK AND CONCENTRATION

The Company’s risk exposures and the impact on the Company’s financial instruments are summarized below:

Credit risk

Credit risk is the risk of loss associated with a counter-party’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash. As of March 31, 2025 and September 30, 2024, substantially all of the Company’s cash was held in major financial institutions located in the U.S., which are FDIC-insured and management considers to be of high credit quality.

The maximum exposure of such assets to credit risk is their carrying amounts at the balance sheet dates. The Company maintains majority of the bank accounts at financial institutions in the United States, where there is $250,000 standard deposit insurance coverage limit per depositor, per FDIC-insured bank and per ownership category. As of March 31, 2025 and September 30, 2024, cash balances of $14,030 and $372,534, respectively, were maintained at financial institutions in the US. The remaining balance of $179,233 and $185,289, respectively, were maintained in payment processing accounts with services such as Mercury, PayPal and Stripe. While management believes that the financial institutions and payment processors used by the Company are of high credit quality, it also continually monitors their creditworthiness.

Liquidity risk

Liquidity risk arises through the excess of financial obligations over available financial assets due at any point in time. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when they come due. All of the Company’s financial liabilities are subject to normal trade terms. The Company is historically funded the working capital needs primarily from operations, as well as advances from related parties.

The Company has incurred a loss since inception resulting in an accumulated deficit. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern depends on the Company’s ability to generate revenue and profit in the future and/or to obtain necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company consummated its initial public offering on April 11, 2025 and closed the over-allotment option on April 16, 2025, which generated gross proceeds of $8,901,000. Management believes that the successful completion of the IPO has significantly improved the Company’s liquidity and financial position. Management intends to finance operating costs over the next twelve months primarily through use of the IPO proceeds and, if needed, additional financings from the public and private offerings of securities.

Market risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates, foreign exchange rates, and commodity and equity prices. These market factors are not expected to pose significant risks to the Company.

Concentration risk

For purposes of assessing the concentration of credit risk and significant customers, a group of customers under common control or customers that are affiliates of each other are regarded as a single customer. Additionally, there were no customers that represented 10% or more of the Company’s revenue for the six months ended March 31, 2025 and the year ended September 30, 2024.

F-20

AETHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 14 — COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. There is no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of its operations and there are no proceedings in which any of the Company’s directors, officers, or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to the Company’s interest.

On April 11, 2025, the Company consummated its initial public offering of 1,800,000 shares of the Company’s common stock, par value $0.001 per share, at a price to the public of $4.30 per share, generating gross proceeds of $7,740,000 (See Note 15). The Company incurred expenses of $894,580 for the professional services provided by the underwriter. The expenses will be settled by the gross proceeds received from the Offering on April 11, 2025.

NOTE 15 — SUBSEQUENT EVENTS

On April 11, 2025, the Company consummated its initial public offering of 1,800,000 shares of the Company’s common stock, par value $0.001 per share, at a price to the public of $4.30 per share, generating gross proceeds of $7,740,000. In connection with the Offering, the Company granted the underwriter an option, exercisable for 30 days, to purchase up to an additional 270,000 shares of common stock at the public offering price of $4.30.

On April 16, 2025, the Company closed on the fully exercised Over-Allotment Option resulting in additional gross proceeds to the Company of $1,161,000, before deducting underwriting discounts, commissions and offering expenses. After giving effect to the full exercise of the Over-Allotment Option, a total of 2,070,000 shares of common stock have been issued and sold in the IPO, and the gross proceeds from the IPO, including the full exercise of the Over-Allotment Option, before deducting underwriting discounts, commissions and offering expenses, were $8,901,000.

On April 30, 2025, the Company incorporated Alpha Edge Media Inc, a wholly-owned subsidiary, pursuant to the DGCL. The subsidiary is principally engaged in supporting the Company’s investor relations and managing the Company’s new newsletter services. The Company’s existing SentimenTrader newsletters service continues to be managed by Sundial and is not part of the operations transferred to Alpha Edge Media Inc.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Aether Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Aether Holdings, Inc. and its subsidiaries (the “Company”) as of September 30, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ZH CPA, LLC

We have served as the Company’s auditor since 2023.

Denver, Colorado

December 30, 2024 (except for the effects of the stock split disclosed in Note 1, Note 7, Note 10 and Note 14 as to which the date is February 27, 2025)

999 18th Street, Suite 3000, Denver, CO, 80202 USA Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us

F-22

AETHER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2024	September 30, 2023
ASSETS

Current assets
Cash	$557,823	$98,106
Prepaid expenses	19,286	12,760
Deferred offering costs	139,017	-
Total current assets	716,126	110,866

Property and equipment, net	3,315	5,409
TOTAL ASSETS	$719,441	$116,275

LIABILITIES AND EQUITY

Current liabilities
Payables and accrued liabilities	$31,332	$140,400
Due to related parties	191,952	27,233
Payable related to acquisition of non-controlling interest	-	218,267
Deferred revenue	380,077	403,440
Total current liabilities	603,361	789,340

TOTAL LIABILITIES	$603,361	$789,340

Commitments and Contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.001 par value, 50,000,000 and 50,000,000 shares authorized, 10,031,273 and 7,986,112 shares issued and outstanding at September 30, 2024 and 2023, respectively*	10,031	7,986
Additional paid-in capital	2,162,945	436,409
Accumulated deficit	(2,056,896)	(1,117,460)
Total stockholders’ equity (deficit)	116,080	(673,065)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$719,441	$116,275

*	Shares and per share data are presented on a retroactive basis to reflect the reorganization and the 1.2-for-1 reverse stock split.

The accompanying notes are an integral part of these consolidated financial statements

F-23

AETHER HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND

COMPREHENSIVE LOSS

	For the Years Ended September 30,
	2024	2023

REVENUE	$1,440,096	$1,555,542

Cost of Sales	445,466	409,705
GROSS PROFIT	994,630	1,145,837

OPERATING EXPENSES
Sales and marketing expenses	130,443	54,294
General and administrative expenses	1,653,623	1,287,290
Research and development expenses	150,000	100,000
Total operating expenses	1,934,066	1,441,584

Loss before income taxes	(939,436)	(295,747)

Income tax benefit	-	-

Net loss	(939,436)	(295,747)
Less: net loss attributable to non-controlling interest	-	(18,370)
Net loss attributable to Aether Holdings, Inc.	(939,436)	(277,377)

Comprehensive loss	(939,436)	(277,377)
Less: comprehensive loss attributable to non-controlling interest	-	-
Comprehensive loss attributable to Aether Holdings, Inc.	$(939,436)	$(295,747)

Loss per share – Basic and Diluted*	$(0.10)	$(0.04)
Weighted average number of shares outstanding – Basic and Diluted *	9,499,792	7,918,379

*	Shares and per share data are presented on a retroactive basis to reflect the reorganization and the 1.2-for-1 reverse stock split.

The accompanying notes are an integral part of these consolidated financial statements

F-24

AETHER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common stock		Additional paid-in capital	Retained earnings (accumulated deficit)	Noncontrolling interest	Total equity (deficit)
	Number*	Amount	Amount	Amount	Amount	Amount

Balance – October 1, 2022	7,916,667	$7,917	1,583	$(299,634)	$(20,517)	$(310,651)
Acquisition of non-controlling interest	-	-	-	(540,449)	38,887	(501,562)
Net loss for the year	-	-	-	(277,377)	(18,370)	(295,747)
Services in exchange for shares	69,445	69	434,826	-	-	434,895
Balance – September 30, 2023	7,986,112	$7,986	$436,409	$(1,117,460)	-	$(673,065)

Net loss for the year	-	-	-	(939,436)	-	(939,436)
Services in exchange for shares	205,856	206	222,713	-	-	222,919
Issuance of shares	1,839,305	1,839	1,543,169	-	-	1,545,008
Share issuance costs	-	-	(39,346)	-	-	(39,346)
Balance – September 30, 2024	10,031,273	$10,031	$2,162,945	$(2,056,896)	-	$116,080

*	Shares and per share data are presented on a retroactive basis to reflect the reorganization and the 1.2-for1 reverse stock split.

The accompanying notes are an integral part of these consolidated financial statements.

F-25

AETHER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	$(939,436)	$(295,747)
Adjustments:
Depreciation	2,094	2,318
Services in exchange for shares	222,919	434,895
Changes in operating assets and liabilities:
Prepaid expenses	(6,526)	(12,760)
Payable and accrued liabilities	(109,068)	126,973
Deferred revenue	(23,363)	(50,576)
Net cash provided by (used in) operating activities	(853,380)	205,103

CASH FLOWS FROM FINANCING ACTIVITIES
Payment made related to acquisition of non-controlling interest	(218,267)	(283,295)
Amounts due to related parties	164,719	(12,767)
Deferred offering costs	(139,017)	-
Dividends paid	-	(71,194)
Net proceeds from issuance of shares	1,505,662	-
Cash provided by (used in) financing activities	1,313,097	(367,256)

Net increase (decrease) in cash and cash equivalents for the year	459,717	(162,153)

Cash, beginning of the year	98,106	260,259
Cash, end of the year	$557,823	$98,106

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-26

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF BUSINESS AND ORGANIZATION

Aether Holdings, Inc. (the “Company” or “Aether”) was incorporated pursuant to the Delaware General Corporation Law (“DGCL”) on August 15, 2023. The Company, acting through its subsidiary, Sundial Capital Research Inc. (“Sundial”) is principally engaged in providing proprietary research analytics, data, and tools for equity traders through its flagship platform, SentimenTrader.com.

The head office and records of the Company are located at 1441 Broadway, 30th Floor, New York, NY 10018. The registered office is located at 16192 Coastal Highway, Lewes, Delaware 19958.

Reorganization

A reorganization of the legal structure was completed on August 25, 2023 (the “Reorganization”). The Reorganization involved the incorporation of Aether, a holding company established under the DGCL; and the exchange of Sundial shares for shares of Aether’s common stock by Elixir Technology Inc. (“Elixir”) and Greentown Investments Corporation Limited (“Greentown”).

Incorporation of Sundial

Sundial was incorporated under the laws of the State of Minnesota on January 22, 2003. At the time of incorporation, 1,000 shares were issued to Jason Goepfert. In a series of transactions between February 18, 2015, and January 21, 2021, 428 shares were issued to Eric Brown, for a total of 1,428 shares of common stock issued and outstanding as of January 21, 2021.

Elixir’s Purchase of Sundial Common Stock

On July 16, 2021, Elixir purchased 1,000 shares of Sundial common stock from Jason Goepfert and Eric Brown for a total cash consideration of $5,600,000, which represented 70% of the total issued and outstanding shares of Sundial common stock at the time of purchase. This purchase of equity interest is accounted for as a business combination transaction in accordance with ASC 805.

Sundial Stock Buyback

On January 1, 2023, Sundial repurchased 300 shares of its common stock from Jason Goepfert for $351,562 in consideration, representing approximately 21% of the then total issued and outstanding shares of Sundial common stock. On March 10, 2023, Sundial repurchased 128 shares of its common stock from Eric Brown for $150,000 in consideration, representing approximately 11% of the then total issued and outstanding shares of Sundial common stock. Subsequent to each repurchase, Sundial cancelled the repurchased shares of its common stock. As a result, as of March 10, 2023, Sundial had 1,000 shares of common stock issued and outstanding, 100% of which were held by Elixir (See Note 7A).

Issuance of Shares to Greentown

On March 15, 2023, Mr. Hao Hu joined Sundial as the Chief Information Officer and was issued 300 restricted shares of Sundial common stock as a signing bonus.

On July 1, 2023, after the vesting of his restricted shares, Mr. Hao Hu transferred his 300 shares of common stock to Greentown, a company owned in part by Mr. Hao Hu (See Note 7B). After giving effect to the share transfer, 100% of the issued and outstanding common stock of Sundial was owned by Elixir and Greentown.

On July 1, 2023, subsequent to the transfer of the 300 shares of Sundial common stock from Mr. Hao Hu to Greentown, Elixir and Greentown entered into an acting-in-concert agreement, whereby each party agreed to act in concert with the other when exercising their respective voting rights in board meetings, shareholders’ meetings, and making strategic decisions with regard to Sundial.

F-27

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF BUSINESS AND ORGANIZATION (continued)

Formation of Aether

Between July and August, 2023, Sundial began strategic discussions with Up and Up Ventures Limited (“Up and Up”), an entity controlled by Mr. Nicolas Kuan Liang Lin, believing that Up and Up’s experience in capital markets transactions and mergers and acquisitions would benefit Sundial’s long-term strategy. As a result of these discussions, Elixir, Greentown, and Up and Up agreed upon a plan to reorganize Sundial under a holding company. On August 15, 2023, Aether Holdings, Inc. was incorporated in the State of Delaware to serve as the holding company in the plan of reorganization.

Share Exchange Agreement

On August 25, 2023, pursuant to a Share Exchange Agreement dated August 23, 2023, by and among Elixir, Greentown and Aether, Elixir and Greentown exchanged 100% of their equity interest in Sundial, or an aggregate of 1,300 shares of Sundial common stock, with the Company for an aggregate of 5,541,667 shares of the Company’s common stock (the “Share Exchange”). Concurrent to the Share Exchange, the Company also issued 2,375,000 founder shares of its common stock to Up and Up. Upon the completion of the transaction, Sundial became a subsidiary of the Company, and the Company had a total of 7,916,667 shares of common stock issued and outstanding, with Greentown and Elixir collectively owning 70% of the Company’s equity interest and Up and Up owning 30% of the equity interests of the Company.

As of August 25, 2023, Elixir owned a 49% equity interest in the Company, Greentown owned a 21% equity interest in the Company, and Up and Up owned a 30% equity interest in the Company.

Since the Company and its subsidiary are effectively controlled by Elixir and Greentown both before and after the Reorganization, they are considered under common control. These transactions had been treated as a reorganization of entities under common control and thus the current capital structure has been retrospectively presented in prior periods at historical cost as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5.

After giving effect to the Reorganization, the Company had one subsidiary, Sundial. Details of the Company as of September 30, 2024, are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	Percentage of Ownership		Principal Activities
Aether Holdings, Inc.	August 15, 2023	Delaware, US	Parent		Holding Company
Sundial Capital Research Inc.	January 22, 2003	Minnesota, US	100	%*	Software Service

*	From July 16, 2021, to December 31, 2022, Elixir owned approximately 70% of the equity interests of Sundial;

From January 1, 2023, to March 9, 2023, Elixir owned approximately 90% of the equity interests of Sundial;

From March 10, 2023, to March 15, 2023, Elixir owned 100% of the equity interests of Sundial;

From March 15, 2023, to June 30, 2023, Elixir owned approximately 77% of the equity interests of Sundial, and Mr. Hao Hu owned approximately 23% of the equity interests of Sundial; and

From July 1, 2023, to August 25, 2023, Elixir and Greentown collectively owned 100% of the equity interests in Sundial.

F-28

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF BUSINESS AND ORGANIZATION (continued)

Going Concern

The consolidated financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern depends on the Company’s ability to generate revenue and profit in the future and/or to obtain necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months primarily through financings from the Company’s major stockholder, although the Company may seek other sources of funding, including public and private offerings of securities.

These consolidated financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a “going concern.” While management believes that the actions already taken or planned, including adjusting its operating expenditures and obtaining financial supports from its principal stockholder, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The accompanying consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany transactions have been eliminated in consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Foreign Currency

These consolidated financial statements are presented in United States dollars which are the parent and subsidiaries’ functional currency. The functional currency for each entity consolidated with the Company is determined by the currency of the primary economic environment in which it operates, US dollars (“USD”).

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date. Differences arising on settlement or translation of monetary items are recognized in profit or loss.

F-29

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. There were no significant estimates or assumptions that materially impacted the consolidated financial statements for the years ended September 30, 2024 and 2023.

Segment Information

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) is its chief executive officer, who reviews financial information for purposes of making operating decisions, assessing financial performance and allocating resources. The Company’s CODM evaluates financial information on a consolidated basis. As the Company operates as one operating segment, all required segment financial information is found in the consolidated financial statements.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, the balances with banks and the liquid investments with maturities of three months or less.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and impairment losses at the following depreciation rates:

Computer hardware & IT	Double declining balance method – 30%

Equipment that is withdrawn from use or has no reasonable prospect of being recovered through use or sale, are regularly identified, and written off. The assets’ residual values, depreciation methods and useful lives are reviewed, and adjusted if appropriate, at each reporting date. Subsequent expenditures relating to items of property and equipment are capitalized when it is probable that future economic benefits from the use of the assets will be increased. All other subsequent expenditures are recognized as repairs and maintenance.

Deferred Offering Costs

Deferred offering costs consist of specific expenses directly attributable to the Company’s planned initial public offering (“IPO”), including legal, accounting, printing, underwriter fees, and filing fees. These costs are capitalized as incurred in accordance with the guidance under ASC 340-10-S99-1. Upon the successful completion of the IPO, deferred offering costs will be offset against the IPO proceeds and reclassified to additional paid-in capital. For the years ended September 30, 2024 and 2023, the Company recorded deferred offering costs of $139,017 and $0, respectively.

F-30

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-lived Asset

Long-lived assets, including plant, property and equipment, are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. No impairment charge was recognized for the years ended September 30, 2024 and 2023, respectively.

Research and Development Expenses

Research and development expenses represent costs directly attributable to the research and development of AI and machine learning related new features for the Company’s platform. All research and development costs are expensed as incurred.

Revenue Recognition

The Company adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on January 1, 2020 using the modified retrospective approach. Revenues were presented under ASC 606 and all subsequent ASUs that modified ASC 606 for the years ended September 30, 2024 and 2023. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

Step 1:	Identification of the contract with a customer;

Step 2:	Identification of the performance obligations in the contract;

Step 3:	Determination of the transaction price;

Step 4:	Allocation of the transaction price to the performance obligations in the contract (where revenue is allocated on a relative standalone selling price basis by maximizing the use of observable inputs to determine the standalone selling price for each performance obligation); and

Step 5:	Recognition of revenue when, or as, the Company satisfies a performance obligation.

Revenue from online subscription services

Our primary source of revenue is subscriptions to our cloud-based software during the term of arrangement. Cloud-based services allow our customers to access to the tailor-made stock research reports without taking possession of the software. Revenue is generally recognized ratably over the contract term beginning on the commencement date of each contract, which is the date our cloud-based software is made available to customers, and collection is reasonably assured. Subscription agreements generally have terms ranging from one month to one year. Amounts that have been invoiced are recorded either deferred revenue or revenue in the consolidated financial statements, depending on whether the underlying performance obligation has been satisfied.

Deferred Revenue

Deferred revenue consists of advance payments that are received in advance of the Company’s performance. The Company’s deferred revenue is reported on a contract-by-contract basis at the end of each reporting period. The Company classifies deferred revenue as current when the term of the applicable subscription period or expected completion of the performance obligation is one year or less.

F-31

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cost of Revenue

Cost of revenues primarily consist of expenses related to hosting the Company’s service and analyst salaries that directly benefit sales. These expenses are comprised of hosted data center global costs, fees paid to third-party data providers and personnel-related costs directly associated with research reports, including salaries and benefits.

Capital Stock

Common shares are classified as shareholders’ equity. Transaction costs directly attributable to the issue of common shares and share purchase options are recognized as a deduction from equity, net of any tax effects.

Related Parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Fair Value Measurement

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments include cash and cash equivalents, trade payables and accrued liabilities, due to related parties and payable related to the acquisition of a non-controlling interest. The carrying amounts of these accounts approximate their fair values due to the short-term nature of these instruments.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of September 30, 2024 and 2023.

F-32

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Current tax

Current tax consists of current tax payable based on the Company’s taxable income for the year. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax

Deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not to be realized.

Earnings (loss) Per Share

The Company presents basic and diluted earnings (loss) per share data for its common shares. Basic earnings (loss) per share is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the year, adjusted for own shares held. Diluted earnings (loss) per share is determined by dividing the profit or loss attributable to common shareholders by the weighted average number of common shares outstanding, adjusted for own shares held and for the effects of all potential dilutive common shares related to outstanding stock options and warrants issued by the Company for the years presented, except if their inclusion is anti- dilutive.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation, such as reclassification of research and development expenses from general and administrative expenses. This reclassification had no effect on the reported revenues, net loss and cash flows.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

Recently Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. This ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The new standard became effective for the Company beginning October 1, 2023, using either a modified retrospective or a fully retrospective method of transition and early adoption is permitted. The adoption of this guidance did not have a material impact on the consolidated financial statements.

Recently Issued Accounting Pronouncements

In October 2021, the FASB issued ASU No. 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. The amendments are effective for the Company beginning after December 15, 2023, and are applied prospectively to business combinations that occur after the effective date. The Company does not expect the adoption of this guidance to have a material impact on the consolidated financial statements.

F-33

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In June 2022, the FASB issued ASU No. 2022-03, “Fair Value Measurements (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions,” which clarifies and amends the guidance of measuring the fair value of equity securities subject to contractual restrictions that prohibit the sale of the equity securities. The guidance will be effective for fiscal years beginning after December 15, 2023 and interim periods within those fiscal years. The Company does not expect the adoption of this guidance to have a material impact on the consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). This ASU requires that public business entities must annually “(1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate).” A public entity should apply the amendments in ASU 2023-09 prospectively to all annual periods beginning after December 15, 2024. The Company is currently evaluating these new disclosure requirements and does not expect the adoption to have a material impact.

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income (Subtopic 220-40): Disaggregation of Income Statement Expenses.” This pronouncement introduces new disclosure requirements aimed at enhancing transparency in financial reporting by requiring disaggregation of specific income statement expense captions. Under the new guidance, entities are required to disclose a breakdown of certain expense categories, such as: employee compensation; depreciation; amortization, and other material components. The disaggregated information can be presented either on the face of the income statement or in the notes to the financial statements, often using a tabular format. The ASU is effective for fiscal years beginning after December 15, 2025, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating these new disclosure requirements and does not expect the adoption to have a material impact.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income (loss) and comprehensive income (loss) and statements of cash flows.

From time to time, new accounting pronouncements are issued by the FASB or other standard-setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on the accompanying financial statements and disclosures.

NOTE 3 — DEFERRED REVENUE

Deferred revenue consists of the unearned portion of customer billings, which is recognized as revenue in accordance with our revenue recognition policy. The Company classifies deferred revenue as a short-term liability on the consolidated balance sheets because the longest subscription plan is for twelve months. The amount of revenue recognized that was included in the deferred revenue balance at the beginning of the year was $403,440 and $454,016 for the years ended September 30, 2024 and 2023, respectively. The movement of deferred revenue for years ended September 30, 2024 and 2023 is as follows:

	September 30, 2024	September 30, 2023
Opening balance	$403,440	$454,016
Additional deferred revenue accrual	1,416,733	1,504,966
Revenue released from deferred revenue	(1,440,096)	(1,555,542)
Ending balance	$380,077	$403,440

F-34

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — COST OF SALES

Cost of subscription revenue consists primarily of managed hosting providers, other third-party service providers, and employee-related costs including payroll and benefits for our research analysts.

	September 30, 2024	September 30, 2023
Wages – Research analysts	$385,458	$326,439
Bloomberg data and hosting	41,498	73,862
IT services and other	18,510	9,404
Total	$445,466	$409,705

NOTE 5 — PREPAID EXPENSES

The prepaid expenses for the years ended September 30, 2024 and 2023 were as follows:

	September 30, 2024	September 30, 2023
Software license	$8,000	$8,000
Insurance	-	3,410
Prepaid rents	2,000	-
SEC filing fees	4,728	-
Other	4,558	1,350
Total	$19,286	$12,760

NOTE 6 — PAYABLES AND ACCRUED LIABILITIES

The payables and accrued liabilities for the years ended September 30, 2024 and 2023 were as follows:

	September 30, 2024	September 30, 2023
Accounts payable	$1,186	$116,839
Accrued liabilities	19,817	21,883
Other payables	10,329	1,678
Total	$31,332	$140,400

F-35

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — EQUITY

A) Acquisition of non-controlling interest in Sundial

On January 1, 2023, Jason Goepfert (“Goepfert”) and Sundial entered into a share repurchase agreement. Pursuant to the agreement, Sundial repurchased 300 shares of Sundial common stock from Goepfert, free and clear of all liens, pledges, security interests, restrictions of transfer, or encumbrances of any kind for an aggregate price of $351,562, or $1,171.875 per share. Sundial agreed to pay the purchase price to Goepfert in fifteen equal monthly installments commencing on the one-month anniversary of the closing and continuing each subsequent monthly anniversary thereof until the final payment on April 1, 2024. The 300 shares were cancelled on January 1, 2023.

On March 10, 2023, Sundial and Eric Brown (“Brown”) entered into a share repurchase agreement. Pursuant to the agreement, Sundial repurchased 128 shares of Sundial common stock from Brown for an aggregate price of $150,000, or $1,171.875 per share. Sundial agreed to pay the purchase price to Brown in fifteen equal monthly installments commencing on April 1, 2023, with a final payment made on June 1, 2024. The 128 shares were cancelled on March 10, 2023.

The Company had payable balance of $0 and $218,267 related to this acquisition of non-controlling interest in Sundial as of September 30, 2024 and 2023, respectively. Upon completion of the above two transactions, Elixir became the sole shareholder of Sundial as of March 10, 2023.

B) Share Issued for Service Agreement

On March 15, 2023, Mr. Hao Hu, Chief Technical Officer (“CTO”) was issued 300 restricted shares of Sundial common stock for an aggregate value of $351,562, or $1,171.875 per share, in accordance with the terms of his employment agreement. The amount of $351,562 was recognized as additional paid-in capital. On July 1, 2023, after having vested, the shares were subsequently transferred to Greentown, a company owned in part by Mr. Hao Hu. On August 25, 2023, as part of the Reorganization, Greentown exchanged its 300 Sundial shares for 1,662,500 shares of the Company’s common stock.

On August 25, 2023, the Company entered into a project development agreement with Wuyao Safety Technology (“Wuyao”). Under the terms of this agreement, the Company agreed to issue 208,333 shares of common stock, valued at $1.20 per share, for a total consideration of $250,000, to settle the services provided by Wuyao. The project was completed in August 2024. As of September 30, 2023, the Company had issued 69,444 shares of its common stock to Wuyao. During the year ended September 30, 2024, the Company issued the remaining 138,889 shares to Wuyao.

On October 31, 2023, the Company issued 16,071 shares of common stock with a value of $0.84 per share to settle the consulting services provided by Research Capital Corporation, for an aggregate value of $13,500.

On November 21, 2023, the Company issued 50,896 shares of common stock with a value of $0.84 per share to settle the consulting services provided by Monic Wealth Solutions Ltd., for an aggregate value of $42,753.

C) Founder Shares Issued

On August 25, 2023, Elixir received 3,879,167 shares of the Company’s common stock in exchange for its 1,000 shares of Sundial common stock, and Greentown received 1,662,500 shares of the Company’s common stock in exchanging for its 300 shares of Sundial common stock. Concurrent with the Share Exchange, the Company issued 2,375,000 shares of its common stock to Up and Up, an entity controlled by Mr. Nicolas Kuan Liang Lin, who owns 30% equity interest of the Company. The share issuance was accounted as an equity transaction at nominal amount.

F-36

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — EQUITY (continued)

D) Non-brokered Private Placement

On October 31, 2023, the Company entered into a non-brokered private placement to issue 1,339,293 shares of the Company’s common stock with a value of $0.84 per share for a gross proceed of $1,125,007. The transaction closed in two tranches, with the first closing October 31, 2023, and the second on November 21, 2023. The transaction incurred share issuance costs of $36,210, which included bank transaction fees and finder commissions.

On June 18, 2024, the Company entered into a non-brokered private placement to issue 500,001 shares of the Company’s Common Stock with a value of $0.84 per share for a gross proceed of $420,001. The transaction was closed on June 18, 2024 with share issuance cost of $3,136, which included bank transaction fees and finder commissions.

E) Reverse Stock Split

On January 15, 2025, the Company’s board of directors approved a share consolidation of the Company’s common shares at a ratio of 1.2-for-1 reverse split, effective on January 15, 2025. As a result of the share consolidation, every 1.2 common shares outstanding automatically combined and converted into 1 issued and outstanding common share, without any action required from shareholders. The par value and the authorized number of common shares remained unchanged.

All share and per-share information included in the consolidated financial statements and notes thereto have been retroactively adjusted for the 1.2-for-1 reverse split occurred on the first day of the first period presented.

As of September 30, 2024 and 2023, the Company had 10,031,273 and 7,986,112 common shares issued and outstanding, respectively.

NOTE 8 — SEGMENTED INFORMATION

Operating segments

The Company operates primarily in one principal business, that being the development, marketing and support management of the Company’s cloud-based platform. 100% of the revenue and non-current assets are in the United States.

NOTE 9 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	For the years ended September 30,
	2024	2023
Computer equipment	$16,982	$16,982
Less: Accumulated depreciation	13,667	11,573
Property and equipment, net	$3,315	$5,409

Depreciation expenses totaled $2,094 and $2,318 were recorded in general and administrative expenses during fiscal 2024 and 2023, respectively.

F-37

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — RELATED PARTY TRANSACTIONS

Related parties include key management personnel, their close family members and entities under their control or joint control. Key management personnel are those having authority and responsibility for the planning directing and controlling the activities of the entity, directly or indirectly. The Company defines key management personnel as the Company’s C-level executives and board of directors. The Company’s relationship with related parties who had transactions with the Company are summarized as follows:

Related Party	Relationship with the Company
Qian Zhang

Former Director and CEO of Sundial from May 31, 2023 to July 10, 2024; Operating Officer (“COO”) of Sundial since July 10, 2024 Former Director and Interim CEO of Aether from August 25, 2023 to September 11, 2023

Hao Hu	Chief Information Officer (“CIO”) of Sundial since March 15, 2023; Director of Sundial since September 9, 2023; Interim Chief Executive Officer of Sundial since July 10, 2024; Former Director and CTO of Aether from August 25, 2023 to September 11, 2023

Nicolas Kuan Liang Lin	Chief Executive Officer (“CEO”) since September 11, 2023 and Director of Aether since August 25, 2023

David Chi Ching Ho	Chief Strategy Officer (“CSO”) since April 1, 2024

Siu Hang (Henry) Wong	Former Chief Operating Officer (“COO”) of Aether from June 1, 2024, to November 20, 2024

Jason Goepfert	Former 21% shareholder of Sundial, Director of Sundial from July 16, 2021 to December 19, 2022

Elixir Technology Inc.	Aether’s principal common shareholder

Jaclyn Wu	Director of Sundial since August 16, 2022; Director of Aether since August 25, 2023.

Monic Wealth Solutions Ltd.	Owned by Jaclyn Wu, a director of Aether and Sundial.

Ledger Pros LLC	Owned by Suresh R. Iyer, the Chief Financial Officer (“CFO”) since May 16, 2024

Suresh R. Iyer	Chief Financial Officer (“CFO”) since May 16, 2024

F-38

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — RELATED PARTY TRANSACTIONS (continued)

Related Party transactions

The Company had the following related party transactions:

A) Due to related parties

The Company’s balances due to related parties as of September 30, 2024 and 2023 were as follows:

Name	September 30, 2024	September 30, 2023
Qian Zhang	$5,034	$12,262
Elixir Technology Inc.	5,157	14,971
Jaclyn Wu	50,055	-
Nicolas Kuan Liang Lin	80,014	-
David Chi Ching Ho	29,959	-
Siu Hang (Henry) Wong	4,931	-
Suresh R. Iyer	16,800	-
Hao Hu	2	-
Total due to related parties	$191,952	$27,233

The amounts due to related parties as of September 30, 2024 and 2023 primarily represent unpaid compensation for the Company’s executive officers and directors (See Note 10E).

B) Payable related to acquisition of non-controlling interest to a related party

Name	September 30, 2024	September 30, 2023
Jason Goepfert	$-	$128,267
Total payable related to acquisition of non-controlling interest to a related party	$-	$128,267

C) Services rendered from related party

During the fiscal year ended September 30, 2024, the Company issued 50,896 shares of common stock, valued at $0.84 per share, as compensation for consulting services provided by Monic Wealth Solutions Ltd., for a total value of $42,753. (See Note 7B). During the years ended September 30, 2024 and 2023, the Company incurred total selling expenses of $28,750 and $0 for the marketing and sales channel services provided by Monic Wealth Solutions Ltd.

During the year ended September 30, 2023, the Company issued shares for an aggregate value of $351,562 to Mr. Hao Hu for services rendered to the Company. (See Note 7B)

D) Acquisition of non-controlling interest in Sundial

On January 1, 2023, Jason Goepfert (“Goepfert”) and Sundial entered into a share repurchase agreement. Pursuant to the agreement, Sundial repurchased 300 shares of Sundial common stock from Goepfert, free and clear of all liens, pledges, security interests, restrictions of transfer, or encumbrances of any kind for an aggregate price of $351,562, or $1,171.875 per share. (See Note 7A)

F-39

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — RELATED PARTY TRANSACTIONS (continued)

Related Party transactions (continued)

E) Wages and salaries for services rendered by executive officers and directors

Name	September 30, 2024	September 30, 2023
Qian Zhang	$117,150	$60,000
Hao Hu	159,502	72,000
Jason Goepfert	-	35,321
Jaclyn Wu	65,055	-
Nicolas Kuan Liang Lin	80,014	-
David Chi Ching Ho	29,959	-
Siu Hang (Henry) Wong	19,931	-
Suresh R. Iyer	36,450	-
Total wages and salaries	$508,061	$167,321

Proforma wages and salaries paid to the executive officers and directors

The Company entered into employment agreements with several executive officers and non-independent director agreements between April and August 2024. The general and administrative expenses for the years ended September 30, 2024 and 2023 would increase by $275,599 and $522,585 if the employment agreements with the executive officers and directors commenced on October 1, 2022.

Pro Forma information if employment agreements with the executive officers and directors commenced on October 1, 2022	Year ended September 30, 2024	Year ended September 30, 2023
General and administrative expenses (pro forma)	$1,929,222	$1,809,875
Pro forma net loss and comprehensive loss (pro forma)	(1,215,035)	(818,332)
Pro forma net loss per share – basic and diluted (pro forma)	(0.13)	(0.10)
Weighted average number of shares of common stock outstanding – basic and diluted*	9,499,792	7,918,379

*	Shares and per share data are presented on a retrospective basis to reflect the reorganization and the 1.2-for-1 reverse stock split.

F-40

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — INCOME TAXES

The Company is subjected to a combined effective tax rate for federal and state income taxes of 30.8% and state minimum fee.

The deferred tax assets and liabilities were estimated for further tax consequences attributable to difference between the financial statement carrying amounts of the Company’s existing assets and liabilities and their respective tax bases. The deferred tax assets and liabilities were measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

As of September 30, 2024 and 2023, the Company did not have an accrued liability for uncertain tax positions and does not anticipate recognition of any significant liabilities for uncertain tax positions during the next 12 months. For the years ended September 30, 2024 and 2023, no amounts were incurred for income tax uncertainties or interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company’s tax years since its formation remain subject to possible income tax examination by its major taxing authorities for all periods.

No provision for income tax was made for the years ended September 30, 2024 and 2023 as the Company had no assessable profits for both years

The following table reconciles income taxes based on the U.S. statutory tax rate to the Company’s income tax expense:

	September 30, 2024	September 30, 2023
Loss before income tax	$(939,436)	$(295,747)
Statutory tax rate	30.8%	30.8%
Tax at the domestic income tax rate	(289,346)	(91,089)

State minimum fee	240	690
Tax effect of tax losses not recognized	275,735	87,262
Non-deductible expenses	1,387	2,028
Difference in state tax rate	11,984	1,109
Total income tax benefit	$-	$-

Significant components of deferred income tax assets and liabilities were as follows:

	September 30, 2024	September 30, 2023
Tax Loss Carryforward	$367,528	$91,793
Valuation allowance for deferred tax assets	(367,528)	(91,793)
Total deferred income tax assets (liabilities)	$-	$-

As of September 30, 2024 and 2023, there was net operating loss (“NOL”) carryforward of $1,244,454 and $309,521 respectively and they can be carried forward indefinitely. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2024 and 2023.

F-41

AETHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — CREDIT RISK AND CONCENTRATION

The Company’s risk exposures and the impact on the Company’s financial instruments are summarized below:

Credit risk

Credit risk is the risk of loss associated with a counter-party’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash. As of September 30, 2024 and 2023, substantially all of the Company’s cash and cash equivalents were held in major financial institutions located in the U.S., which are FDIC-insured and management considers to be of high credit quality.

The maximum exposure of such assets to credit risk is their carrying amounts at the balance sheet dates. The Company maintains majority of the bank accounts at financial institutions in the United States, where there is $250,000 standard deposit insurance coverage limit per depositor, per FDIC-insured bank and per ownership category. As of September 30, 2024 and 2023, cash balances of $372,534 and $9,268, respectively, were mainly maintained at financial institutions in the US. The remaining balance of $185,289 and $88,838, respectively, were maintained in payment processing accounts with services such as Mercury, PayPal and Stripe. While management believes that the financial institutions and payment processors used by the Company are of high credit quality, it also continually monitors their creditworthiness.

Liquidity risk

Liquidity risk arises through the excess of financial obligations over available financial assets due at any point in time. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when they come due. All of the Company’s financial liabilities are subject to normal trade terms. The Company is historically funded the working capital needs primarily from operations, as well as advances from related parties.

The Company has incurred a loss since inception resulting in an accumulated deficit. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern depends on the Company’s ability to generate revenue and profit in the future and/or to obtain necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months primarily through financings from the Company’s major stockholder. Additionally, the Company is seeking other sources of funding, including public and private offerings of securities.

Market risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates, foreign exchange rates, and commodity and equity prices. These market factors are not expected to pose significant risks to the Company.

Concentration risk

For purposes of assessing the concentration of credit risk and significant customers, a group of customers under common control or customers that are affiliates of each other are regarded as a single customer. Additionally, there were no customers that represented 10% or more of the Company’s revenue for each of the fiscal years ended September 30, 2024, and 2023.

NOTE 13 — COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. There is no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of its operations and there are no proceedings in which any of the Company’s directors, officers, or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to the Company’s interest.

NOTE 14 — SUBSEQUENT EVENTS

Reverse Stock Split

On January 15, 2025, the Company’s Board of Directors approved a share consolidation of the Company’s common shares at a ratio of 1.2-for-1 reverse split, effective on January 15, 2025. As a result of the share consolidation, every 1.2 common shares outstanding automatically combined and converted into 1 issued and outstanding common share, without any action required from shareholders. The par value and the authorized number of common shares remained unchanged.

All share and per-share information included in the consolidated financial statements and notes thereto have been retroactively adjusted for the 1.2-for-1 reverse split occurred on the first day of the first period presented. (See Note 7E).

The Company has evaluated the impact of events that have occurred subsequent to September 30, 2024, through the date the consolidated financial statements were available to issue, and concluded that other than the above reverse stock split, no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

F-42

Through and including [●], 2025 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

$40,000,000

Up to 3,322,259 Units, each consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Up to 3,322,259 Pre-funded Units, each consisting of

One Pre-funded Warrant to Purchase One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Up to 3,322,259 Shares of Common Stock Underlying the Warrants

Up to 3,322,259 Shares of Common Stock Underlying the Pre-funded Warrants

AETHER HOLDINGS, INC.

PROSPECTUS

The Benchmark Company	Axiom Capital Management, Inc.

___________________, 2025

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and to FINRA.

Amount to be paid
SEC registration fee	$14,085
FINRA filing fee	$14,300
The Nasdaq listing fee	$5,000
Transfer agent and registrar fees	$500
Accounting fees and expenses	$20,000
Legal fees and expenses	$200,000
Printing expenses	$2,000
Miscellaneous expenses	$5,000
Total	$260,885

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our amended and restated bylaws, which will be in effect upon the consummation of this offering, provide that, to the fullest extent permitted by law, we shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of ours, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended certificate of incorporation includes this provision.

II-1

Additionally, our amended certificate of incorporation provides that we shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of ours or while a director or officer is or was serving at our request as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require us to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against us initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of our amended certificate of incorporation shall not adversely affect any right or protection of a director or officer of ours with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Expenses incurred by such a person in defending a civil or criminal action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized by relevant sections of the Delaware General Corporation Law. Notwithstanding the foregoing, we shall not be required to advance such expenses to a person who is a party to an action, suit or proceeding brought by us and approved by a majority of our board of directors that alleges willful misappropriation of corporate assets by such person, disclosure of confidential information in violation of such person’s fiduciary or contractual obligations to us or any other willful and deliberate breach in bad faith of such person’s duty to us or our stockholders.

We shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by our board of directors.

The indemnification rights provided in our amended and restated bylaws, which will be in effect upon the consummation of this offering, shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, continue as to such person who has ceased to be a director or officer, and inure to the benefit of the heirs, executors and administrators of such a person.

If the Delaware General Corporation Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

We may, to the extent authorized from time to time by our board of directors, grant indemnification rights to other employees or agents of ours or other persons serving us and such rights may be equivalent to, or greater or less than, those set forth in our amended and restated bylaws, which will be in effect upon the consummation of this offering.

Our obligation to provide indemnification under our amended and restated bylaws, which will be in effect upon the consummation of this offering, shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

II-2

To assure indemnification under our amended and restated bylaws, which will be in effect upon the consummation of this offering, of all directors, officers, employees or agents who are determined by us or otherwise to be or to have been “fiduciaries” of any employee benefit plan of ours that may exist from time to time, Section 145 of the Delaware General Corporation Law shall, for the purposes of our amended and restated bylaws, which will be in effect upon the consummation of this offering, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of ours that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; we shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to us also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

Our amended and restated bylaws, which will be in effect upon the consummation of this offering, shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our amended and restated bylaws, which will be in effect upon the consummation of this offering, does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of ours, or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of this section. We currently maintain such insurance.

The right of any person to be indemnified is subject to our right, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense of by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

During the last three years, the Company has not issued unregistered securities to any person, except as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and, unless otherwise indicated below, the Company believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder regarding offshore offers and sales. All recipients had adequate access, though their relationships with the Company, to information about the Company.

II-3

October 2023 Private Placement

On October 31, 2023, the Company raised $1,125,006 via a non-brokered private placement. 1,339,293 shares of Common Stock, par value $0.001 per share, were issued with a value of $0.84 per share. The transaction closed in two tranches, with the first closing October 31, 2023, and the second on November 21, 2023. Share issuance cost of $36,210 included bank transaction fees and finder commissions, which were paid by offset cash proceeds or issuance of shares.

June 2024 Private Placement

On June 18, 2024, the Company raised $420,001 via a non-brokered private placement. 500,001 shares of Common Stock, par value $0.001 per shares, were issued with a value of $0.84 per share. The transaction closed on June 18, 2024. Share issuance cost of $3,136 included bank transaction fees and finder commissions, which were paid by offset cash proceeds.

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description of Document
1.1#	Form of Underwriting Agreement
3.1	Amended Certificate of Incorporation of Aether Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on February 27, 2025).
3.2	Amended and Restated Bylaws of Aether Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on February 27, 2025).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
4.2	Form of Representatives’ Warrant, dated April 9, 2025 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on April 11, 2025).
4.3#	Form of Representative’s Warrant
4.4#	Form of Pre-funded Warrant
4.5#	Warrant Agent Agreement
4.6#	Form of Warrant
5.1#	Opinion of Ellenoff Grossman & Schole LLP
10.1	Employment Agreement dated April 1, 2024, by and between the Registrant and Nicolas Lin Kuan Liang (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.2	Employment Agreement dated April 1, 2024, by and between the Registrant and David Chi Ching Ho (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.3	Employment Agreement dated June 1, 2024, by and between the Registrant and Siu Hang (Henry) Wong (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).

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10.4	Employment Agreement dated August 1, 2024, by and between the Registrant and Hao Hu (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.5	Employment Agreement dated March 15, 2023, by and between Sundial Capital Research Inc. and Hao Hu (incorporated by reference to Exhibit 10.5 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.6	Indemnification Agreement dated April 1, 2024, by and between the Registrant and David Chi Ching Ho (incorporated by reference to Exhibit 10.6 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.7	Indemnification Agreement dated June 1, 2024, by and between the Registrant and Siu Hang (Henry) Wong (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.8	Indemnification Agreement dated August 1, 2024, by and between the Registrant and Hao Hu (incorporated by reference to Exhibit 10.8 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.9	Director Indemnification Agreement dated April 1, 2024, by and between the Registrant and Jaclyn Wu Mang Hei (incorporated by reference to Exhibit 10.9 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.10	Director Indemnification Agreement dated April 1, 2024, by and between the Registrant and Nicolas Lin Kuan Liang (incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.11	Non-Independent Director Agreement dated April 1, 2024, by and between the Registrant and Jaclyn Wu Mang Hei (incorporated by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.12	Non-Independent Director Agreement dated April 1, 2024, by and between the Registrant and Nicolas Lin Kuan Liang (incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.13	Aether Holdings, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.14	CFO Consulting Agreement dated August 1, 2024, by and between the Registrant and Ledger Pros LLC, d/b/a Ledger Folios (incorporated by reference to Exhibit 10.14 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.15	Indemnification Agreement dated May 20, 2024, by and between the Registrant and Suresh R. Iyer or Ledger Pros LLC (incorporated by reference to Exhibit 10.15 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.16	Amendment to Employment Agreement dated September 1, 2024, by and between the Registrant and Nicolas Lin Kuan Liang (incorporated by reference to Exhibit 10.16 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.17	Amendment to Employment Agreement dated September 1, 2024, by and between the Registrant and David Chi Ching Ho (incorporated by reference to Exhibit 10.17 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.18	Amendment to Employment Agreement dated September 1, 2024, by and between the Registrant and Siu Hang (Henry) Wong (incorporated by reference to Exhibit 10.18 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.19	Amendment to Employment Agreement dated September 1, 2024, by and between the Registrant and Hao Hu (incorporated by reference to Exhibit 10.19 of the Registrant’s Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on December 30, 2024).
10.20+	Employment Agreement, dated January 28, 2025, by and between the Registrant and Suresh Iyer (incorporated by reference to Exhibit 10.20 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on February 27, 2025).
10.21	Amendment to Employment Agreement, dated February 27, 2025, by and between the Registrant and Suresh Iyer (incorporated by reference to Exhibit 10.21 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on February 27, 2025).
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Underwriting Agreement, dated as of April 9, 2025, by and between the Company and The Benchmark Company, LLC and Axiom Capital Management, Inc. (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K, filed with the SEC on April 11, 2025).

10.23	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 1, 2025).
10.24	Form of Independent Director Indemnification Agreement (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 1, 2025).
14.1	Code of Ethics of Aether Holdings, Inc. (incorporated by reference to Exhibit 14.1 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on February 27, 2025).
19.1	Insider Trading Policies and Procedures (incorporated by reference to Exhibit 19.1 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on February 27, 2025).
21.1#	List of Subsidiaries
23.1#	Consent of ZH CPA, LLC, Independent Registered Public Accounting Firm
23.2#	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1)
24.1#	Powers of Attorney (included on signature page of this Registration Statement)
99.1#	Audit Committee Charter
99.2#	Compensation Committee Charter
99.3#	Nominating and Corporate Governance Committee Charter
99.4	Policy Related to Recovery of Erroneously Awarded Compensation (incorporated by reference to Exhibit 99.4 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-284081), filed with the SEC on February 27, 2025).
107#	Filing Fee Table

* To be filed.

# Previously filed

+ Certain portions of this exhibit (indicated by “[*]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B (§230.430B):

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) [§230.424(b)(3)] shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) [§230.424(b)(2), (b)(5), or (b)(7)] as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) [§230.415(a)(1)(i), (vii), or (x)] for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)	If the registrant is subject to Rule 430C (§230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 21, 2025.

Aether Holdings, Inc.

By:	/s/ Nicolas Kuan Liang Lin
Name:	Nicolas Kuan Liang Lin
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Nicolas Kuan Liang Lin	Chief Executive Officer and Chairman (Principal Executive Officer)	July 21, 2025
Nicolas Kuan Liang Lin

/s/ Suresh R. Iyer	Chief Financial Officer (Principal Accounting Officer)	July 21, 2025
Suresh R. Iyer

/s/ Jaclyn Mang Hei Wu	Director	July 21, 2025
Jaclyn Mang Hei Wu

/s/ Justin Peter Molander	Director	July 21, 2025
Justin Peter Molander

	Director	July 21, 2025
David Mandel

/s/ Timothy William Murphy	Director	July 21, 2025
Timothy William Murphy

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